Exhibit 10.6

COLLATERAL DISPOSITION AGREEMENT

By and among

ALS Holdings, Inc.,

ALS Wisconsin Holdings, Inc.,

Alterra Healthcare Corporation,

Washington Mutual Bank, FA,

U.S. Bank National Association, and

AmSouth Bank

Dated October 8, 2002

COLLATERAL DISPOSITION AGREEMENT

TABLE OF CONTENTS

-i-

8		Release of Released Lending Parties.	19
9		Release of Released Borrowing Parties.	19
	9.1	Delivery of Waivers.	19
	9.2	Effect of Occurrence of Release Waiver Event.	21
	9.3	Definition of Release Waiver Event.	21
	9.4	Preservation of Liability for Certain Matters.	22
	9.5	Cure Rights.	23
10		Covenants.	23
	10.1	Maintenance of Borrowers' Existence and Properties.	23
	10.2	Maintenance of Guarantor's Existence and Properties.	24
	10.3	Maintenance of Insurance.	24
	10.4	Reporting Requirements.	24
	10.5	Title Exceptions.	25
	10.6	No Consolidation; Mergers.	25
	10.7	Notice of Litigation.	25
	10.8	Payment of Taxes and Trade Debt.	25
	10.9	No Distributions.	25
	10.1	Compliance With Laws; Licenses.	26
	10.1	Books and Records.	26
	10.1	Capital Expenditures.	26
	10.1	Employees.	26
	10.1	Operation of Properties and Businesses.	26
	10.2	Payment of Excess Net Income to Agent.	26
11		Notice to Agent/Transferee.	27
12		Bankruptcy.	27
13		Refinancing Requirement.	28
14		Notices.	29
15		Indemnification.	30
16		No Assumption By Agent.	30
17		Jury Trial Waiver.	30
18		Supplemental Rights.	31
19		Full Force and Effect.	31
20		No Novation.	31
21		Further Assurances.	31
22		Complete Agreement.	31
23		Binding Effect.	31
24		Counterparts.	31
25		Third Party Beneficiaries.	31
26		Relationship Among Parties.	32
27		No Assumption of Liabilities.	32
28		Legal Expenses.	32
29		Joint and Several Liability.	32
30		Governing Law.	32
31		Notice and Agreement.	32

-ii-

COLLATERAL DISPOSITION AGREEMENT

     THIS COLLATERAL DISPOSITION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this "Agreement"), dated as of October 8, 2002, is by and among:

      (i)       ALS HOLDINGS, INC., a Delaware corporation, and ALS WISCONSIN HOLDINGS, INC., a Delaware corporation (collectively, "Borrowers");

     (ii)     ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. ("Guarantor");

     (iii)     WASHINGTON MUTUAL BANK, FA, a federal association which is the successor by merger to Bank United ("Bank United"), U.S. BANK NATIONAL ASSOCIATION f/k/a Firstar Bank Milwaukee, N.A., and AMSOUTH BANK, Lenders under, and as defined in, the Financing Agreement described below (in such capacity, "Lenders"); and

     (iv)     WASHINGTON MUTUAL BANK, FA, a federal association which is the successor by merger to Bank United, in its capacity as agent for Lenders under the Financing Agreement (in such capacity, "Agent").

     The above-named parties are referred to herein as the "Parties." The Parties hereby agree as follows:

RECITALS

    Borrowers, Agent and Lenders are parties to an Amended and Restated Financing and Security Agreement dated February 12, 1999 (as amended to the date hereof, the "Financing Agreement"), as amended by a First Amendment to Amended and Restated Financing and Security Agreement dated as of October 29, 1999, a Second Amendment to Amended and Restated Financing and Security Agreement dated as of May 10, 2000, and a Third Amendment to Amended and Restated Financing and Security Agreement dated as of May 31, 2000.

    Agent and Lenders are the parties to an Agency Agreement dated as of February 12, 1999 (as amended to the date hereof, the "Agency Agreement"), as amended by a First Amendment to Agency Agreement dated as of October 29, 1999.

    The Credit Facility provided for in the Financing Agreement (the "Credit Facility") is evidenced by the following (collectively, as amended to the date hereof, the "Notes"): (i) a Promissory Note dated September 28, 1998 in the principal amount of $45,000,000 in favor of Bank United as a Lender, as amended by a First Amendment to Promissory Note dated as of November 18, 1998; (ii) a Promissory Note dated February 12, 1999 in the principal amount of $20,000,000 in favor of Firstar Bank Milwaukee, N.A. as a Lender; (iii) a Promissory Note dated February 12, 1999 in the principal amount of $15,000,000 in favor of AmSouth Bank as a Lender; and (iv) an Additional Borrower Joinder Supplement dated December 10, 1998 and executed by Borrowers, Guarantor and Agent.

    Borrowers' obligations under the Financing Agreement, the Notes and the documents and instruments related thereto are secured by certain mortgages and other Security Documents (as defined below) executed by Borrowers and Guarantor. Under the terms of the Security Documents, Borrowers and Guarantor granted to Agent for the benefit of Lenders liens on, and security interests in, certain collateral, including, without limitation, all right, title and interest of Borrowers and Guarantor in and to all of the Properties (as defined below).

    Guarantor has guaranteed the Credit Facility provided for in the Financing Agreement pursuant to the terms of the following (collectively, the "Guaranty"): (i) the Guaranty of Payment Agreement dated September 28, 1998 executed by Guarantor in favor of Agent and Lenders, as amended by a First Amendment to Guaranty of Payment Agreement dated as of October 29, 1999, a Suspension, Waiver and Modification Agreement dated as of March 28, 2000, a Third Amendment to Guaranty of Payment Agreement dated as of May 10, 2000, and a Fourth Amendment to Guaranty of Payment Agreement dated as of May 31, 2000; and (ii) certain Guaranties of Performance executed by Guarantor on various dates in connection with individual Properties.

    The Financing Agreement, the Notes, the Guaranty, the Agency Agreement, the Security Documents, and all other documents, instruments and agreements evidencing, securing or otherwise relating to the Credit Facility are collectively referred to as the "Financing Documents."

    Borrowers, Guarantor, Lenders and Agent are parties to that certain Forbearance and Collateral Account Agreement dated as of November 1, 2001 (as amended to the date hereof, the "Forbearance Agreement") pursuant to which Agent and Lenders agreed to forbear for a limited time in the exercise of certain rights and remedies provided to Agent and Lenders under the Financing Documents on the terms and conditions set forth in the Forbearance Agreement.

    Borrowers and Guarantor are in default under the Financing Documents by virtue, without limitation, of the failure to make payments when due under the Financing Documents (the "Maturity Default"). Borrowers and Guarantor are willing to permit Agent, on behalf of Lenders, to foreclose Lenders' interests in the Properties and the other Collateral with the cooperation of Borrowers and Guarantor or, alternatively at the option of Agent, to provide Agent or any one or more nominees of Agent with deeds in lieu of foreclosure with respect to some or all of the Properties and the other Collateral, and Agent and Lenders are willing to release Borrowers and Guarantor, prior to the Final Interim Deficiency Waiver Date (as defined below), from recourse liability for the Allocated Deficiency Waiver Amount (as defined below) applicable to each Property, as and when each such foreclosure occurs or such deed in lieu is recorded or, subject to the prior approval of Agent and Lenders pursuant to this Agreement, such Property is sold, with a release of Borrowers and Guarantor from all recourse liability other than for the Residual Deficiency Amount (as defined below) on the Final Interim Deficiency Waiver Date (as defined below), and with a final release upon the Final Deficiency Waiver Date (as defined below), all subject to, and upon, the terms and conditions set forth in this Agreement.

     Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, Borrowers, Guarantor, Agent and Lenders agree as follows:

AGREEMENT

     1.     Definitions and Recitals.      The foregoing Recitals to this Agreement are incorporated in and made a part of this Agreement to the same extent and the same effect as if fully set forth herein. Unless otherwise defined herein, all capitalized terms in this Agreement shall have the same meanings given such terms in the Financing Agreement. As used in this Agreement, the following terms shall have the definitions set forth below:

     "Affiliate" means any person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, another identified person or entity. A person or entity shall be deemed to control a corporation or other entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of equity interests, by contract or otherwise.      "Agency Agreement" has the meaning given in Recital B.

      "Agreement Event of Default" means the occurrence of any one or more of the following: (i) the untruth in any material respect of any representation and warranty made in this Agreement by Guarantor or either Borrower; or (ii) the failure in any material respect of Guarantor or either Borrower to perform any covenant or agreement made in this Agreement or in any agreement or document entered into pursuant to the terms of this Agreement unless such failure is cured within ten (10) days after written notice thereof from Agent.

      "Agreement Principal Balance" means the aggregate principal balance owing under the terms of the Notes and the other Financing Documents as of the date of this Agreement, which aggregate principal balance is in the amount of $42,119,958.91.

      "Allocated Deficiency Waiver Amount" means, with respect to a Property, the sum of (a) the Allocated Principal Release Amount for such Property and (b) the product of the Applicable Percentage for such Property multiplied by the aggregate Non-Principal Amount then outstanding under the Financing Documents; provided, however, that if Agent receives net proceeds from a foreclosure sale of such Property or from the sale of such Property under a Qualifying Voluntary Deed and such net proceeds exceed the sum of the amounts described in the foregoing clauses (a) and (b), then the Allocated Deficiency Waiver Amount for such Property shall be the amount of such net proceeds actually received by Agent in cash for application to the balance due under the Notes and the other Financing Documents; and provided further, however, that upon the recordation of a Transfer Deed for the last remaining Property, the Allocated Deficiency Waiver Amount shall be the sum of (i) the aggregate remaining Agreement Principal Balance and (ii) the aggregate remaining Non-Principal Amount then outstanding, and neither Borrowers nor Guarantor shall have any recourse liability for any further Non-Principal Amounts accruing or becoming due and payable thereafter.

      "Allocated Principal Release Amount" means, with respect to any Property, the amount specified below for such Property (which amounts total an amount equal to the Agreement Principal Balance):

(a)	Leesburg, Florida	$2,628,142.08
(b)	Pin Oak, Florida (Clare Bridge)	$2,498,726.00
(c)	Pin Oak, Florida (Wynwood)	$3,753,066.53
(d)	Tequesta, Florida (Villas)	$2,727,692.92
(e)	Tequesta, Florida (Clare Bridge)	$4,579,338.48
(f)	Michigan City, Indiana (Sterling Cottage)	$3,155,761.52
(g)	Michigan City, Indiana (Sterling House)	$3,484,279.28
(h)	Lenexa, Kansas	$2,130,387.90
(i)	Lawrence, Kansas	$2,329,489.57
(j)	Owatonna, Minnesota (Clare Bridge)	$1,194,610.04
(k)	Owatonna, Minnesota (Sterling House)	$1,095,059.20
(l)	Southern Pines, North Carolina (Clare Bridge)	$2,986,525.09
(m)	Southern Pines, North Carolina (Sterling House)	$2,289,669.24
(n)	Dublin Borough, Pennsylvania	$2,986,525.09
(o)	Appleton, Wisconsin	$4,280,685.97

      "Applicable Laws" means any and all laws, rules, regulations, licensing requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority with jurisdiction over Borrowers, Guarantor or any Property or any other Collateral or the leasing, use, operation, repair, or maintenance thereof, including, without limitation, licensing requirements under all applicable state and federal statutes, rules and regulations, and all requirements of the insurers of the Properties or Borrowers' or Guarantor's liabilities with regard thereto, and all environmental laws, rules and regulations relating to any Property or any other Collateral.

      "Applicable Percentage" means, with respect to any Property as of the Recordation Date for such Property, the percentage determined by calculating the Allocated Principal Release Amount for such Property as a percentage of the sum of (i) the Allocated Principal Release Amount for such Property and (ii) the Allocated Principal Release Amount for all other Properties as to which a Recordation Date has not occurred. For example, if the Leesburg, Florida Property were to be the first Property for which a Recordation Date were to occur, the Applicable Percentage for such Property as of its Recordation Date would be 6.24% (rounded to two decimal places), determined by calculating the percentage that $2,628,142.08 (the Allocated Principal Release Amount for the Leesburg, Florida Property) constitutes of $42,119,958.91 (the sum of the Allocated Principal Release Amount for the Leesburg, Florida Property and those for all 14 of the other Properties for which a Recordation Date had not occurred). The Applicable Percentage for the last remaining Property shall be 100%.

     "Bankruptcy Code" means the United States Bankruptcy Code, title 11 United States Code, or any successor thereto.

     "Case" has the meaning given in Section 12.

     "Collateral" means the Properties and all other real and personal property in which the Agent or the Lenders hold a lien or security interest to secure amounts owed under the Notes and the other Financing Documents.

     "Collateral Disposition" means the disposition of the Properties through recordation of a Transfer Deed by or at the direction of Agent.

      "Credit Facility" has the meaning given in Recital C.

     "Deed in Lieu" means a deed or other instrument in lieu of foreclosure of Agent's liens on and security interests in a Property and to which Agent and Lenders agree in accordance with Section 3.2.

     "Deed in Lieu of Foreclosure Agreement" means a Deed in Lieu of Foreclosure Agreement in the form attached as Annex 1.

     "Disposition Documents" means, collectively, this Agreement and the Transfer Deeds.

     "Environmental Indemnity Agreements" means, collectively, the Environmental Indemnity Agreements entered into by Borrowers and Guarantor with respect to each Property and to the other real properties that have, in the past, secured the Credit Facility.

     "Existing Management Agreements" has the meaning given in Section 5.

     "Expenses" has the meaning given in Section 2.

     "Facility Leases" means the leases of certain Properties as described in Schedule 4.15 attached hereto.

     "Final Deficiency Waiver" means the waiver delivered by Lenders and Agent to the Released Borrowing Parties pursuant to Section 9.1(c).

     "Final Deficiency Waiver Date" means the earlier of (i) the first date on which the Recordation Date for all of the Properties has occurred or (ii) one year after the date of this Agreement; provided, however, that if the Final Deficiency Waiver Date would otherwise occur during a Case in which Guarantor or either Borrower is the debtor and at a time prior to the time the Recordation Date has occurred as to all of the Properties, then the Final Deficiency Waiver Date shall not occur until the earlier to occur of (i) the Recordation Date for the last Property, or (ii) the assumption by such debtor of this Agreement and all executory Deed in Lieu Agreements pursuant to Bankruptcy Code Section 365 and pursuant to an order of the bankruptcy court in such Case which order (A) is not subject to any appeal or any further right of appeal and (B) provides that it will be binding in any plan of reorganization confirmed in such Case.

     "Final Interim Deficiency Waiver" means the waiver delivered by Lenders and Agent to the Released Borrowing Parties pursuant to Section 9.1(b).

     "Final Interim Deficiency Waiver Date" means the date one hundred twenty (120) days after the date of this Agreement; provided, however, that if the Final Interim Deficiency Waiver Date would otherwise occur during a Case in which Guarantor or either Borrower is the debtor and at a time prior to the time the Recordation Date has occurred as to all of the Properties, then the Final Interim Deficiency Waiver Date shall not occur until the earlier to occur of (i) the Recordation Date for the last Property, or (ii) the assumption by such debtor of this Agreement and all executory Deed in Lieu Agreements pursuant to Bankruptcy Code Section 365 and pursuant to an order of the bankruptcy court in such Case which order (A) is not subject to any appeal or any further right of appeal and (B) provides that it will be binding in any plan of reorganization confirmed in such Case.

     "Financing Agreement" has the meaning given in Recital A.

     "Financing Documents" has the meaning given in Recital F.

     "Forbearance Agreement" has the meaning given in Recital G.

     "Foreclosure Deed" means a sheriff's deed, trustee's deed or other instrument of transfer conveying title to a Property to Transferee or another purchaser at any sheriff's sale, trustee's sale or other foreclosure sale pursuant to the Security Documents encumbering such Property.

     "Guaranty" has the meaning given in Recital E.

      "Hazardous Materials" has the meaning given in Section 4.12.

     "Interim Deficiency Waiver" means each of the waivers delivered by Lenders and Agent to the Released Borrowing Parties pursuant to Section 9.1(a).

      "Lease and Management Agreement" has the meaning given in Section 6.6.

      "Maturity Default" has the meaning given in Recital H.

      "Net Income" means, for any month, the gross amount of all rents, issues and profits of the Properties and all other payments received by the Borrowers, the Guarantor or any of their Affiliates, agents, managers, lessees, independent contractors or representatives in respect of any of the Properties or any of the other Collateral for such month minus the reasonable actual operating expenses paid or accrued in accordance with GAAP by Borrowers and Guarantor for the Properties for such month, as calculated by Borrowers and Guarantor and reasonably approved by Agent.

     "Non-Principal Amounts" means, as of any date of determination, all amounts then owing under the Financing Documents for Expenses, interest, fees, attorneys' fees and costs, advances to protect Collateral and other amounts, excepting only the Agreement Principal Balance and obligations and liabilities under the Environmental Indemnity Agreements. The aggregate amount of the interest included in the Non-Principal Amounts is as set forth on Schedule 2.1(c) hereto as of the date set forth therein.

     "Notes" has the meaning given in Recital C.

     "Permitted Exceptions" means the Financing Documents and the exceptions described in Schedule 4.7.

     "Properties" means, collectively, the senior living facilities located in the following locations, each of which is owned by a Borrower and encumbered by certain Security Documents in favor of Agent to secure the Credit Facility and the Notes (in each case, together with the personal property Collateral associated with such senior living facility):

     (a)     Leesburg, Florida;
     (b)     Pin Oak, Florida (Clare Bridge);
     (c)     Pin Oak, Florida (Wynwood);
     (d)     Tequesta, Florida (Villas);
     (e)     Tequesta, Florida (Clare Bridge);
     (f)     Michigan City, Indiana (Sterling Cottage);
     (g)     Michigan City, Indiana (Sterling House);
     (h)     Lenexa, Kansas;
     (i)     Lawrence, Kansas;
     (j)     Owatonna, Minnesota (Clare Bridge);
     (k)     Owatonna, Minnesota (Sterling House);
     (l)     Southern Pines, North Carolina (Clare Bridge);
     (m)     Southern Pines, North Carolina (Sterling House);
     (n)     Dublin Borough, Pennsylvania; and
     (o)     Appleton, Wisconsin.

      "Property Employees" has the meaning given in Section 4.17(a).

     "Qualifying Voluntary Deed" means, with respect to any Property, a deed from a Borrower conveying title to that Property to a purchaser (other than Transferee), but only if (i) Agent has granted its prior written consent to the sale of the Property represented by such deed in accordance with Section 3.3, (ii) such sale has taken place in accordance with the terms and conditions of such consent, and (iii) Agent has received all proceeds of such sale that are required to be paid to Agent by the terms of such consent.

     "Recordation Date" means, with respect to each Property, the date on which the Transfer Deed transferring title to that Property is recorded; provided, however, that if that recording is to occur in a recording office where filing office delays beyond the control of the parties to this Agreement result in a delay in recording for more than two days after delivery of a recordable Transfer Deed for recording in such recording office, the Recordation Date shall be the date the relevant Transfer Deed is delivered by Agent to such recording office for recording; and provided further, however, if Agent improperly fails to deliver a Transfer Deed for recordation, or if such Transfer Deed is lost or misdirected in the course of delivery by Agent, then the Recordation Date shall be the earliest of the following dates: (i) in the case of a Deed in Lieu, the date on which all conditions to Transferee's acceptance of such Deed in Lieu and to the closing of such transaction hereunder and under the relevant Deed in Lieu of Foreclosure Agreement are satisfied or waived, (ii) in the case of a Foreclosure Deed, the date Transferee is unconditionally entitled to possession of such Property, or (iii) in the case of a Qualifying Voluntary Deed, the date Agent has received all proceeds of the sale pursuant to such Qualifying Voluntary Deed that are required to be paid to Agent by the terms of the consent to such sale.

     "Refinance Properties" has the meaning given in Section 13.

     "Release Waiver Event" has the meaning given in Section 9.3.

     "Released Borrowing Parties" has the meaning given in Section 9.

     "Released Lending Parties" has the meaning given in Section 8.

     "Residual Deficiency Amount" means Two Million and No/100 Dollars ($2,000,000).

     "Routine Licensure Matter" has the meaning given in Section 4.9.

     "Security Documents" means all mortgages, deeds of trust, security agreements, guaranties, pledge agreements, UCC financing statements and other security documents of any nature whatsoever in favor of Agent or Lenders and securing the Credit Facility and/or the Notes.

     "Tequesta Noncompliance Situation" has the meaning given in Section 4.9.

     "Transfer Deed" means any of a Foreclosure Deed, a Deed in Lieu or a Qualifying Voluntary Deed.

     "Transferee" means one or more entities designated by Agent for holding title to the Properties on behalf of Lenders and Agent.

  Acknowledgments.
  Borrowers and Guarantor.

  Borrowers and Guarantor acknowledge and agree that: (a) the Maturity Default has occurred and is continuing under the Financing Documents; (b) Lenders have no further obligation to make advances to Borrowers under the Financing Documents; (c) the outstanding Agreement Principal Balance and the outstanding interest included in the Non-Principal Amounts are as set forth on Schedule 2.1(c) hereto as of the date set forth therein; (d) all of such amounts are currently due and payable in full without defense, setoff or counterclaim; (e) the expenses, including reasonable attorneys' fees, incurred by Agent and Lenders, including, without limitation, those incurred in connection with the preparation, negotiation, execution and implementation of this Agreement, the Maturity Default, the collection of the amounts due by Borrowers and Guarantor to Lenders and the exercise of Lenders' rights and remedies (collectively, the "Expenses") shall continue to accrue in accordance with the terms of the Financing Documents and have been and shall continue to be included in the Non-Principal Amounts and shall be released as and to the extent provided in Section 9 if and as Transfer Deeds are recorded and the Interim Deficiency Waivers, the Final Interim Deficiency Waiver and the Final Deficiency Waiver are delivered as provided in this Agreement; (f) the liens and security interests granted in the Security Documents are valid and perfected and neither Borrowers, Guarantor nor any Affiliate of any thereof has any interest in any of the Properties or any of the other Collateral which is superior to such liens and security interests except as described on Schedule 2.1(f); and (g) Borrowers and Guarantor have received reasonably equivalent value (as that term is used in Bankruptcy Code Section 548 and the Uniform Fraudulent Transfer Act) and fair consideration in return for entering into, and performing their obligations under, this Agreement.

             2.2     Agent and Lenders.

  Agent and Lenders acknowledge and agree that the outstanding Agreement Principal Balance and the outstanding interest included in the Non-Principal Amounts are as set forth on Schedule 2.1(c) hereto as of the date set forth therein.

        3.      Collateral Disposition-Foreclosure.  Borrowers and Guarantor shall not take any action that would stay, enjoin, hinder, delay, interfere with or otherwise prevent Agent or Lenders from foreclosing on the Properties and the other Collateral in accordance with the terms and provisions of this Agreement and the Financing Documents; provided, however, that the filing by Guarantor for relief under the Bankruptcy Code shall not constitute a breach of this Section 3.1. Agent and Lenders shall have no obligation to complete the Collateral Disposition or to do so within any particular time period; provided, however, that in the event that the Collateral Disposition has not been completed on or before the Final Interim Deficiency Waiver Date, then Lenders and Agent shall nonetheless be obligated to deliver the Final Interim Deficiency Waiver to Borrowers and Guarantor on the Final Interim Deficiency Waiver Date, subject to Section 9.2(a); and provided further, however, that in the event that the Collateral Disposition has not been completed on or before the Final Deficiency Waiver Date, then Lenders and Agent shall nonetheless be obligated to deliver the Final Deficiency Waiver to Borrowers and Guarantor on the Final Deficiency Waiver Date, subject to Section 9.2(a), and in all such cases Borrowers and Guarantors shall thereafter continue to cooperate with Agent, Lenders and Transferee pursuant to Section 7. Agent, Lenders or Transferee, as applicable, shall be permitted to credit bid at the foreclosure sale of the Properties in an amount determined by Agent, Lenders or Transferee in their sole and absolute discretion; provided that, pursuant to Section 9, in each such instance that occurs prior to the Final Interim Deficiency Waiver Date the Released Borrowing Parties shall receive an Interim Deficiency Waiver with respect to such Property in the amount of the Allocated Deficiency Waiver Amount with respect to such Property and, in the case of the last remaining Property, the Final Deficiency Waiver as of the Final Deficiency Waiver Date, subject to Section 9.2(a).

             3.2      Deeds in Lieu.  None of Agent, Lenders or Transferee shall have any obligation to accept a Deed in Lieu for any Property or any other Collateral. If Borrowers or Guarantor propose to grant any Deed in Lieu, none of Agent, Lenders or Transferee shall have any obligation to accept it unless they enter into a definitive written agreement to do so in their sole discretion and on such terms and conditions as they deem appropriate in their sole discretion.

  (b)  Notwithstanding the foregoing, if Agent requests that Borrowers and Guarantor provide Transferee with a Deed in Lieu as to any one or more Properties, Borrowers and Guarantor will enter into a Deed in Lieu of Foreclosure Agreement substantially in the form attached as Annex 1 to this Agreement (with such modifications as are necessary or appropriate with respect to the specific Property) and will duly and timely perform their obligations thereunder. Any such Deed in Lieu with respect to a Property referenced on Schedule 4.15 shall be expressly subject to the rights, as lessee, of any Affiliate of Borrowers and Guarantor referenced on such schedule, unless (i) such Affiliate has released its interest in such Property prior to or concurrently with the recordation of such Deed in Lieu or (ii) either Borrower, Guarantor, or any wholly owned subsidiary of either Borrower or Guarantor has acquired all the entity interests in such Affiliate.
             3.3     Voluntary Sales. Agent and Lenders shall have no obligation to agree to any sale or other transfer of any Property or any other Collateral proposed by Borrowers or Guarantor. If Borrowers or Guarantor propose to enter into a sale or other transfer of any Property or any other Collateral, neither Agent nor Lenders shall have any obligation to consent to it unless they enter into a definitive written agreement to do so on such terms and conditions as they deem appropriate in their sole discretion, including but not limited to the receipt by Agent and Lenders of all or such portion of the net proceeds of such sale or other transfer as they may require in their sole discretion. Neither the Allocated Deficiency Waiver Amount nor the Allocated Principal Release Amount constitutes a release price for which Borrowers or Guarantor are entitled to obtain a release of a Property or any other Collateral from the lien of the Financing Documents. The parties acknowledge that Borrowers and Guarantor are currently negotiating with potential buyers of the Properties located in Pin Oak, Florida and Tequesta, Florida and that any proposed sale of such Properties shall be governed by this Section 3.3.

             3.4     Absolute Conveyance.

  Each conveyance or transfer of a Property or any other Collateral to Transferee according to the terms of this Agreement, whether by Foreclosure Deed or Deed in Lieu, shall be subject to the Permitted Exceptions and shall be an unconditional and absolute conveyance of all of Borrowers' and Guarantor's right, title, and interest in and to such Property or other Collateral in fact as well as form and is not intended as a mortgage, trust conveyance, deed of trust, or security instrument of any kind. Upon completion of any such conveyance, neither Borrowers nor Guarantor shall have any further interest (including rights of redemption or lien rights) or claims in or to the relevant Property or other Collateral or to the rents, proceeds, and profits that may be derived therefrom, of any kind whatsoever, except as shall be expressly set forth in the Lease and Management Agreement with respect to such Property entered into between Guarantor and Transferee as provided in Section 6.6.

             3.5      No Merger.  Notwithstanding any acquisition of title to any Property or other Collateral pursuant to any Foreclosure Deed or Deed in Lieu, the indebtedness evidenced by the Notes and the other Financing Documents shall not be cancelled or merged into such Foreclosure Deed or Deed in Lieu, shall survive the delivery of any Transfer Deeds or other conveyances, and all of the Financing Documents shall remain in full force and effect after the transactions contemplated by this Agreement have been consummated except to the extent the balance owing thereon may be reduced by: (a) application of the proceeds of foreclosure sales or other sales of Collateral actually received by Agent or Lenders; or (b) the written agreement of Agent and Lenders in connection with any Deed in Lieu; provided, however, the Released Borrowing Parties shall be released from liability with respect to all such indebtedness and other amounts to the extent and as otherwise provided in Section 9. Nothing contained in this Agreement shall result in a merger of any of the Security Documents with any other interest of Agent, Lenders or Transferee in any Property or any other Collateral.

        4.      Representations and Warranties.

  Borrowers and Guarantor represent and warrant to Agent and Lenders as follows:

             4.1     No Violation.  The execution, delivery and performance of this Agreement and the other documents required of Borrowers and Guarantor hereunder: (a) will not violate any provisions of Borrowers' or Guarantor's organizational documents, or result in any breach or violation of, or constitute a default under, any decree, agreement, indenture, promissory note or other document or instrument applicable to or binding upon Guarantor or either Borrower or violate the provisions of any Applicable Law; and (b) have been duly authorized by all necessary corporate action on behalf of Guarantor and each Borrower.

             4.2      Approvals.  The execution, delivery and performance by Borrowers and Guarantor of this Agreement do not require any approval or consent of, or filing or registration with (a) any governmental or any other agency or authority, or (b) any shareholders, holders of warrants or creditors of Borrowers or Guarantor.

             4.3      Leases.  There are no leases, subleases, tenancies, occupancy agreements or other agreements granting any party the right to possess or use all or any portion of any Property, except for (a) the Facility Leases, (b) residency or occupancy agreements entered into in the ordinary course of business, (c) leases to beauty salon operators at the Tequesta, Florida (Clare Bridge) Property and the Pin Oak, Florida (Wynwood) Property (collectively, the "Beauty Salon Leases"), each of which is terminable by the owner of the relevant Property upon thirty (30) days' notice to the tenant, (d) the Existing Management Agreements, (e) the leases with Guarantor for the Pin Oak, Florida (Wynwood) and Pin Oak, Florida (Clare Bridge) Properties, and (f) subleases with Guarantor for the Leesburg, Florida Property and the Tequesta, Florida (Clare Bridge) Property.

             4.4     Taxes.  None of the following types of charges are delinquent and there are no unpaid penalties or interest with respect to any thereof: (a) real property taxes, personal property taxes, governmental assessments or other charges imposed with respect to any Property or any other Collateral; or (b) taxes or other governmental charges imposed with respect to any business or other activity conducted by Borrowers or Guarantor at any Property. There are no special taxes or assessments relating to any Property or any part thereof except as would be revealed by a search of the public records relating to the Properties in the appropriate recording offices.

             4.5     Insurance.  Insurance policies complying with the requirements of the Financing Documents are in full force and effect with respect to each Property and will remain in full force and effect through the applicable Recordation Date for such Property, and all premiums for such policies are paid current, except to the extent noted on Schedule 4.5.

             4.6      Casualty, Condemnation and Similar Proceedings.  There is no material casualty to any Property and there is no pending or, to the best of Borrowers' and Guarantor's knowledge, threatened condemnation or similar proceeding affecting any Property or any part thereof. There are no public improvements under construction or, to the best of Borrowers' and Guarantor's knowledge, pending in, about or outside any Property which will materially and adversely affect access to or the use of such Property.

             4.7      Liens.  No action has been taken, suffered or permitted by or on behalf of Borrowers or Guarantor, the effect of which would be to allow, establish or cause the inception or priority of any mechanic's or materialmen's lien, statutory, constitutional or otherwise, or other lien, charge or encumbrance, upon any Property or any part thereof, other than: (a) the liens and security interests established by the Financing Documents; (b) the liens and other matters of record as set forth in the final policies of title insurance insuring the lien of the mortgages and deeds of trust securing the Credit Facility issued to and accepted by Agent; and (c) any other matters set forth in Schedule 4.7. No liens or lien claims, choate or inchoate, arising from Borrowers' or Guarantor's actions, or otherwise, exist for the benefit of mechanics or material suppliers in regard to any Property or any part thereof, except as set forth in Schedule 4.7.

             4.8      Utilities.  Electricity, water, storm and sanitary sewer and telephone services, are available to each Property.

             4.9      Notices of Violations.  Neither Borrowers nor Guarantor have received notice of any uncured violation of any Applicable Law affecting any Property or any business conducted thereon, other than routine matters revealed in surveys of the Properties conducted by applicable regulatory agencies, all of which have been or will be addressed pursuant to appropriate plans of correction approved by such agencies in the documents identified in Schedule 4.9 ("Routine Licensure Matters"), all of which documents have been delivered to Agent, and other than fines being levied in connection with the storage of trailers on the Properties located in Tequesta, Florida (the "Tequesta Noncompliance Situation").

             4.10      Borrowers Not Foreign Persons.  None of Borrowers or Guarantor is a foreign person as defined in Section 1445 of the Internal Revenue Code of 1986, as amended and concurrently with the execution of this Agreement Borrowers and Guarantor shall so certify to Agent and Lenders in a certificate in the form attached hereto as Annex 4.

             4.11      Zoning Compliance.  The current uses and operations of each Property are conforming uses under all applicable zoning ordinances and other land use regulations, and each Property, and such uses thereof, in all other respects now comply in all material respects with all applicable zoning ordinances, land use regulations, restrictive covenants and other Applicable Laws other than the Routine Licensure Matters and the Tequesta Noncompliance Situation.

             4.12      Environmental Requirements.

  (a)   No Borrower, Guarantor or Affiliate thereof (and to the knowledge of Borrowers and Guarantor no other person or entity) has used, generated, stored or disposed of any hazardous waste, toxic substances or related materials ("Hazardous Materials") on any Property other than in full compliance with all Applicable Laws. For the purpose of this subparagraph, Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9061, et seq. ("CERCLA"), Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1802, The Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq., and the regulations adopted and publications promulgated pursuant to such laws. (b)  No Property is identified on the current or, to the knowledge of Borrowers or Guarantor, any proposed (i) National Priorities List, (ii) Comprehensive Environmental Response, Compensation and Liability Inventory System ("CERCLIS") list, or (iii) any list arising from a state statute similar to CERCLA.

             (c)      With respect to each Property there are and have been no pending or, to the best knowledge of Borrowers and Guarantor, threatened or anticipated: (i) judicial or administrative proceedings arising from or in any way associated with any environmental laws, rules or regulations; (ii) notices from any governmental entity or by any other person or entity, of possible or alleged noncompliance with any environmental laws, rules or regulations; (iii) judgments, decrees or orders arising from or in any way associated with environmental laws, rules or regulations, whether or not entered upon consent; or (iv) written agreements with a governmental entity or any other person or entity arising from or in any way associated with any environmental laws, rules or regulations, whether or not incorporated in a judgment, decree or order.

             4.13      Licenses.  The Properties and the businesses conducted thereon by Borrowers and Guarantor comply with all Applicable Laws, other than Routine Licensure Matters and other than the Tequesta Noncompliance Situation, and all licenses, permits and governmental approvals required for the operation of the Properties or the conduct of such businesses are in full force and effect, except that no certificate of occupancy and no license from the applicable state regulatory authority have been issued with respect to the unfinished building located on the Tequesta, Florida (Villas) Property. Schedule 4.13 contains a complete list of all licenses to operate the Properties as assisted living facilities, dementia care facilities, adult boarding homes or other types of senior living facilities and no further licenses are necessary for Guarantor to operate the Properties as the same are now being operated. Schedule 4.13 accurately shows the number of beds for which each Property is currently licensed.

             4.14      Litigation, Etc.  Except as listed on Schedule 4.14, no litigation, arbitration or other legal proceeding is pending against either Borrower (or against Guarantor with respect to any Property or any business conducted thereon or with respect to either Borrower).

             4.15      Title.  A Borrower owns fee title to each of the Properties, subject only to (a) the Permitted Exceptions, (b) the rights of certain Affiliates of Borrowers and Guarantor under the Facility Leases listed in Schedule 4.15, (c) the Existing Management Agreements, (d) leases with Guarantor for the Pin Oak, Florida (Wynwood) and Pin Oak, Florida (Clare Bridge) Properties and the subleases with Guarantor for the Leesburg, Florida and Tequesta, (Clare Bridge) Florida Properties, and (e) the Beauty Salon Leases.

             4.16      Affiliate Leases. (a)   Guarantor has acquired all of the partnership interests, limited liability company membership interests or other equity interests in the tenants under the leases with Affiliates of Borrowers and Guarantor on the following Properties and no person or entity other than Guarantor holds any equity interest in such tenants: (i) Pin Oak, Florida (Clare Bridge); (ii) Michigan City, Indiana (Sterling House); and (iii) Southern Pines, North Carolina (Sterling House). All such leases have been terminated and have no further force or effect.

  (b)   All leases with Affiliates of Borrowers and Guarantor on the following Properties have been fully terminated due to defaults thereunder: (i) Pin Oak, Florida (Wynwood); (ii) Appleton, Wisconsin; and (iii) Michigan City, Indiana (Clare Bridge).

  (c)  One or more third parties which are not Affiliates of Borrowers or Guarantor own a portion of the equity interests in the tenant under each of the Facility Leases listed on Schedule 4.15.

  (d)  The Facility Lease on each of the following Properties was entered into after the recording of Agent's mortgage or deed of trust on such Property and the tenant under such Facility Lease first entered into possession of such Property after the recording of such mortgage or deed of trust: (i) Alterra Clare Bridge of Tequesta, Florida; and (ii) Alterra Clare Bridge Cottage of Southern Pines, North Carolina.

             4.17   Employee Matters.

  (a)      Neither Borrower has any employees. All persons who operate or manage, or are otherwise employed at, any Property (collectively, "Property Employees") are employees of Guarantor.

  (b)      Except as listed in Schedule 4.17(b), there are no employment contracts in effect between Guarantor and any Property Employee.

  (c)      There are no collective bargaining contracts in effect with respect to Guarantor's employment of any Property Employee.

  (d)     No strikes or other labor disturbances are ongoing or threatened by any group of Property Employees.

  (e)      Except as disclosed in Guarantor's employee manuals which are regularly distributed to Guarantor's employees, true, correct and complete copies of which have been delivered to Agent, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "welfare benefit plans" as defined in Section 3(1) of ERISA, or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering Property Employees that is maintained or contributed to by Guarantor or any Affiliate of Guarantor (all of the foregoing are referred to, collectively, in this Agreement as "Property Employee Benefit Plans").

  (f)      With respect to each of the Property Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to Agent: (i) the plan document and any related trust agreement, including amendments thereto, and (ii) any current summary plan descriptions and other material communications to participants relating to the Property Employee Benefit Plans.

  (g)      There are no Medicare or Medicaid provider agreements or insurance provider agreements relating to any of the Properties.

            4.18      Trade Debt.  No obligations of either Borrower or Guarantor for the purchase of goods or services for use in connection with any Property are unpaid beyond the due date thereof.

             4.19      Ownership of Equipment.  All furniture, fixtures, vehicles and other equipment located at, or used in the operation of, the Properties are owned by a Borrower or Guarantor and are not subject to any lease or other interest of any other person or entity except for the Permitted Exceptions.

             4.20     Structural Defects  To the best knowledge of Borrowers and Guarantor, there are no structural defects in any building or other material improvement located on any Property other than the defects in the unfinished building located at the Property in Tequesta, Florida.

        5.      Management of Properties.  Guarantor currently manages the Properties pursuant to the leases, subleases or management agreements listed in Schedule 5 attached hereto (the "Existing Management Agreements"). The Existing Management Agreement for each Property shall remain in full force and effect, and Borrowers and Guarantor shall continue to own, operate and manage each Property as contemplated in and in accordance with the Existing Management Agreement for such Property, until the Recordation Date for such Property. Upon the Recordation Date for a Property for which there is an Existing Management Agreement, Borrowers and Guarantor shall cause such Existing Management Agreement to be terminated; provided, however, that, prior to the time at which either Borrower, Guarantor, or an Affiliate wholly owned by either Borrower or by Guarantor acquires all of the equity interests in tenants under the Facility Leases listed in Schedule 4.15, Borrowers and Guarantor shall not be obligated to terminate such Facility Leases or the Existing Management Agreements pursuant to which Guarantor manages the Properties subject to such Facility Leases.

       6.     Future Assignments and Deliveries.

             6.1     Guarantor's Bill of Sale.Within ten (10) days after the date of this Agreement, Guarantor shall execute and deliver to each Borrower a Quitclaim Bill of Sale in the forms attached hereto as Annex 3-A and Annex 3-B, conveying Guarantor's interest, if any, in the personal property described therein to each Borrower.

             6.2     Certain Personal Property.  Borrowers and Guarantor agree that, to the extent assignable and not prohibited by Applicable Laws, they will assign to Agent, Transferee or their respective designees, if requested to do so by any one of them, effective upon the Recordation Date for a Property, any interest they may have in any contract with vendors or service providers relating solely to the Property, and telephone listing and number agreements and tangible personal property related to the use, operation or ownership of such Property (but excluding leased vehicles, leased office equipment, employee manuals, policy and procedure manuals, brochures and marketing materials and software proprietary to Guarantor). If requested by Agent, Borrowers and Guarantor shall cooperate with Agent, Transferee or their respective designees to obtain consents necessary to such assignments. This Section 6.2 shall be subject to any right of Guarantor under a Lease and Management Agreement to use such items in connection with the management of a Property.

             6.3      Inventories.  With respect to each Property, effective as of the Recordation Date for such Property, except to the extent (if any) prohibited by Applicable Laws, Borrowers shall transfer and convey to Agent, Transferee or their respective designees all consumable inventories (including, but not limited to, all pharmacy supplies, medical supplies, office supplies and foodstuffs) owned by the applicable Borrower or Guarantor at such Property. This Section 6.3 shall be subject to any right of Guarantor under a Lease and Management Agreement to use such items in connection with the management of a Property.

            6.4     Resident Matters.  Borrowers and Guarantor represent and warrant to Agent and Lenders that they do not hold, and are not obligated to return or account for, any trust funds or other property of residents of any Property. On the Recordation Date for each of the Properties, the Borrower for the applicable Property shall deliver to Agent, Transferee or their respective designees an accounting and inventory of any resident trust funds and property (if any) held by such Borrower as of the Recordation Date for such Property and shall transfer and shall convey to Agent, Transferee or their respective designees all resident trust funds and property after obtaining the consent of each of the residents. None of Agent, Transferee or their respective designees shall be responsible to the applicable resident, responsible party or regulatory agency for any missing resident funds or property, any inaccuracies in the account and inventory of resident funds and property or any claims arising prior to the date on which the resident funds and property are delivered to Agent, Transferee or their respective designees. This Section 6.4 shall be subject to (a) any right of Guarantor under a Lease and Management Agreement to retain such trust funds and property in connection with the management of a Property and (b) any Applicable Laws.

            6.5      Books and Records.  On the Recordation Date for each of the Properties, upon the request of Agent, Transferee or their respective designees, Borrower shall provide access and copies to Agent, Transferee or their respective designees, for all books and records for such Property, subject to Applicable Laws (including without limitation Applicable Laws relating to confidentiality as to residents' medical and financial files). Such access and copies shall be afforded to the licensed operator of the Property.

            6.6      Lease and Management Agreements.  So long as no uncured Release Waiver Event then exists and so long as Agent has not caused the Transferees subject to its direction and control to terminate the Lease and Management Agreements for Properties for which the Recordation Date has already occurred in accordance with the terms thereof, prior to the Recordation Date for any Deed in Lieu or Foreclosure Deed to a Transferee subject to the direction and control of Agent, such Transferee and Guarantor will enter into a new Lease and Management Agreement in the form attached as Annex 2 with respect to the Property transferred by such Deed in Lieu or Foreclosure Deed; provided, however, that Transferee and Guarantor shall not enter into a Lease and Management Agreement for the Tequesta, Florida (Villas) Property and provided further, however, that Guarantor shall not receive a management fee under the Leesburg, Florida Lease and Management Agreement until such time as the lease listed on Schedule 4.1(f) for such Property has been terminated.

             6.7      Amendment to Forbearance Agreement.  Concurrently with the execution and delivery of this Agreement, the Parties will enter into an Amendment to Forbearance Agreement in the form attached as Annex 5 to this Agreement.

        7.     Cooperation and Non-Interference.   Borrowers and Guarantor shall fully cooperate with Agent, Lenders and Transferee to provide Agent with Deed in Lieu of Foreclosure Agreements and Deeds in Lieu where requested by Agent, shall take no action to impede or prevent Agent from foreclosing its liens on and security interests in the Properties and the other Collateral and to complete such foreclosures as quickly as practicable. Without limiting the generality of the foregoing:

  (a)   Borrowers and Guarantor shall take such actions and execute such stipulations and other documents as Agent may request in order to: (i) accept service of foreclosure pleadings and other documents with respect to the Properties and the other Collateral, (ii) shorten periods of time otherwise applicable to the foreclosure process; and (iii) waive otherwise applicable redemption periods with respect thereto.

  (b)   Borrowers and Guarantor hereby waive all rights of redemption they would otherwise hold with respect to the foreclosure of the Security Documents.

  (c)  In the event that the Final Interim Deficiency Waiver Date or the Final Deficiency Waiver Date occurs prior to the Recordation Date for the last remaining Property, Borrowers and Guarantor shall continue to fully cooperate with Agent, Lenders and Transferee under this Section 7 with respect to any such remaining Properties.

             7.2     Borrowers and Guarantor will cooperate and not interfere with any efforts by Agent and/or Lenders to obtain relief from stay, and such other relief and court approval, in connection with any Borrower or Guarantor bankruptcy, reorganization, insolvency, receivership or other similar proceeding, in order to allow Agent and Lenders to pursue their rights and remedies under this Agreement and the Financing Documents, including foreclosure of the Security Documents. In connection therewith, Borrowers and Guarantor hereby acknowledge and agree that they have elected to enter into this Agreement because they do not believe they have any material equity in the Properties and the other Collateral. In addition, Borrowers acknowledge and agree that they do not believe that an effective reorganization of Borrowers would be possible under chapter 11 of the Bankruptcy Code or other similar laws. Therefore, Borrowers and Guarantor acknowledge and agree that, in the event any one or more of them becomes a debtor in a bankruptcy case under the Bankruptcy Code, "cause" exists within the meaning of 11 U.S.C. section 362(d)(1) for the court in which such case is filed to grant Agent and Lenders relief from the automatic stay of 11 U.S.C. section 362 to foreclose their liens on and security interests in the Properties and the other Collateral and otherwise to enforce their rights and remedies under this Agreement and the Financing Documents, except to the extent that Borrowers and Guarantor are released from recourse liability under the Interim Deficiency Waivers, the Final Interim Deficiency Waiver and the Final Deficiency Waiver, and Borrowers and Guarantor will not directly or indirectly oppose any request by Agent or Lenders for such relief.

             7.3      Borrowers and Guarantor will not interfere with or oppose, delay, restrain, or otherwise hinder, directly or indirectly, the foreclosure sales of the Properties and the other Collateral or the recording of Deeds in Lieu.

             7.4      Borrowers and Guarantor shall cooperate with the Collateral Disposition by permitting Agent or its designee (including Owner's Affiliates, consultants and independent contractors) access to the Properties and all documents and records relating thereto during normal business hours (subject to Applicable Laws relating to confidentiality of residents' records).

             7.5      The cooperation of Borrowers and Guarantor shall include their execution and delivery of all documents and court papers reflecting their consent to waive or shorten (as requested by Agent) all applicable notice periods, redemption periods and other time periods in connection with foreclosure proceedings, and their consent to entry of a foreclosure decree or judgment for the Properties.

             7.6      The cooperation of Borrowers and Guarantor shall include their efforts, where such consent is required by Applicable Laws, to obtain the consent of residents of the Properties and their responsible parties to the transfer of resident records, funds and property after the Recordation Date for a Property to any of Agent, Transferee, or their respective designees, in each case subject to any right of Guarantor under a Lease and Management Agreement to retain such items in connection with the management of a Property, or to any other person who takes title to a Property.

             7.7      Borrowers and Guarantor shall not interfere with any actions by any of Agent, Transferee, or their respective designees, in each case subject to any rights of Guarantor under a Lease and Management Agreement, or of any other person who takes title to a Property, to hire employees at a Property for employment after the Recordation Date for such Property.

             7.8      To the extent that any Security Document secures an amount that is less than the full amount owed to Lenders and Agent under the Financing Documents, Borrowers and Guarantor will cooperate with any efforts by Agent and Lenders to amend such Security Document to secure the full amount owed under the Financing Documents, or, at the option of Agent and Lenders, any lesser amount, including any recording or filing of the amended documents. All costs of such amendments payable to third parties will be paid by Agent.

             7.9      So long as there is no material uncured breach by Agent or Lenders under this Agreement, Borrowers and Guarantor each waive any right to contest the validity of the Collateral Disposition or the Transfer Deeds.

             7.10      Borrowers and Guarantor shall fully cooperate with Agent, Lenders and Transferee in defending any and all litigation, arbitration, regulatory and other legal proceedings in which Agent, Transferee, or any Lender may become a party and which relates to any Property or the interest of Agent, such Lender or Transferee therein and which arose, or is based on events that occurred, prior to the Recordation Date for the applicable Property that is the subject of such litigation, arbitration, regulatory or other legal proceedings.

             7.11      Borrowers and Guarantor will not aid or encourage any of their partners, employees or agents, or any other person or entity, to take any action which, if undertaken by Borrowers or Guarantor, would be prohibited under this Agreement.

             7.12      Borrowers and Guarantor acknowledge and agree that Agent, Lenders or Transferee may freely negotiate with potential purchasers of one or more Properties prior to the date on which Transferee acquires title to such Properties. Borrowers and Guarantor shall cooperate with Agent, Lenders or Transferee in any such negotiations, including, without limitation, by providing reasonable access to the relevant Property to any prospective purchaser.

             7.13     Notwithstanding any provisions of this Section 7 or elsewhere in this Agreement to the contrary, (i) Borrowers and Guarantor shall have no obligation to control or attempt to control the actions of any Affiliate owning any interest under the Facility Leases, unless Borrowers, Guarantor, or an Affiliate wholly owned by either Borrower or by Guarantor acquires all of the equity interests in such Affiliate owning an interest in the Facility Leases and (ii) Borrowers' and Guarantor's obligations hereunder are intended only to apply to Borrowers and Guarantor acting on their own behalves, respectively, and nothing herein shall obligate Borrowers or Guarantor to act on behalf of any Affiliate unless Borrowers or Guarantor or an Affiliate wholly owned by either Borrower or by Guarantor has acquired all of the equity interests in such Affiliate owning an interest in the Facility Leases.

        8.      Release of Released Lending Parties.  Effective upon the execution and delivery of this Agreement by all Parties, Borrowers and Guarantor do hereby release, acquit and forever discharge Agent, Lenders, Transferee, and their respective subsidiaries, Affiliates, agents, contractors, consultants, employees, servants, attorneys, representatives, officers, trustees, beneficiaries and directors, as well as the respective heirs, successors, legal representatives, executors, administrators, successors and assigns of any and all of them (herein collectively called the "Released Lending Parties"), from any and all claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, damages (including consequential damages), offsets and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including (without implied limitation) such claims and defenses as fraud, mistake, duress and usury, which Borrowers or Guarantor ever had, now have, or may hereafter have against the Released Lending Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Agreement which arises under or relates to, in whole or in part, directly or indirectly, the Credit Facility, the Financing Documents, the Properties, the Forbearance Agreement, the Collateral Disposition or any loan commitment(s); provided, however, the foregoing shall not release the Released Lending Parties from any breach of, or default under, this Agreement, any Deed in Lieu of Foreclosure Agreement, the Forbearance Agreement or any Lease and Management Agreement, which breach or default occurs on or after the date hereof. The parties hereto covenant that the release set forth in this Section 8 is for the direct benefit of all the Released Lending Parties and shall be fully and directly enforceable by each of them acting alone or together.

        9.      Release of Released Borrowing Parties.  Delivery of Waivers.

  Subject to Subsections 9.2 through 9.5 below, upon the execution and delivery of any Transfer Deed, and on the Final Interim Deficiency Waiver Date and on the Final Deficiency Waiver Date, Agent and Lenders shall execute and deliver to Borrowers and Guarantor an Interim Deficiency Waiver, the Final Interim Deficiency Waiver and the Final Deficiency Waiver, respectively, evidencing the release of Borrowers, Guarantor and their respective subsidiaries, Affiliates, agents, contractors, consultants, employees, servants, attorneys, representatives, officers, trustees, beneficiaries and directors, as well as the respective heirs, successors, legal representatives, executors, administrators, successors and assigns of any and all of them (herein collectively referred to as the "Released Borrowing Parties") as follows: (i) for Borrowers and Guarantor, from all recourse personal and corporate liability; and (ii) for all Released Borrowing Parties other than Borrowers and Guarantor, from all liability (including without limitation personal or corporate, recourse, nonrecourse or otherwise); in each case such releases shall be releases to the extent described above under the Financing Documents in the amount of the Allocated Deficiency Waiver Amount applicable to such Property, effective as of the Recordation Date for such Property with respect to each Interim Deficiency Waiver or, with respect to the Final Interim Deficiency Waiver, for all amounts other than the Residual Deficiency Amount as of the Final Interim Deficiency Waiver Date or, with respect to the Final Deficiency Waiver, from any remaining such liability as of the Final Deficiency Waiver Date (collectively and individually, the "Borrower/Guarantor Release"). The mechanism to effect the Borrower/Guarantor Release is more particularly described as follows:

  (a)  With respect to each Property for which a Transfer Deed is delivered hereunder prior to the Final Interim Deficiency Waiver Date, other than the final Property, the delivery of the Transfer Deed for such Property shall be conditioned upon the delivery by Agent and Lenders to the Released Borrowing Parties of a document evidencing the release, effective upon the Recordation Date for such Property (i) of Borrowers and Guarantor, of and from all recourse personal and corporate liability and (ii) of the Released Borrowing Parties other than Borrowers and Guarantor of and from all liability (personal or corporate, recourse, nonrecourse or otherwise) for the portion of the aggregate amount owing under the Financing Documents equal to the Allocated Deficiency Waiver Amount calculated for such Property as of such Recordation Date (the "Interim Deficiency Waiver") in the form attached hereto as Annex 6. Following the Final Interim Deficiency Waiver Date, Agent and Lenders shall not deliver Interim Deficiency Waivers with respect to Transfer Deeds for any Property and Borrowers and Guarantor shall not be released from any amounts owing under the Financing Documents in connection with any such Transfer Deed; provided, however, that, subject to Section 9.2, Agent and Lenders shall deliver the Final Deficiency Waiver effective upon the Final Deficiency Waiver Date as required by Section 9.1(c).

  (b)  Effective upon the Final Interim Deficiency Waiver Date, Agent and Lenders shall deliver to the Released Borrowing Parties a document evidencing the release by Agent and Lenders (i) of Borrowers and Guarantor, of and from all recourse personal and corporate liability, and (ii) of the Released Borrowing Parties other than Borrowers and Guarantor, of and from all liability (personal, corporate, recourse, nonrecourse, or otherwise), each such release to be a release to the extent described above for all amounts owing under the Financing Documents other than the Residual Deficiency Amount (the "Final Interim Deficiency Waiver") in the form attached hereto as Annex 7.

  (c)  Effective upon the Final Deficiency Waiver Date, Agent and Lenders shall deliver to the Released Borrowing Parties a document evidencing the release by Agent and Lenders of (i) Borrowers and Guarantor, of and from all recourse personal and corporate liability and (ii) the Released Borrowing Parties other than Borrowers and Guarantor, of and from all liability (personal, corporate, recourse, nonrecourse, or otherwise), each such release to be a release to the extent described above for all amounts owing under the Financing Documents including without limitation the Residual Deficiency Amount (the "Final Deficiency Waiver") in the form attached hereto as Annex 8.

  (d)  The Interim Deficiency Waivers, the Final Interim Deficiency Waiver and the Final Deficiency Waiver shall only release Borrowers and Guarantor from recourse personal and corporate liability for the amounts so released but shall release the Released Borrowing Parties other than Borrowers and Guarantor completely for the amounts so released . The nonrecourse obligation of Borrowers and Guarantor for such amounts secured by the Security Documents shall remain in full force and effect on a nonrecourse basis except as the same may be reduced by application of the proceeds of foreclosure sales or other sales of Collateral actually received by Agent or Lenders. As used in this Agreement, "nonrecourse" means that Borrowers' and Guarantor's obligations and the claims against Borrowers and Guarantor are limited solely to Borrowers' and Guarantor's interest in the Collateral, and no in personam suit to enforce such obligations or in personam judgment may be sought or obtained against Borrowers or Guarantor for such obligations.

  (e)   Nothing contained in this Agreement, any Interim Deficiency Waiver, the Final Interim Deficiency Waiver, or the Final Deficiency Waiver will result in the release by Agent or Lenders of any Collateral for the Credit Facility.

             9.2     Effect of Occurrence of Release Waiver Event.  Notwithstanding the foregoing:

  (a)  If any Release Waiver Event occurs (i) prior to the Final Interim Deficiency Waiver Date or (ii) prior to the Final Deficiency Waiver Date, then neither Borrowers nor Guarantor shall be entitled to (A) the Final Interim Deficiency Waiver (if such Release Waiver Event occurs prior to the Final Interim Deficiency Waiver Date), (B) the Interim Deficiency Waiver as to any Properties for which the Recordation Date has not occurred as of the date the first Release Waiver Event occurs or (C) the Final Deficiency Waiver (if such Release Waiver Event occurs prior to the Final Deficiency Waiver Date), and Borrowers and Guarantor shall remain fully liable therefor on a full recourse basis for all amounts owing under the Financing Documents which have not been released as a result of the previous delivery of Interim Deficiency Waivers or the Final Interim Deficiency Waiver.

  (b)  To the extent any payment made or property transferred to Agent, any Lender, any Transferee or any third party by a Borrower or Guarantor or pursuant to a judicial or nonjudicial foreclosure sale is invalidated, declared to be a preference or fraudulent transfer, set aside or required to be repaid under any bankruptcy law, other law or equitable principle, the obligations of Borrowers and Guarantor for repayment of such amounts (together with interest thereon as provided in the Financing Documents) will be revived and continue as if such payment or transfer had never been made by the applicable Borrower or Guarantor and notwithstanding any release of liability otherwise provided for in this Agreement or in any Interim Deficiency Waiver, the Final Interim Deficiency Waiver, or the Final Deficiency Waiver.

                9.3      Definition of Release Waiver Event.  As used in this Agreement, the term "Release Waiver Event" means the occurrence of any one or more of the following; provided, however, any one or more of the following shall not constitute a "Release Waiver Event" until such time as Borrowers and Guarantor have failed to timely cure such occurrence in accordance with Section 9.5:

  (a)   A Borrower or Guarantor has commenced, has voluntarily joined in or has voluntarily participated as an adverse party or as an adverse witness in a lawsuit, arbitration or other legal proceeding against any Released Lender Party which involves any claim against any Released Lender Party from which such Released Lender Party is released under Section 8 of this Agreement; provided however, Agent and Lenders acknowledge and agree that testimony, pleadings or other action taken by Borrowers, Guarantor or persons acting on their behalf in connection with litigation or liens brought by contractors or subcontractors in connection with the Tequesta, Florida Properties shall not be deemed to violate or breach the foregoing; provided further, however, that (i) neither Borrowers, Guarantor nor any person acting on their behalf shall assert any claim against Agent or Lenders in connection with such liens or litigation and (ii) Borrowers, Guarantor and all persons acting on their behalf shall cooperate with Agent and Lenders in connection with such liens and litigation; or

  (b)  Any Disposition Document has been rendered void or has been rescinded by operation of law, or by order of any court of competent jurisdiction; or

  (c)  A Borrower or Guarantor has denied Agent, its agents or representatives, the right to inspect the Properties or to inspect, audit and transcribe, at reasonable times upon at least two (2) business days' prior written notice to Borrowers and Guarantor the books and records, contracts, agreements and insurance policies maintained by Borrowers or Guarantor in connection with the Properties; or

  (d)  The release of the Released Lender Parties set forth in Section 8 has been rendered void or has been rescinded or adjudicated unenforceable by operation of law or by order of any court of competent jurisdiction; or

  (e)  An Agreement Event of Default has occurred; or

  (f)  Either Borrower or Guarantor has been made the subject of any voluntary or involuntary bankruptcy, reorganization, insolvency, receivership or other similar proceeding and either (i) Agent has requested relief from the automatic stay to pursue Agent's and Lenders' rights and remedies under this Agreement and the Financing Documents, including foreclosure of the Security Documents, and such request has been denied unless such proceeding is an involuntary proceeding brought by Agent or a Lender, or (ii) any of this Agreement, the Deed in Lieu of Foreclosure Agreement for any Property, or the Forbearance Agreement, as amended by the Amendment to Forbearance Agreement attached hereto as Annex 5, is rejected in any Case or Guarantor or either Borrower supports a motion seeking such rejection.

              9.4      Preservation of Liability for Certain Matters.  Notwithstanding anything to the contrary in this Agreement, the Borrower/Guarantor Release shall not result in the release of any obligation or liability of Borrowers or Guarantor for, and Borrowers and Guarantor, jointly and severally, hereby agree to defend, indemnify and hold Transferee, Agent, Lenders and their respective successors, assigns, officers, participants, shareholders, directors, attorneys and Affiliates harmless from and against any and all losses, damages, costs (including, without limitation, attorneys' fees, court costs, and costs of appeal), expenses, judgments, liens, decrees, fines, penalties, liabilities, claims, actions, suits and causes of action arising directly or indirectly from: (a) fraud; (b) liability under any Environmental Indemnity Agreement entered into by Borrowers and Guarantor in connection with any Property; (c) avoidance of any Transfer Deed as a fraudulent transfer, preference or otherwise; (d) recovery from Agent, any Lender or Transferee of payments made pursuant to any Medicare or Medicaid program with respect to any Property prior to the Recordation Date for such Property or otherwise as a result of actions of a Borrower or Guarantor; or (e) material losses resulting from the material untruth of any representation or warranty contained in this Agreement or from the failure of Borrowers or Guarantor to perform any covenant or agreement made by them in this Agreement, the Deed in Lieu of Foreclosure Agreement, or in any Deed in Lieu, which failure is not cured pursuant to Section 9.5.

             9.5     Cure Rights.  In the event of any event which would constitute a Release Waiver Event under Section 9.3, then, prior to the declaration of any Release Waiver Event by Agent or Lenders, Agent or Lenders shall provide written notice (the "Release Waiver Notice") to Borrowers and Guarantor, which written notice shall specifically identify such event, and Borrowers and Guarantor shall have ten (10) business days to (a) cure such event or (b) if the event is such that it is incapable of being cured by Borrowers or Guarantor, then Borrowers and Guarantor shall have the right to pay to Agent and Lenders, in cash, an amount (the "Cure Payment Amount") equal to the reasonably estimated amount of the diminution of economic value suffered by the Properties due to such event, such amounts to be determined by mutual agreement of the Parties within the ten (10) business day period following the delivery of the Release Waiver Notice. If the parties cannot agree on the Cure Payment Amount within the ten (10) business day period following the delivery of the Release Waiver Notice, the Cure Payment Amount shall be established by arbitration before a single neutral arbitrator in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration"). If the Parties are unable to agree upon the Cure Payment Amount, either party may initiate an Arbitration after the expiration of the ten (10) business day period specified above. Following the initiation of the Arbitration, the Parties shall agree upon an arbitrator, who may be independent from the American Arbitration Association; if the Parties are unable to agree upon an arbitrator within ten (10) days following the initiation of the Arbitration, either party may submit the matter to the American Arbitration Association, and the Arbitration shall thereafter be conducted by the American Arbitration Association. The Cure Payment Amount shall be paid by Borrowers and Guarantor to Agent in cash on the date thirty (30) days after the Parties have agreed upon the amount of the Cure Payment Amount or, in the absence of such agreement, thirty (30) days after the amount of the Cure Payment Amount has been determined in the Arbitration. In the event that the Arbitration is initiated, the Parties shall direct the arbitrator to make its award within thirty (30) days after submission of the issue to Arbitration, which determination shall be final, non-appealable and binding upon the Parties. Failure of the arbitrator to make its award in a timely manner shall not divest the arbitrator of the power to make an award. Borrowers and Guarantor shall pay all costs of the Arbitration, including Agent's reasonable attorneys' fees, unless the arbitrator determines that Agent's estimate of the Cure Payment Amount was made in bad faith, in which case Agent and Lenders shall pay all costs of the Arbitration.

        10.      Covenants.  Borrowers and Guarantor covenant and agree that from the date of this Agreement until the Final Deficiency Waiver Date or, with respect to obligations relating only to a particular Property, until the Recordation Date for the Transfer Deed for that Property:

             10.1      Maintenance of Borrowers' Existence and Properties.

  Borrowers shall (a) maintain their existence in good standing, (b) provided that cash flow from the Properties remains available to Borrowers under the Forbearance Agreement, maintain and keep the Properties in good condition, and (c) comply at all times with the provisions of all leases to which they are party so as to prevent a default that results in a termination of any of such leases (except Borrowers have no obligation to prevent defaults under Facility Leases).

             10.2      Maintenance of Guarantor's Existence and Properties.  Guarantor shall (a) maintain its existence in good standing, (b) provided that cash flow from the Properties remains available to Borrowers under the Forbearance Agreement, maintain and keep its properties used in connection with the management of the Properties in good condition, and (c) comply at all times with the provisions of all leases of the Properties or portions thereof to which it is party so as to prevent a default that results in a termination of any of such leases (except Guarantor has no obligation to prevent defaults under Facility Leases).

             10.3      Maintenance of Insurance.  Borrowers and Guarantor, as applicable, shall maintain insurance as required by the Financing Documents in full force and effect with respect to each Property, except as set forth on Schedule 4.5.

             10.4      Reporting Requirements.   Monthly Reports. On or before the twentieth day of each calendar month, Borrowers and Guarantor shall provide Agent with a monthly report containing the following information for the preceding calendar month:

  (i)     An unaudited statement of income for each Property for such month and for the fiscal year to date, including the calculation of Net Income for each Property, and including a comparison of actual figures to budgeted figures;

  (ii)     A monthly update of the revenue journal for each Property;

  (iii)     Schedule of aged accounts receivable;

  (iv)     Schedule of capital expenditures and comparison with budgeted expenditures;

  (v)     Any "monthly cash flow summary" produced by either Borrower or Guarantor relating to the Properties; and

  (vi)     Any other financial or operating information which may be reasonably required from time to time by Agent.

  (b)     Periodic Reports. Borrowers and Guarantor shall furnish to Agent periodically or as requested by Agent:

  (i)      Quarterly reports reflecting actual expenditures compared to budgeted expenditures; and

  (ii)     Quarterly reports describing on-site physical inspections and operating reviews.

  (c)     Other Reports and Statements. Borrowers and Guarantor shall furnish to Agent, as promptly as practicable, such other reports, statements or other information with respect to the operation of the Property as Agent may reasonably request from time to time.

           10.5     Title Exceptions.  Without the prior written consent of Agent, no easement, right of way, restriction, mortgage, deed of trust, assignment, pledge, lien, security interest, charge, conveyance or encumbrance or other exception to title shall be created, incurred, assumed or permitted to exist, including, without limitation, the right of a vendor under a conditional sale contract or a lessor under a capitalized lease, as to any of the Properties of any kind or nature except the Permitted Exceptions.

           10.6     No Consolidation; Mergers.  Without the prior written consent of Agent, neither Borrower shall (a) merge or consolidate with any other entity, or (b) acquire all or substantially all of the assets of, or any ownership interest in, any other entity.

           10.7     Notice of Litigation.  Each of Borrowers and Guarantor shall notify Agent of the institution of any material litigation involving any Borrower or Guarantor or the Properties promptly after the applicable party has actual knowledge of such institution.

           10.8      Payment of Taxes and Trade Debt.  Provided that cash flow from the Properties remains available to Borrowers under the Forbearance Agreement, Borrowers and Guarantor will pay or cause to be paid all taxes, assessments or governmental charges levied or imposed on or against them and the Properties and other Collateral prior to the time they become delinquent; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which adequate cash reserves as determined in good faith by Borrowers or Guarantor have been established and have been deposited with Agent. Borrowers and Guarantor will pay or cause to be paid before the same become delinquent all obligations for the purchase or lease of goods and services for use in connection with any Property.

           10.9     No Distributions.  Other than payment of management fees to Guarantor in the ordinary course of business (which fees shall not exceed 5% of the gross amount of all rents, issues and profits of the Properties) and reimbursement for expenses incurred by Guarantor in the ordinary course of business, without the prior written consent of Agent, neither Borrower will (a) declare or pay any distributions to its shareholders, (b) purchase, redeem, retire or otherwise acquire for value any of its shares now or hereafter outstanding, (c) make any distributions of assets to its shareholders whether in cash, assets or obligations, or (d) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any equity interests in such Borrower.

           10.10     Compliance With Laws; Licenses.  Borrowers and Guarantor will comply with all Applicable Laws relating to the Properties and the businesses operated thereon and will obtain and maintain in full force and effect all licenses, permits and governmental approvals required or necessary for the operation of the Properties or the conduct of such businesses with no material decrease in the number of beds currently licensed for each Property.

           10.11      Books and Records.  Borrowers and Guarantor will maintain complete and accurate books of account and records with respect to the Properties and the businesses operated thereon, and upon reasonable notice from Agent and, subject to Applicable Laws relating to resident confidentiality requirements, shall permit Agent, or any officer, employee or agent designated by Agent, to examine all such books of account and records and agree that Agent or such officer, employee or agent may audit and verify the same. All accounting records and financial reports furnished to Agent by Borrowers or Guarantor pursuant to this Agreement shall be maintained and prepared in accordance with generally accepted accounting principles consistently applied.

           10.12     Capital Expenditures.   Neither Borrower shall incur any capital expenditures or commitments for capital expenditures without the consent of Agent in its sole discretion.

           10.13      Employees.  From and after the date of this Agreement, neither Borrower nor Guarantor shall hire, terminate or transfer among the Properties any resident director without the prior written consent of Agent, which consent will not unreasonably be withheld; provided, however, that, if Agent fails to respond in writing to a request by a Borrower or Guarantor to hire, terminate or transfer an executive director within five (5) business days after such request, Agent's consent to such requested action shall be deemed to have been granted.

           10.14      Operation of Properties and Businesses.  Borrowers and Guarantor will operate and maintain the Properties and the businesses operated thereon in the ordinary course of business (provided that cash flow from the Properties remains available to Borrowers under the Forbearance Agreement) and, without the prior written consent of Agent, will not: (a) undertake any material forward commitments for the purchase of goods or services; (b) make any material operational changes in the operation of the Properties or such businesses (provided that cash flow from the Properties remains available to Borrowers under the Forbearance Agreement); or (c) enter into any contractual arrangement with respect to the Properties or such businesses with either Borrower, Guarantor or any Affiliate of any thereof. Neither Borrowers, Guarantor, nor any Affiliate thereof shall discriminate against any Property with respect to the recruitment or retention of residents or employees, the provision of centralized services or the provision of other management services, compared to the terms on which such services are provided to any other senior living facility owned, leased to or managed by Guarantor.

           10.15      Payment of Excess Net Income to Agent.  On or before the twentieth day following the end of each calendar month, Borrowers and Guarantor shall pay to Agent, for distribution to Agent and Lenders, the excess, if any, of (a) the Net Income from all of the Properties received by Borrowers or Guarantor during the prior calendar month over (b) the amount distributed to Agent and Lenders pursuant to Section 3.5 of the Forbearance Agreement, as amended by the Amendment to Forbearance Agreement attached hereto as Annex 5, during such prior month. The payment required under this Section 10.15 shall be made in immediately available funds to an account designated by Agent to Guarantor. Agent shall have the right to conduct an audit of all or any portion of any Property's operations at any time. Borrowers and Guarantor shall promptly correct all accounting method deficiencies and errors disclosed by Agent's audits and shall timely inform Agent in writing of all corrective action taken. Agent's audit shall be at Agent's sole cost and expense, unless an error in favor of Borrowers or Guarantor exceeding the lesser of $3,000 or three percent (3%) of the average monthly Net Income for the Property or Properties audited is discovered, in which case Borrowers and Guarantor shall bear the full cost of the audit. Any adjustments in amounts due and owing from Borrowers and Guarantor shall be paid within 15 calendar days following the determination of such amount by agreement or pursuant to litigation or arbitration and shall bear interest at the rate of 8% per annum from the date such amounts were due until the date such amounts are paid.

      11.      Notice to Agent/Transferee.  If a Borrower or Guarantor receives notice or becomes aware of any violation of law or regulation, the filing or pendency of any legal action or any other matter that affects the use, occupancy, operation or ownership of a Property, Borrowers and Guarantor shall, within ten (10) calendar days of becoming aware of such matter, provide written notice of such matter to Agent.

      12.      Bankruptcy.  In the event that a Borrower, either voluntarily or involuntarily, becomes a debtor or debtor-in-possession in a bankruptcy proceeding under the Bankruptcy Code (a "Case") before the Recordation Date for all of its Properties occurs, the following provisions shall apply:

           12.1      If, in a Case, a Borrower desires to use Agent's cash collateral as defined in Section 363 of the Bankruptcy Code (the "Cash Collateral"), Borrowers and Guarantor agree that the terms of this Section 12 shall constitute a stipulation between Agent and a Borrower as to the use of the Cash Collateral and shall become fully incorporated without modification into a cash collateral order (an "Order") and that they will cooperate with and not oppose Agent's efforts to obtain an Order containing the terms of this Section 12, Section 10.15 of this Agreement, the terms of the Forbearance Agreement as to the allocation of Cash Collateral between Agent and Lenders on the one hand and Borrowers on the other hand, and other appropriate terms and conditions for the protection of the interests of Agent and Lenders in the Properties and the other Collateral. For purposes of this Section 12, Borrowers and Guarantor agree that the Cash Collateral shall include, among other things and without limitation, all rents and other amounts from and under leases of or occupancy agreements for all or any part of the Properties, security deposits and advance rentals under lease agreements or occupancy agreements affecting any part of the Properties, all security deposits given to any public or private utility, all insurance proceeds with respect to the Properties, all proceeds from the taking of any Property by eminent domain or by purchase in lieu thereof, all contracts related to any Property, all money, funds, accounts, instruments, notes and chattel paper arising from or related to any Property, all issues, profits and proceeds of any of the foregoing and all other property described in the Security Documents.

           12.2      During a Case, and provided that Agent is granted the post-petition security interest described in Section 12.3 below, Borrowers may only use the Cash Collateral to pay the expenses reasonably necessary for the operation and maintenance of the Properties.

           12.3     As adequate protection for the use of the Cash Collateral and notwithstanding Section 552(a) of the Bankruptcy Code, Borrowers and Guarantor agree that, in addition to the security interests described in Section 552(b) of the Bankruptcy Code, Agent shall have a continuing first priority lien post-petition on all assets of a Borrower (which assets include, without limitation, all accounts, chattel paper, documents, equipment, fixtures, general intangibles, instruments, inventory, and rents, issues and profits), including the proceeds thereof, with such lien being deemed perfected upon entry of the Order without the necessity of filing any financing statements or taking any other action and with such perfection being binding on any subsequently appointed bankruptcy trustee.

           12.4      Borrowers and Guarantor agree that they will not seek authorization to incur any post-petition financing from any lender other than Agent which financing would be secured by any Collateral on which Agent holds a lien or security interest.

           12.5      Each Borrower and Guarantor hereby waives the benefit of the automatic stay of Section 362 of the Bankruptcy Code as to Agent and agrees that it shall consent to and not oppose a motion for relief from the automatic stay filed in a Case by Agent with respect to the Properties or the other Collateral.

           12.6     At or before the confirmation of a plan of reorganization in a Case, the Borrower or Guarantor that is the debtor in such Case shall assume this Agreement pursuant to Bankruptcy Code Section 365.

           12.7      Guarantor hereby agrees that, in a Case, it shall not reject any Lease and Management Agreement without providing at least sixty (60) days' prior written notice to Agent of such rejection.

      13.     Refinancing Requirement.  Borrowers and Guarantor shall refinance the Properties listed below on or before October 31, 2002: Leesburg, Florida; Sterling Cottage of Michigan City, Indiana; Sterling House of Michigan City, Indiana; Dublin Borough, Pennsylvania; Clare Bridge of Owatonna, Minnesota; and Sterling House of Owatonna, Minnesota (collectively, the "Refinance Properties"). Lenders and Agent agree that they will not complete foreclosure upon the Refinance Properties, nor will they require that Borrowers or Guarantor deliver any Deeds in Lieu with respect to the Refinance Properties, prior to October 31, 2002; provided, however, that Lenders and Agent may institute and prosecute such foreclosure proceedings so long as no foreclosure sale is conducted prior to October 31, 2002. In order for Lenders and Agent to consent to a release of the Refinance Properties with respect to the refinancing required by this Section 13, Lenders and Agent must receive at least the following net proceeds with respect to the following Refinance Properties:

Refinance Property	Minimum Net Proceeds
Leesburg, FL	$3,086,900
Sterling Cottage of Michigan City, IN	$3,482,800
Sterling House of Michigan City, IN	$3,155,000
Dublin Borough, PA	$2,984,700
Clare Bridge of Owatonna, MN	$1,196,400
Sterling House of Owatonna, MN	$1,094,200

     Borrowers and Guarantor hereby covenant and agree to keep Lenders and Agent apprised of the status of the negotiation of the refinancing on a regular basis. Borrowers and Guarantor have previously delivered to Agent a copy of an executed commitment letter from a potential lender. Such commitment letter provides for a refinancing which will provide the Minimum Net Proceeds to Agent and Lenders specified above. If Borrowers and Guarantor fail to consummate the refinancing of the Refinance Properties on or prior to October 31, 2002, Agent and Lenders may complete foreclosures, arrange for the holding of foreclosure sales and/or require the delivery of Deeds in Lieu with respect to such Refinance Properties; provided, however, that Borrowers' and Guarantor's failure to complete the refinance of one, but not more than one, Refinance Property by such time shall not constitute an Agreement Event of Default. Upon the receipt by Lenders and Agent on or before October 31, 2002 of the Minimum Net Proceeds from the refinance of any Refinance Property, Lenders and Agent shall deliver an Interim Deficiency Waiver with respect to such Refinance Property in the amount of the Allocated Deficiency Waiver Amount applicable to such Refinance Property.

      14.      Notices.  All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand, transmitted by facsimile, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

If to Agent or Lenders:

Washington Mutual Bank, FA
Commercial Real Estate Asset Management
3200 Southwest Freeway, Suite 2630
Houston, Texas 77027
Attention:     Gordon Kovacs
Phone:      (713) 543-7951
Facsimile:      (713) 543-6469
Email:      gordon.kovacs@wamu.net

with copies to Agent's counsel:

Brian D. Hulse
Heller Ehrman White & McAuliffe LLP
6100 Bank of America Tower
701 Fifth Avenue
Seattle, Washington 98104
Phone:      (206) 389-6128
Facsimile:      (206) 447-0849
Email:      bhulse@hewm.com

If to Borrowers or Guarantor:

Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53226
Attention:     Mark W. Ohlendorf
Phone:      (414) 918-5403
Facsimile:      (414) 918-5055

     Email:      mohlendorf@assisted.com

with copies to counsel for Borrowers and Guarantor:

Miriam J. Dent
Rogers & Hardin LLP
229 Peachtree Street N.E., Suite 2700
Atlanta, Georgia 30303
Phone:      (404) 420-4608
Facsimile:      (404) 525-2224
Email:      mjd@rh-law.com

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day it is received by facsimile prior to 5:00 p.m., and, if after 5:00 p.m., on the next business day; (c) the business day after the day on which it is delivered by hand, (d) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (e) the third business day after the day on which it is deposited in the United States mail. Any of Borrowers, Guarantor, Agent or Lenders may change its address by notifying the other parties of the new address in any manner permitted by this Section 14.

      15.     Indemnification.  Each Borrower or Guarantor in breach of its obligations under this Agreement, as applicable, shall indemnify and hold Agent, Lenders, Transferee and the other Released Lender Parties harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Agent, whether before or after the execution hereof, as a result of any material breach by a Borrower or Guarantor or any of their respective representatives of the warranties, covenants, obligations or agreements set forth in this Agreement.

      16.      No Assumption By Agent.  Neither this Agreement nor any provision hereof shall be deemed to be an assumption by Agent, Lenders, Transferee or their respective designees of any obligations or liability relating to or arising out of the Properties or the other Collateral.

      17.      Jury Trial Waiver.  BY EXECUTING THIS AGREEMENT, AGENT, LENDERS, BORROWERS AND GUARANTOR EACH IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY FINANCING DOCUMENT, THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND/OR THE FINANCING DOCUMENTS, THE COLLATERAL DISPOSITION OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF AGENT, LENDERS, GUARANTOR OR BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWERS, GUARANTOR, LENDERS AND AGENT TO ENTER INTO THIS AGREEMENT.

      18.      Supplemental Rights.  Except as specifically provided to the contrary in this Agreement, the rights and remedies of Agent and Lenders contained herein are supplemental to all rights and remedies in favor of Agent and Lenders contained in the Financing Documents and may be pursued singly, together, or in lieu of any such other rights and remedies.

      19.     Full Force and Effect.  Except as amended by this Agreement, the provisions of each Financing Document shall remain in full force and effect, and Borrowers and Guarantor ratify and confirm their obligations under the Financing Documents in all respects. No failure or delay by Agent, Lenders or Transferee in exercising any power or right under this Agreement or any Financing Document will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other or future exercise of such power or right, or the exercise of any other power or right. Borrowers and Guarantor acknowledge and agree that there are no defenses, counterclaims or setoffs against any of their obligations under the Financing Documents.

      20.     No Novation.  This Agreement shall not constitute a novation of any Financing Document.

      21.      Further Assurances.  Borrowers and Guarantor hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, upon the reasonable request of Agent, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as reasonably may be required by Agent for the purpose of effecting the terms of this Agreement.

      22.      Complete Agreement.  This Agreement constitutes the entire agreement among the Parties hereto as to the transactions contemplated hereby and supersedes all prior discussions, understandings or agreements among the Parties with respect thereto.

      23.      Binding Effect.  This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

      24.      Counterparts.  This Agreement may be executed by the Parties in one or more counterparts, all of which together shall constitute but one and the same instrument.

      25.      Third Party Beneficiaries.  Each Transferee is an express third party beneficiary of this Agreement and shall have the right to enforce all obligations of Borrowers and Guarantor under this Agreement. Except for Transferee, there are no third party beneficiaries of this Agreement and no person or entity other than Agent, Lenders, Transferee, Borrowers and Guarantor shall have any rights under this Agreement.

  Relationship Among Parties.

  Borrowers and Guarantor on the one hand and Agent, Lenders and Transferee on the other do not now have, nor have they ever had, any relationship other than that of borrower, guarantor and lender. They are not now and have not at any time in the past been partners, joint venturers or any other legal relationship except borrower, guarantor and lender and no other relationship is established by this Agreement or the agreements to be entered into pursuant to this Agreement. All Parties have entered into this Agreement of their own free will after extensive negotiation and with the advice of counsel of their own choosing.

  No Assumption of Liabilities.

  Nothing contained in this Agreement or any agreement to be entered into pursuant to this Agreement shall result in the assumption by Agent, Lenders or Transferee of any liability or obligation of either Borrower or Guarantor to any person or entity not a Party to this Agreement.

  Legal Expenses.

  In the event of any litigation, arbitration or other legal proceeding relating to the interpretation or enforcement of this Agreement, the prevailing party or parties shall be entitled to an award of reasonable attorneys' fees and costs from the other Party or Parties, including but not limited to all such fees and costs incurred in connection with trial court proceedings, appeals, arbitration proceedings, bankruptcy or other insolvency proceedings and post-judgment collection efforts; provided, however, that the payment of the costs of and attorneys' fees associated with any Arbitration initiated under Section 9.5 hereof shall be governed by the provisions of Section 9.5.

  Joint and Several Liability.

  All obligations and liabilities of Borrowers and Guarantor under this Agreement shall be joint and several in nature.

  Governing Law.

  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and any applicable laws of the United States of America in all respects, including construction, validity and performance.

  Notice and Agreement.

Borrowers, Guarantor, Agent and Lenders hereby take notice of and agree to the following:

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[SIGNATURES ON FOLLOWING PAGES]

     WITNESS the following signatures.

BORROWERS:

ALS HOLDINGS, INC.

By:/s/ Mark W. Ohlendorf
Name:  Mark W. Ohlendorf
Title:  Vice President

ALS WISCONSIN HOLDINGS, INC.

By:/s/ Mark W. Ohlendorf
Name:  Mark W. Ohlendorf
Title:  Vice President

GUARANTOR:

 ALTERRA HEALTHCARE CORPORATION

By:  /s/ Mark W. Ohlendorf
Name:  Mark W. Ohlendorf
Title:  Vice President

AGENT AND LENDERS:

 WASHINGTON MUTUAL BANK, FA,
as the Agent and as a Lender

By:  /s/ Gordon Kovacs
Name:  Gordon Kovacs
Title:  First Vice President

U.S. BANK NATIONAL ASSOCIATION, f/k/a
FIRSTAR BANK MILWAUKEE, N.A., as a
Lender

By:  /s/ Dale L. Welke
Name:  Dale L. Welke
Title:  Vice President

AMSOUTH BANK, as a Lender
By:  /s/ Carl M. Ferris
Name:  Carl M. Ferris
Title:  Vice President

ANNEX 1
Form of Deed in Lieu of Foreclosure Agreement

DEED IN LIEU OF FORECLOSURE AGREEMENT

THIS DEED IN LIEU OF FORECLOSURE AGREEMENT (this "Agreement") is made as of the ____ day of ____________, 2002 by and among:

(i)          ALS HOLDINGS, INC., a Delaware corporation ("ALS"); ALS WISCONSIN HOLDINGS, INC., a Delaware corporation ("ALS Wisconsin" and, collectively with ALS, "Borrowers");

(ii)     ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. ("Guarantor"); and

(iii)     WASHINGTON MUTUAL BANK, FA, a federal association which is the successor by merger to Bank United, in its capacity as agent for the Lenders under the Financing Agreement described below (in such capacity, "Agent").

The above-named parties are referred to herein as the "Parties."

RECITALS

A.     Borrowers, Agent and Lenders are parties to an Amended and Restated Financing and Security Agreement dated February 12, 1999 (as amended to the date hereof, the "Financing Agreement"), as amended by a First Amendment to Amended and Restated Financing and Security Agreement dated as of October 29, 1999, a Second Amendment to Amended and Restated Financing and Security Agreement dated as of May 10, 2000, and a Third Amendment to Amended and Restated Financing and Security Agreement dated as of May 31, 2000.

B.     Agent and Lenders are the parties to an Agency Agreement dated as of February 12, 1999 (as amended to the date hereof, the "Agency Agreement"), as amended by a First Amendment to Agency Agreement dated as of October 29, 1999.

C.     The Credit Facility provided for in the Financing Agreement (the "Credit Facility") is evidenced by the following (collectively, as amended to the date hereof, the "Notes"): (i) a Promissory Note dated September 28, 1998 in the principal amount of $45,000,000 in favor of Bank United as a Lender, as amended by a First Amendment to Promissory Note dated as of November 18, 1998; (ii) a Promissory Note dated February 12, 1999 in the principal amount of $20,000,000 in favor of Firstar Bank Milwaukee, N.A. as a Lender; (iii) a Promissory Note dated February 12, 1999 in the principal amount of $15,000,000 in favor of AmSouth Bank as a Lender; and (iv) an Additional Borrower Joinder Supplement dated December 10, 1998 and executed by Borrowers, Guarantor and Agent.

D.     Borrowers' obligations under the Financing Agreement, the Notes and the documents and instruments related thereto are secured by certain mortgages and other Security Documents (as defined below) executed by Borrowers and Guarantor.

E.     Under the terms of the Security Documents, Borrowers and Guarantor granted to Agent for the benefit of Lenders liens on, and security interests in, certain collateral, including, without limitation, all right, title and interest of Borrowers and Guarantor in and to various senior living facilities including but not limited to that certain facility situated on the real property located at ____________________________ and more particularly described in Exhibit A attached to this Agreement, together with all improvements, fixtures, easements, appurtenances and other real property interests located thereon or relating thereto (collectively, the "Subject Real Property"). The Security Documents also contain a grant to Agent for the benefit of Lenders of a lien on and security interest in certain personal property located on or relating to the Subject Real Property or the senior living facility located thereon, which personal property (the "Subject Personal Property") is more particularly described in Exhibit B attached to this Agreement. The Subject Real Property and the Subject Personal Property are referred to, collectively, in this Agreement as the "Property." The Security Documents include but are not limited to the following documents relating specifically to the Property:

1.     [Mortgage] [Deed of Trust], Assignment and Security Agreement dated ___________, executed by _____________ ("Mortgagor") and Guarantor in favor of Agent, and recorded on ______________ under recording no. ___________ in the records of __________ County, ___________ (the "Mortgage");

2.     Assignment of Lessor's Interest in Leases dated ___________, executed by Mortgagor and Guarantor in favor of Agent, and recorded on ______________ under recording no. ___________ in the records of __________ County, ___________;

3.     Collateral Assignment of Licenses, Participation Agreements and Resident Agreements dated _____________ and executed by Mortgagor and Guarantor in favor of Agent;

4.     Collateral Assignment of Operating Agreements and Management Contracts dated _____________ and executed by Mortgagor and Guarantor in favor of Agent;

5.     Management Fee Subordination Agreement dated _________ and executed by Mortgagor and Guarantor in favor of Agent; and

6.     Various Uniform Commercial Code financing statements relating to the foregoing.

[**List Any Other Security Documents Specific to the Property**]

F.     Guarantor has guaranteed the Credit Facility provided for in the Financing Agreement pursuant to the terms of the following (collectively, the "Guaranty"): (i) the Guaranty of Payment Agreement dated September 28, 1998 executed by Guarantor in favor of Agent and Lenders, as amended by a First Amendment to Guaranty of Payment Agreement dated as of October 29, 1999, a Suspension, Waiver and Modification Agreement dated as of March 28, 2000, a Third Amendment to Guaranty of Payment Agreement dated as of May 10, 2000, and a Fourth Amendment to Guaranty of Payment Agreement dated as of May 31, 2000; and (ii) certain Guaranties of Performance executed by Guarantor on various dates in connection with individual senior living facilities.

G.     The Financing Agreement, the Notes, the Guaranty, the Agency Agreement, the Security Documents, and all other documents, instruments and agreements evidencing, securing or otherwise relating to the Credit Facility are collectively referred to as the "Financing Documents."

H.     Borrowers and Guarantor are in default under the Financing Documents. As a result of such defaults (collectively, the "Default"), Borrowers, Guarantor, Agent and Lenders have entered into a Collateral Disposition Agreement dated as of October 8, 2002 (the "Collateral Disposition Agreement"). Among other things, the Collateral Disposition Agreement provides for Borrowers to provide one or more deeds in lieu of foreclosure to Agent or its designee or nominee (in any such case, "Transferee") under certain circumstances more specifically set forth therein. The Parties enter into this Agreement in order to provide for such a deed in lieu of foreclosure with respect to the Property.

I.     Mortgagor owns fee simple title to the Subject Real Property and owns all or substantially all of the Subject Personal Property, provided that Guarantor does, or may, own or have some interest in certain of the Subject Personal Property. As used in this Agreement, the term "Owner" means Mortgagor and, to the extent of any interest either thereof may own or hold in any of the Property, Guarantor and the Borrower which is not Mortgagor.

J.     As of __________, 2002, the total outstanding principal balance of the Credit Facility was $______________ and certain accrued and unpaid interest thereon and fees and expenses in connection therewith were also owing to Agent and/or Lenders under the terms of the Financing Documents.

K.     Owner has determined that it is to Owner's advantage that the parties resolve the Default by Owner's conveyance of the Property to Transferee in lieu of foreclosure and has, therefore, requested that Agent agree to such a conveyance.

L.     Pursuant to the terms of the Collateral Disposition Agreement, in connection with the Closing hereunder, [i] Transferee and Guarantor will enter into a Lease and Management Agreement substantially in the form attached as an annex to the Collateral Disposition Agreement (the "Lease and Management Agreement") [and (ii) Agent and Lenders will deliver the [Interim Deficiency Waiver] [Final Deficiency Waiver] substantially in the form annexed to the Collateral Disposition Agreement (the "Waiver")].

M.     The fair market value of the Property does not exceed the Allocated Deficiency Waiver Amount (as defined in the Collateral Disposition Agreement) with respect to the Property.

N.     Agent wishes to accept the conveyance of the Property to Transferee pursuant to this Agreement to avoid the necessity of litigation, foreclosure, the delays associated therewith, and to avoid the delays associated with Owner's statutory redemption rights, if any, with respect to the Property.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Guarantor and Agent agree as follows:

      1.      Incorporation. The recitals to this Agreement are fully incorporated herein by this reference with the same force and effect as though restated herein.

      2.     Transfer of Property. Subject to the terms, provisions, conditions, covenants, and agreements contained in this Agreement, and subject to the matters set forth on Exhibit C attached to this Agreement (the "Permitted Exceptions"), Owner agrees to sell, grant, transfer, assign, and convey to Transferee and Agent agrees to cause Transferee to acquire, from Owner absolutely and free of any right of redemption or other right or interest of Owner or anyone claiming by, through, or under Owner, all of the Property, including but not limited to:

           (a)      fee simple title to the Subject Real Property;

           (b)      all of Owner's right, title and interest as lessor, master lessor or lessee in all leases, residency agreements and other agreements to occupy all or any part of the Subject Real Property (collectively, the "Leases") together with all rents and other amounts due, accrued or to become due under each such Lease and all guaranties by, and reimbursement or payment obligations of, third parties of the tenants' obligations under the Leases, and all security and other deposits, if any, in connection with such Leases, to the extent (and only to the extent) such Leases are assignable pursuant to applicable law (all Leases that are not assignable pursuant to applicable law are listed on Exhibit D);

           (c)      all of Owner's right, title, and interest in and to all plans and specifications relating to improvements included in the Subject Real Property (the "Plans and Specifications") and all unexpired claims, warranties and guaranties, if any, received in connection with the construction or equipping of the Subject Real Property (collectively, the "Warranties");

           (d)      all of Owner's right, title, and interest in and to the service, supply, and maintenance contracts and equipment leases listed on Exhibit E attached to this Agreement (the "Assigned Contracts");

           (e)      to the extent (and only to the extent) the same are assignable pursuant to applicable law, all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or other governmental authority relating to the use, maintenance or operation of the Subject Real Property (the "Licenses and Permits"), or any business operated thereon, running to, or in favor of, Owner and/or the Subject Real Property (but excepting any such license or permit that is needed by Guarantor in order to manage the Property pursuant to the Lease and Management Agreement and that is identified as an "Excluded Permit" on Exhibit F); and

           (f)      all other tangible and intangible personal property, equipment and supplies located at or used in connection with the Subject Real Property now owned or hereafter acquired by Owner in connection with the development, leasing, management, use and/or operation of the Property including, but not limited to lists of prospective tenants, assignable utility contracts and assignable telephone numbers (together, the "Miscellaneous Personal Property") but expressly excluding the items listed on Exhibit G to this Agreement (the "Excluded Miscellaneous Personal Property"). [Exhibit G will include items not required to be transferred pursuant to the Collateral Disposition Agreement]

      3.      [Release of Recourse Liability. In consideration for the transfer by Owner of the Property to Transferee, and subject to the terms, provisions, and conditions contained in this Agreement and the Collateral Disposition Agreement, at the "Closing" (as defined below), the Released Borrowing Parties (as defined in the Waiver) will be released to the extent and as otherwise provided in the Waiver; provided however, that neither the Closing nor anything contained in this Agreement or the other documents entered into in connection with this Agreement will result in the release of or reduction in the obligations secured by the Security Documents, which obligations will remain in full force and effect on a nonrecourse basis after the Closing.] [RESERVED] [Insert one of the foregoing alternatives based on whether a waiver is deliverable in connection with this deed in lieu pursuant to the Collateral Disposition Agreement]

      4.     Title

           4.1      Owner's Title Policy. As a condition to Agent's obligation to close the transaction provided for in this Agreement, Transferee must, at Closing, obtain from ______________________________ (the "Title Company") an ALTA extended coverage owner's title insurance policy or equivalent acceptable to Lender ("Title Policy"), dated as of the Closing Date naming Transferee, as the insured, which Title Policy will show fee simple title to the Subject Real Property vested in Transferee subject only to the Permitted Exceptions. The Title Policy must (a) insure as separate parcels any easements appurtenant to the Subject Real Property, (b) be in the amount of the Allocated Principal Release Amount (as defined in the Collateral Disposition Agreement) or such lesser amount as Agent and Transferee may accept in their sole discretion, (c) contain full extended coverage insurance over all general exceptions set forth in such policy, (d) delete any so-called "creditors" rights exclusion or exceptions, and (e) include such reinsurance (with such reinsurers) as Agent and Transferee may require, together with direct access agreements with such reinsurers.

           4.2      Loan Title Policy. As an additional condition to Agent's obligation to close, Agent will receive, at Closing, the following endorsements to ALTA Loan Policy No. __________ ("Loan Policy"), which insures the lien of the Mortgage upon the Subject Real Property (which endorsements will be dated as of the Closing Date): (a) a date-down endorsement showing fee simple title in Transferee, and insuring the Mortgage as a first priority lien on the Subject Real Property, subject only to the Permitted Exceptions and (b) a non-merger endorsement acceptable to Agent (collectively, the "Loan Policy Endorsements") insuring that the lien of the Mortgage has not merged into the fee title to the Subject Real Property. Such Loan Policy Endorsements must also be approved by all reinsurers of the Loan Policy.

           4.3      Cooperation. Borrowers and Guarantor will cooperate with Agent to permit Agent, or, as applicable, Transferee, to obtain the Title Policy and the Loan Policy Endorsements. Without limiting the generality of the foregoing, Owner will execute an owner's affidavit in the form attached hereto as Exhibit H (the "Owner's Affidavit") and other documents as the Title Company may reasonably require in order to issue the Title Policy and the Loan Policy Endorsements as described above.

      5.      Closing

           5.1      Closing.   Provided all terms, provisions and conditions required by this Agreement to be satisfied on or before Closing have been timely satisfied so as to provide for the closing of the transaction contemplated hereby, including without limitation, the vesting in Transferee of fee simple title to the Subject Real Property, subject only to the Permitted Exceptions, closing of the transaction contemplated hereby (the "Closing"), will take place on __________ ("Closing Date") through an escrow with the Title Company, or on such other date or such other place as may be mutually agreed upon in writing by Owner and Agent. The agreement ("Escrow Agreement") for such escrow will be in the form of Exhibit I attached to this Agreement. Each Party will have the right to inspect all documents prior to, at the time of, and after their deposit in escrow. To accommodate the Closing, the parties will enter into the Escrow Agreement with the Title Company concurrently with their execution and delivery of this Agreement. This Agreement will not be merged into the Escrow Agreement, but the Escrow Agreement will be deemed auxiliary to this Agreement, and as between the Parties, upon failure of the escrow or otherwise, the provisions of this Agreement will be controlling.

           5.2      Closing Deliveries Etc. The following deliveries and/or actions will constitute the Closing and, as described above, and, to the extent provided in the Escrow Agreement, will be effected through the Escrow Agreement and, if not specified in the Escrow Agreement to be deposited in, and delivered under, the Escrow Agreement, will be delivered at the Closing. Such deliveries, showings, and actions will be deemed to be taken simultaneously and no one of which will be deemed completed until all of such deliveries, showings, and actions have been completed.

           (a)      Title Documents. The following title, transfer and original documentation and other matters will be duly authorized, properly executed, acknowledged (if applicable) and/or delivered at the Closing:

                 (i)      The Title Policy. The Title Policy (or a pro forma Title Policy together with the Title Company's commitment satisfactory to Agent to issue the Title Policy) will be delivered to Lender.

                 (ii)      Endorsements to the Loan Policy. The Loan Policy Endorsements (or a pro forma thereof together with the Title Company's commitment satisfactory to Agent to issue the Loan Policy Endorsements) will be delivered to Lender.

                 (iv)      Owner's Affidavit. Owner will deliver to Lender and Title Company its duly executed Owner's Affidavit.

                 (iv)     Gap Affidavit. If required by the Title Company, Owner will execute and deliver to Title Company, a Gap Undertaking and Affidavit satisfactory to Owner and Title Company so as to permit issuance of the Title Policy and Loan Policy Endorsements on the Closing Date.

                 (v)     Searches. Lender will have received Uniform Commercial Code financing statement, tax lien and judgment searches of Owner dated not earlier than __________ issued by a search firm acceptable to Lender confirming the existence of no financing statements covering any of the Property or tax liens or judgments encumbering any of the Property, in any such case other than the Permitted Exceptions.

                 (vi) Lien Certificate. Owner will deliver to Lender, a statement of Owner in the form of Exhibit J attached to this Agreement to the effect that no financing statements, tax liens or judgment liens encumber any of the Property other than financing statements in favor of Agent.

           (b)      Transfer Documents. The following Property transfer documentation will be duly authorized, properly executed, acknowledged (if applicable) and delivered to Agent or Transferee at Closing:

                 (i).      Deed. Owner's duly executed, acknowledged and recordable deed in form and substance as set forth on Exhibit K attached to this Agreement except as the same may be conformed to comply with applicable law and recording procedures.

                 (ii)      Bill of Sale. Owner's duly executed bill of sale in form and substance as set forth on Exhibit L attached to this Agreement.

                 (iii)      Assignment of Contracts. Owner's duly executed assignment of contracts in form and substance as set forth on Exhibit M attached to this Agreement.

                 (iv)      Assignment and Acceptance of Leases. Owner's duly executed assignment and acceptance of leases in form and substance as set forth on Exhibit N attached to this Agreement.

                 (v)      Non-Foreign Status Certificate. Owner's duly executed Non-Foreign Status Certificate in the form of Exhibit O attached to this Agreement.

                 (vi)      Certified Rent Roll. Upon the request of Agent, a schedule of Leases, subleases and residency agreements affecting the Property accompanied by a Rent Roll Certificate in the form of Exhibit P attached to this Agreement certified by Owner. The rent roll will include the following information with respect to each such Lease, sublease and residency agreement: (i) the name and address of each tenant; (ii) the commencement and expiration dates; (iii) the rent provided for; (iv) rent concessions, if any; (v) security deposits and interest, if any, thereon; (vi) rental delinquencies; and (vii) extension, renewal and other options, if any.

                 (vii)      Transfer Declarations. Owner's completed and executed state, county and municipal transfer tax or exemption declarations.

                 (viii)      Deed In Lieu Certificate. Owner's Deed in Lieu of Foreclosure Certificate dated the Closing Date in the form of Exhibit Q attached to this Agreement.

                 (ix)      Certificates of Title. Certificates of title endorsed to Transferee transferring to Transferee all titled vehicles, if any, included in the Subject Personal Property registered on any certificate of title.

           (c)      Original Documents. Owner will leave the following documentation at the Property or, if such documentation is not kept at the Property, will deliver such documentation to Transferee:

                 (i)     the original Leases and Contracts;

                 (ii)     the original Licenses and Permits;

                 (iii)      the original Warranties; and

                 (iv)     the original Plans and Specifications.

           (d)      Owner Documents. Owner will deliver to Agent at Closing the following documents relating to Guarantor and each Borrower:

                 (i)      certified copy of the articles of incorporation certified by the Secretary of State of the State of Delaware and dated not more than 30 days prior to the Closing Date;

                 (ii)      a certificate of good standing from the Secretary of State of the State of Delaware dated not more than 30 days before the Closing Date;

                 (iii)      a certified copy of the board of directors' resolution approving the transaction contemplated by this Agreement; and

                 (iv)      a certificate of incumbency in form and substance reasonably satisfactory to Agent.

           (e)      Other Deliveries. The following deliveries, showings, and occurrences will have been delivered or will have occurred:

                 (i)      Security and Other Deposits. Owner will deliver (with such assignments as Transferee may require) to Transferee, all cash and non-cash security and other deposits and interest, if any, required by law or agreement to be paid thereon to the Closing Date.

                 (ii)      Possession. Owner will deliver possession of the Subject Real Property and the other Property to Transferee, subject to the rights of existing tenants and the Permitted Exceptions.

                 (iii)      Keys to Premises. Owner will deliver to Transferee a letter executed by Owner and the Owner's managing agents addressed to the person(s) or entities possessing the keys directing such persons or entities to deliver the keys to Transferee or Transferee's designated representative upon demand.

                 (iv)      Evidence of Termination. Owner will deliver to Transferee, evidence of termination (at no cost to Agent or Transferee and free of all liens or claims for liens by reason of the terminated agreements) of all (A) management, brokerage and leasing commission agreements and (B) service and maintenance contracts that are not Assigned Contracts.

                 (v)            Lease and Management Agreement. Transferee and Guarantor will execute and deliver to one another the Lease and Management Agreement.

                (vi)      Consents. Owner will deliver to Transferee, any and all consents from any persons or entities whose consent is required in order for Owner to close the transaction contemplated by this Agreement.

                 (vii)      Settlement Statement. Owner and Transferee will jointly execute and deliver a settlement statement to one another.

                 (viii)      [Waiver. Agent and Lenders will execute and deliver the Waiver to the Released Borrowing Parties.] [Include if a waiver is deliverable in connection with this deed in lieu pursuant to the Collateral Disposition Agreement]

           5.3      Approvals and Monetary Deposits. All items to be delivered to pursuant to the provisions of Paragraphs 5.1 and 5.2 will be subject to the approval of the parties. All deliveries and deposits of funds described in Paragraph 5.2 will be in good immediately available funds.

           5.4      No Pro-Rations. No property taxes, insurance premiums, utility charges or other expenses relating to the Property will be pro-rated as of the Closing Date and Owner will not be entitled to a refund of any prepayments of any such expenses.

           5.5      Expenses of Closing. Except as set forth on Exhibit R attached to this Agreement, each Party will pay its own expenses in connection with the Closing. All costs incurred by Agent or Transferee will be added to the balance due under the Financing Documents, subject to the provisions of the Collateral Disposition Agreement with respect to release of Borrowers and Guarantor from deficiency liability therefor.

      6.     Covenants.

           6.1      Cooperation. Owner will at all times cooperate with Agent and Transferee, including, without limitation, the agents of Agent and Transferee, to facilitate an orderly transfer of the ownership and management of the Property pursuant to the terms of this Agreement, the Collateral Disposition Agreement and the Lease and Management Agreement.

           6.2      RESERVED.

           6.3      Incorporation. All covenants of Owner contained in the Collateral Disposition Agreement are incorporated herein by this reference as if set forth in full.

      7.      Representations and Warranties

           7.1      Representations and Warranties of Owner. Owner represents and warrants to Lender as follows:

           (a)      Bankruptcy. [*Revise as appropriate if Guarantor has filed for bankruptcy.*] Neither Guarantor nor either Borrower has filed a petition in any case, action, or proceeding under the Bankruptcy Code or any similar state law; no petition in any case, action, or proceeding under the Bankruptcy Code or any similar state law has been filed against Guarantor or either Borrower that has not been dismissed or vacated; and neither Guarantor nor either Borrower has made a general assignment for the benefit of creditors (as distinguished from a transfer of collateral to a creditor with an interest in such collateral) or consented to the appointment of a receiver or trustee of all or a material part of its property. The transaction contemplated by this Agreement is not a preference, voidable transfer, fraudulent transfer or otherwise in violation of the Bankruptcy Code or any similar state or federal law. If Guarantor or either Borrower should become the debtor in a case under the Bankruptcy Code prior to the Closing, such debtor will promptly file a motion with the Bankruptcy Court seeking authority to complete performance of its obligations under this Agreement and to proceed with Closing. Borrowers and Guarantor have received reasonably equivalent value (as that term is used in Bankruptcy Code Section 548 and the Uniform Fraudulent Transfer Act) and fair consideration in return for entering into, and performing their obligations under, this Agreement.

           (b)      Arm's-Length Transaction. Owner has requested conveyance of title to the Property in lieu of the exercise of the remedies available to Agent and Lenders pursuant to the Financing Documents and throughout the negotiation, preparation and execution of this Agreement has been, and will through the Closing be, represented by competent legal counsel of Owner's own choosing. This Agreement was entered into out of the free will of Owner and pursuant to arm's-length negotiations and Owner believes this Agreement is fair. Agent has not taken advantage of Owner and Owner is proceeding in this transaction as a volunteer in what it perceives to be Owner's own best interest.

           (c)      Owner has not had any dealings with any broker or finder that would give any broker or finder the right to be paid a commission in connection with the transfer of the Property pursuant to this Agreement.

           (d)      Owner hereby incorporates all representations and warranties made by Owner in the Collateral Disposition Agreement with respect to Owner and with respect to the Property as if they were set forth in full herein and represents and warrants that they remain true and correct on the date of this Agreement, except as set forth on Exhibit S.

      8.      No Assumption of Liabilities. Owner acknowledges and agrees that neither Transferee nor any other Lender-Related Party assumes or agrees to discharge any liabilities pertaining to the Property except as otherwise expressly provided in this Agreement.

      9.      Absolute Conveyance.

           9.1      Conveyance. The conveyance of the Property to Transferee according to the terms of this Agreement is an absolute conveyance of all of Owner's right, title, and interest in and to the Property in fact as well as form and was not, and is not now, intended as a mortgage, trust conveyance, deed of trust or security instrument of any kind, and the consideration for such conveyance is exactly as recited herein and, after Closing, Owner will have no further interest (including but not limited to rights of redemption or statutory lien rights) or claims in or to the Property or to the rents, proceeds or profits that may be derived from the Property, of any kind whatsoever.

      10.      No Merger. Notwithstanding Transferee's acquisition of the Property, the indebtedness evidenced by the Notes and the other Loan Documents will not be cancelled, will survive the Closing and delivery of any deeds and/or releases in connection with the Closing, and all of the Financing Documents will remain in full force and effect after the transaction contemplated by this Agreement has been consummated, except as otherwise provided in the Collateral Disposition Agreement. The Parties further agree that the interest of Transferee in the Property after Transferee's acquisition of the Property will not merge with any interest of Agent or Lenders in the Property under the Financing Documents. It is the express intention of each of the Parties that such interests of Transferee on the one hand and of Agent and Lenders on the other in the Property will not merge, but will be and remain at all times separate and distinct, notwithstanding any union of those interests in any one or more of the Lender-Related Parties at any time by purchase, termination or otherwise and that the lien of the Mortgage and the other Security Documents in the Property will be and remain at all times a valid and continuous lien on the Property unless and until released of record by, as applicable, Agent, Lenders or their respective successors or assigns.

      11.      Miscellaneous

           11.1      Notice. Any notice pursuant to this Agreement will be given in writing as provided in the Collateral Disposition Agreement.

           11.2      Entire Agreement. This Agreement, the Collateral Disposition Agreement and all other instruments and documents executed and delivered pursuant to the foregoing embody the entire agreement of the Parties in connection with the transaction contemplated by this Agreement and there are no oral agreements, representations or inducements between Agent and any other Party hereto relating to that transaction. This Agreement may not be modified except in a writing signed by all of the Parties.

           11.3      Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the Parties, Transferee, Lenders and the respective successors, and assigns of the Parties, Transferee and Lenders.

           11.4      Waiver. No written waiver by any Party at any time of any breach of any provision of this Agreement will be deemed a waiver of a breach of any other provision herein or a consent to any subsequent breach of the same or any other provision. If any action by any Party will require the consent or approval of another Party, such consent or approval of such action on any one occasion will not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

           11.5      Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of such paragraphs or articles of this Agreement nor in any way affect this Agreement.

           11.6      Time is of the Essence; Counterparts; Governing Law. All Parties agree that time is of the essence in this transaction and that this Agreement may be executed in counterparts and will be governed by and interpreted in accordance with the laws of the State of Washington without reference to the provisions thereof relating to choice of law or conflict of laws.

           11.7      Appointment of Transferee. Agent reserves the right to appoint Transferee to accept title to the Property at the time of the Closing.

           11.8      Survival. The terms and provisions of this Agreement will survive the Closing and delivery of the deed and other documents to be delivered pursuant to this Agreement.

[END OF TEXT]

DATED the date first set forth above.

BORROWERS:

ALS HOLDINGS, INC.

By:
Name:
Title:

ALS WISCONSIN HOLDINGS, INC.

By:
Name:
Title:

 GUARANTOR:
 ALTERRA HEALTHCARE CORPORATION

By:
 Name:
Title:

AGENT:

WASHINGTON MUTUAL BANK, FA, as Agent

By:
Name:
Title:

LIST OF EXHIBITS

EXHIBIT A     Legal Description of Subject Real Property

EXHIBIT B     Description of Subject Personal Property

EXHIBIT C     Permitted Exceptions

EXHIBIT D     Unassignable Leases

EXHIBIT E     Assigned Contracts

EXHIBIT F     List of Excluded Permits

EXHIBIT G     List of Excluded Miscellaneous Personal Property

EXHIBIT H     Form of Owner's Affidavit

EXHIBIT I     Form of Escrow Agreement

EXHIBIT J     Form of Lien Certificate

EXHIBIT K     Form of Deed

EXHIBIT L     Form of Bill of Sale

EXHIBIT M     Form of Assignment of Contracts

EXHIBIT N     Form of Assignment and Acceptance of Leases

EXHIBIT O     Form of Non-Foreign Status Certificate

EXHIBIT P     Form of Rent Roll Certificate

EXHIBIT Q     Form of Deed in Lieu of Foreclosure Certificate

EXHIBIT R     Exceptions to Each Party's Responsibility for Own Expenses

EXHIBIT S     Exceptions to Accuracy of Representations and Warranties

EXHIBIT A

LEGAL DESCRIPTION OF SUBJECT REAL PROPERTY

EXHIBIT B

DESCRIPTION OF SUBJECT PERSONAL PROPERTY

EXHIBIT C

PERMITTED EXCEPTIONS

EXHIBIT D

UNASSIGNABLE LEASES

EXHIBIT E

ASSIGNED CONTRACTS

EXHIBIT F

LIST OF EXCLUDED PERMITS

EXHIBIT G

LIST OF EXCLUDED MISCELLANEOUS PERSONAL PROPERTY

EXHIBIT H

FORM OF OWNER'S AFFIDAVIT

EXHIBIT I

FORM OF ESCROW AGREEMENT

EXHIBIT J

FORM OF LIEN CERTIFICATE

EXHIBIT K

FORM OF DEED

EXHIBIT L

FORM OF BILL OF SALE

EXHIBIT M

FORM OF ASSIGNMENT OF CONTRACTS

EXHIBIT N

FORM OF ASSIGNMENT AND ACCEPTANCE OF LEASES

EXHIBIT O

FORM OF NON-FOREIGN STATUS CERTIFICATE

EXHIBIT P

FORM OF RENT ROLL CERTIFICATE

EXHIBIT Q

FORM OF DEED IN LIEU OF FORECLOSURE CERTIFICATE

EXHIBIT R

EXCEPTIONS TO EACH PARTY'S RESPONSIBILITY

FOR OWN EXPENSES

EXHIBIT S

EXCEPTIONS TO ACCURACY OF REPRESENTATIONS AND WARRANTIES

ANNEX 2

Form of Lease and Management Agreement

LEASE AND MANAGEMENT AGREEMENT

By and among

and

Alterra Healthcare Corporation

Dated

LEASE AND MANAGEMENT AGREEMENT

TABLE OF CONTENTS

ii

iii

LEASE AND MANAGEMENT AGREEMENT

[(Name of Facility; City and State)]

     THIS LEASE AND MANAGEMENT AGREEMENT ("Agreement") is made as of this ____ day of_________, 2002, by and between _____________________, a _________________ ("Owner"), and ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Lessee"). Owner and Lessee are referred to herein as the "Parties."

RECITALS

      A.     The Parties contemplate that Owner will become the owner of the assisted living/Alzheimer's care facility known as "___________," formerly owned by __________________________, located at ________________________________________, as more particularly described in Exhibit A attached hereto and made a part hereof (such land, together with the improvements thereon, is referred to as the "Real Property"). Owner desires to lease the Real Property and the personal property included in the Property (as defined below) to Lessee and have Lessee lease the Property from Owner and operate and manage the Property in accordance with the terms and conditions of this Agreement, and Lessee desires to lease the Property from Owner and to operate and manage the Property, in a good and prudent manner, consistent with all federal, state and local licensing and operating requirements and otherwise consistent with the standard of care exercised by management companies in the assisted living/Alzheimer's care industry (the "Management Standard") and in accordance with the terms and conditions of this Agreement.

      B.     Lessee's personnel are experienced in the management, operation and supervision of assisted living/Alzheimer's care facilities in the geographic area where the Property is located.

      C.     The parties desire to set forth in this Agreement the terms and conditions under which Lessee shall lease, manage and operate the Property.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, Owner and Lessee agree as follows:

ARTICLE I
DEFINITIONS; INCORPORATION OF RECITALS

Section 1.1      Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1:

      Section 1.1.1     Affiliate. The term "Affiliate" shall mean any person or entity controlling, controlled by or under common control with another identified person or entity. A person or entity shall be deemed to control a corporation or other entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such corporation or other entity, whether through the ownership of equity interests, by contract or otherwise.

      Section 1.1.2      Applicable Laws. "Applicable Laws" shall mean any and all laws, rules, regulations, licensing requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority with jurisdiction over Lessee or the Property or the leasing, use, operation, repair, or maintenance thereof, including, without limitation, licensing requirements under all applicable state and federal statutes, rules and regulations, and all requirements of the insurers of the Property and Owner's liabilities with regard thereto, and all environmental laws, rules and regulations relating to the Property.

      Section 1.1.3      Approved Budgets. See Section 2.3.2.

      Section 1.1.4      Approved Capital Budget. See Section 2.3.2.

      Section 1.1.5      Approved Operating Budget. See Section 2.3.2.

      Section 1.1.6      Bankruptcy Code. The term "Bankruptcy Code" shall mean the United States Bankruptcy Code (title 11 U.S.C.) or any successor thereto.

      Section 1.1.7      Collateral Disposition Agreement. "Collateral Disposition Agreement" shall mean that certain Collateral Disposition Agreement dated as of October 8, 2002 among ALS Holdings, Inc., a Delaware corporation, ALS Wisconsin Holdings, Inc., a Delaware corporation, Lessee, Washington Mutual Bank, FA, a federal association which is the successor by merger to Bank United, U.S. Bank National Association f/k/a Firstar Bank Milwaukee, N.A., and Amsouth Bank.

      Section 1.1.8      Effective Date. "Effective Date" shall mean the date of this Agreement.

      Section 1.1.9      Emergency. "Emergency" shall mean an event or circumstance that is reasonably expected to pose a significant risk of imminent material harm to persons or property if corrective measures are not immediately undertaken.

      Section 1.1.10      Indemnified Parties. "Indemnified Parties" shall mean, collectively: (i) Owner; (ii) Washington Mutual Bank, FA, in its capacity as agent for certain lenders (the "Lenders") on behalf of which Owner has taken or expects to take title to the Property; (iii) the Lenders; and (iv) the shareholders, officers, directors, employees, agents, attorneys and affiliates of each of the foregoing.

      Section 1.1.11      Management Fee. See Section 3.2.

      Section 1.1.12      Management Standard. The term "Management Standard" shall have the meaning given in Recital A.

      Section 1.1.13      Other Income. The term "Other Income" shall mean all the gross revenues other than Rent Income from the operation of the Property, if any, including any revenue producing activities and services available at or from or conducted on or with respect to the Property, before deduction or expenditure for any purpose. The term "Other Income" does not include cash from the sale of the Property, cash from refinancing of the Property, proceeds of any capital contribution, distributions or payments from reserve amounts or escrow amounts or proceeds from an insurance claim, funds resulting from a condemnation or eminent domain taking of the Property, funds paid to third parties that are not Affiliates of Lessee, or other funds not resulting from the operations of or at the Property.

      Section 1.1.14      Permitted Capital Variance. See Section 2.3.2(c).

      Section 1.1.15      Permitted Operating Variance. See Section 2.3.2(c).

      Section 1.1.16      Permitted Variances. See Section 2.3.2(c).

      Section 1.1.17      Property. The term "Property" shall mean the Real Property and that certain assisted living/Alzheimer's care facility located thereon and described in Recital A above, including all furniture, fixtures and equipment located thereon and owned by Owner and used in connection with the operation of such facility.

      Section 1.1.18      Recordation Date. The term "Recordation Date" has the meaning given in the Collateral Disposition Agreement.

      Section 1.1.19      Records Office. The term "Records Office" shall mean Lessee's office located at the Property (with respect to all records relating to Residents and with respect to some records relating to employees and relating to service contracts) and Lessee's corporate headquarters located at 10000 Innovation Drive, Milwaukee, Wisconsin 53226 with respect to all other records, including all financial information regarding the Property.

      Section 1.1.20      Rent Account. See Section 2.3.4.

      Section 1.1.21      Rent Income. See Section 2.3.4.

      Section 1.1.22      Term. See Section 2.2.

      Section 1.1.23      Resident. The term "Resident" (as capitalized) shall mean any resident, licensee or occupant (other than Lessee) staying or residing in any unit at the Property, regardless of such party's term of such stay or residence.

      Section 1.1.24      Additional Defined Terms. Additional capitalized terms not defined in Section 1.1 shall have the meanings otherwise ascribed to them in this Agreement.

Section 1.2      Incorporation of Recitals. The Recitals set forth above are incorporated in this Agreement as if fully set forth herein.

ARTICLE II
LEASE OF PROPERTY AND TERM

Section 2.1      Lease of Property; Termination Upon Failure to Acquire Title. Owner does hereby lease the Property to Lessee, and Lessee does hereby lease the Property from Owner and agrees during the Term hereof to operate and manage the Property in accordance with the terms and conditions hereof. Owner and Lessee acknowledge that (a) Owner will not acquire title to the Property until the Recordation Date for the Property, and (b) Owner and Lessee will not commence to perform their obligations hereunder until such Recordation Date; notwithstanding the foregoing, Owner and Lessee intend that this Agreement is valid and binding and in full force and effect as of the Effective Date.

Section 2.2      Term; Termination for Failure to Acquire Title. Subject to all the terms and conditions of this Agreement, the term of this Agreement commences on the Effective Date and ends December 31, 2002; provided, however, that: (a) the term of this Agreement shall be extended for successive six (6) month extended terms if but only if Owner elects to so extend it by giving written notice of such election not less than sixty (60) days prior to the expiration of the then expiring term, in which event all the terms and conditions of this Agreement shall remain in full force and effect; and (b) either party shall have the right to terminate this Agreement as provided in Section 10.2. The period during which this Agreement is in effect is referred to herein as the "Term."

Section 2.3      Services as Manager. In consideration for this Agreement, Lessee shall, as a lessee and as an independent contractor, direct, supervise, manage, operate, maintain, lease and repair the Property in an efficient and businesslike manner in accordance with the Management Standard, in compliance with all Applicable Laws and subject to the limitation that Lessee's obligations to expend funds with respect to the Property shall be expressly limited to Lessee's right to receive reimbursement therefor from the Rent Account. In connection therewith, Lessee shall do all of the following:

      Section 2.3.1      Employees. Lessee shall select, employ, pay, supervise and discharge all employees and personnel reasonably necessary for the operation, maintenance and protection of the Property (subject to the limitations set forth in Section 4.1 and in accordance with Lessee's past practices while it managed the Property for its former owner). All persons so employed by Lessee shall be employees or independent contractors of Lessee and not of Owner. Lessee shall comply with all Applicable Laws concerning worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee-related subjects. In addition, Lessee and its employees, agents, contractors and subcontractors shall not discriminate in any manner whatsoever against any person, including but not limited to Residents, contractors, employees and other persons, on the basis of religion, color, national origin, ancestry, ethnic group identification, sex, age, physical or mental disability, or any other statutorily protected classification, and Lessee shall comply with, observe and perform any and all Applicable Laws regarding non-discrimination and fair employment practices. Lessee hereby indemnifies and agrees to hold harmless, protect and defend Owner, its directors, shareholders, officers, employees and agents from and against any and all claims made by employees of Lessee, and all claims, costs, damages and liabilities arising from the relationship between Lessee and its employees other than those directly resulting from Owner's decisions, programs, policies, procedures, requests or actions.

      Section 2.3.2      Records and Budgets.            (a)      Lessee shall keep or cause to be kept at the Records Office suitable books of control and account as provided in this Agreement. Lessee has previously prepared and submitted to Owner an annual operating budget and an annual capital budget for the Property for the year ending December 31, 2002, which Owner has reviewed and approved and which shall constitute the Approved Operating Budget (as hereinafter defined) and the Approved Capital Budget (as hereinafter defined) for such year. The Approved Operating Budget for the year ended December 31, 2002 is attached as Exhibit B to this Agreement and the Approved Capital Budget for such year is attached as Exhibit C to this Agreement. For each year thereafter during the Term, Lessee shall prepare and submit to Owner a proposed annual operating budget and a proposed annual capital budget for the management and operation of the Property pursuant to this Agreement no later than December 1 of each year during the Term for the following calendar year. The proposed annual operating and capital budgets shall be in a form consistent with prior budgets delivered by Lessee to Owner or Owner's Affiliates. Lessee covenants that the proposed budgets as submitted shall include only expenses which Lessee reasonably believes are necessary to enable Lessee to operate the Property in compliance with the Management Standard and Applicable Laws. Owner shall review the proposed budgets, shall not unreasonably withhold its consent to same and Lessee and Owner shall work together in good faith to resolve any questions raised by Owner promptly. From and after the time at which Owner grants its written consent to such budgets they shall be deemed to be the "Approved Operating Budget" and the "Approved Capital Budget," and collectively the "Approved Budgets," subject to the variance procedures provided for herein. The parties intend that an Approved Operating Budget and an Approved Capital Budget for each calendar year shall be in place for the Property by January 31 of each year during the Term.

           (b)      In the event an annual operating budget for the Property has not been approved by Owner prior to January 31 for any calendar year during the Term, the operating budget for each calendar month ("Current Month") until the annual operating budget for that year is approved shall be the amount budgeted for the last calendar month of the most recent Approved Operating Budget for the Property ("Base Month"), as adjusted to reflect any increase or decrease between the Base Month and the Current Month in the Consumer Price Index published monthly by the United States Department of Labor, Bureau of Labor Statistics for the metropolitan area closest to the Property, and Lessee shall provide a copy of such index to Owner upon request. Lessee shall submit such adjusted monthly operating budget to Owner for review not more than ten days before the first day of the month for which it is proposed, and such budget, after written approval by Owner and until a new annual operating budget is approved pursuant to the terms hereof, shall be deemed an "Approved Operating Budget" for purposes of this Agreement.

(c)      Lessee shall not exceed the amount of any item or items shown on the Approved Capital Budget by more than an aggregate of $35,000 per annum or the amount of any item or items shown on the Approved Operating Budget by more than 5% per annum for any single line item or 2% of the aggregate Approved Operating Budget without explicit advance written authorization from Owner (other than any expenditure reasonably and necessarily incurred by Lessee in an Emergency during which Lessee is unable to contact Owner for authorization; provided, however, that Owner shall be informed of any such expenditures and the reasons therefor immediately and in no event later than the end of the second business day immediately following the Emergency). The variance of $35,000 per annum for the Approved Capital Budget is hereinafter referred to as the "Permitted Capital Variance," the variance of 5% per line item (subject to a limit of 2% of the aggregate Approved Operating Budget) for the Approved Operating Budget is herein referred to as the "Permitted Operating Variance" and the Permitted Capital Variance and the Permitted Operating Variance are herein collectively referred to as the "Permitted Variances." Subject to the Permitted Variances, Lessee shall (a) use reasonable efforts to ensure that the actual cost of maintaining and operating the Property will not exceed the Approved Operating Budget, (b) obtain Owner's prior written approval for any expenditure exceeding the Approved Operating Budget or the Approved Capital Budget, as applicable, other than the Permitted Variances and (c) diligently seek to minimize the cost of overtime labor consistent with maintaining and operating the Property in accordance with the Management Standard and Applicable Laws. Lessee shall obtain and credit to Owner all discounts, rebates or commissions obtainable with respect to purchases, contracts, maintenance and repair work or other transactions made on Owner's behalf consistent with maintaining and operating the Property in accordance with the Management Standard and Applicable Laws.

           (d)      An Approved Operating Budget shall constitute an authorization for Lessee to expend money to operate and manage the Property to the extent consistent therewith without further approval. Lessee shall not without prior written consent of Owner incur any expenses in the operation or maintenance of the Property which would exceed in aggregate, during the period covered by such Approved Operating Budget, the annual amount budgeted for such expenses, except with respect to the Permitted Operating Variance as provided in subsection (c) above. Lessee shall provide Owner with quarterly reports reflecting Lessee's compliance with subsection (c) and this subsection (d). Whenever the total budgeted amount is (or appears likely to be) exceeded by more than the Permitted Variances, a cumulative budget variance in excess of the Permitted Operating Variance and a revised operating budget shall be presented to Owner for its approval. Except as expressly permitted in this Agreement, Lessee may not act outside of the existing Approved Operating Budget and Permitted Operating Variance until the revised operating budget is approved in writing by Owner, whereupon such revised operating budget shall become the Approved Operating Budget. Once approved, Lessee's authority with respect to the revised or any additionally revised budget is the same as Lessee's authority for the original Approved Operating Budget. Lessee shall not be deemed to be in breach or violation of this Agreement on account of any amounts expended by Lessee at Owner's specific written request for purposes not included in any Approved Budget.

           (e)      Owner shall fund any operating deficit shown in the Approved Operating Budget; provided, however, that Lessee shall be liable to pay for any deficit arising from matters for which Lessee has an indemnity obligation under Section 8.1.1. Owner shall not unreasonably withhold any consent, approval or authorization that is required of Owner under this Agreement.

           (f)      The Approved Capital Budget shall not constitute an authorization for Lessee to expend any money other than an expenditure for an individual capital improvement included in, and made during the period covered by, such Approved Capital Budget other than expenditures which fall within the Permitted Capital Variance. Any other capital expenditure must be specifically authorized in writing by Owner in advance.

           (g)      Except to the extent that Lessee provides to Owner documentary evidence that Lessee is unable to reasonably obtain three (3) bids, or unless Owner specifically waives such requirements, either by memorandum or as an amendment to this Agreement, all new or replacement capital items exceeding $35,000 shall be awarded on the basis of competitive bidding, solicited in the following manner:

                 (i)      A minimum of three (3) written bids will be obtained for each such capital item.

                 (ii)      Each bid will be substantially identical with respect to scope of work, type and quality of materials, commencement and completion dates and other material bid components and, if required by Owner, will be submitted in a form approved by Owner.

                 (iii)      Lessee shall provide Owner with all bid responses accompanied by Lessee's recommendations as to the most acceptable bid. If Lessee advises acceptance of other than the lowest bidder, Lessee shall adequately support, in writing, its recommendations.

                 (iv)      Owner shall be free to accept or reject any and all bids. Owner will communicate to Lessee in writing its acceptance or rejection of bids within seven (7) days after Lessee's submission thereof to Owner. Owner may pay for capital expenses from its own resources or may authorize payment by Lessee out of the Disbursement Account.

                 (v)      Except as otherwise approved by Owner, at least once every three (3) years, all service and maintenance contracts (other than this Agreement) that either provide for notice of or actual termination in such year shall be rebid pursuant to the competitive bidding procedure in this Section 2.3.2(g) or be renegotiated on terms agreed to by Owner (so long as such terms are consistent with market terms).

      Section 2.3.3      Leasing. Lessee shall coordinate the leasing/occupancy of the Property, and shall use commercially reasonable efforts to obtain Residents for available units at the Property. All occupancy agreements and renewals therefor at the Property (collectively the "Residency Agreements") shall be at market rates prevailing in the area of the Property as determined by Lessee in its reasonable business judgment. Lessee shall negotiate and execute Residency Agreements using the standard form from time to time approved by Owner and the applicable licensing agency.

      Section 2.3.4      Rent. Lessee shall (a) collect, on behalf of Owner, all rents and other monies payable under the Residency Agreements, as and when such amounts become due and payable and (b) adjust rentals and other required payments where adjustment is contemplated by the Residency Agreements, if applicable, or otherwise when appropriate as determined by Lessee in its reasonable business judgment. Lessee shall use commercially reasonable efforts to identify and collect all amounts owing from Residents under the Residency Agreements (collectively, "Rent Income") and all Other Income. Lessee shall deposit or cause to be deposited all Rent Income and Other Income directly into the "Rent Account" described in Article 7 below. At all times that Lessee holds any Rent Income or Other Income, Lessee shall hold such funds in trust for Owner until deposited into the Rent Account. All Rent Income and Other Income collected under this Agreement shall belong to Owner subject to Lessee's right to payments therefrom subject to the terms of this Agreement.

      Section 2.3.5      Collections. Lessee shall undertake the timely collection of all Rent Income and Other Income. Lessee shall actively pursue collection of all delinquent Rent Income and Other Income in compliance with all Applicable Laws and in conformance with the Management Standard. Except in strict compliance with all Applicable Laws and in conformance with the Management Standard, Lessee shall not terminate any Residency Agreements, lock out any Resident, institute any suit for rent or for use and occupancy, provide notice by legal service to pay rent or quit or institute proceedings for recovery of possession. In the event that any Resident at the Property shall be delinquent in any payment due or otherwise be in default under the terms of its Residency Agreement for a period of more than 30 days, Lessee shall employ such methods as in Lessee's judgment are appropriate, including institution of proceedings to collect unpaid Rent Income or to cause the Resident to vacate the Property. Lessee shall utilize outside legal counsel only if necessary or appropriate under the circumstances in Lessee's reasonable judgment. Except for routine rent collection actions, Lessee shall give Owner prompt written notice of all litigation or other legal proceedings involving the Property or the business conducted thereon and will retain counsel to defend or prosecute such litigation or other legal proceedings only after first obtaining Owner's written approval of the counsel selected by Lessee.

      Section 2.3.6      Maintenance.            (a)     Lessee shall maintain or cause to be maintained the Property and common areas thereof, external and internal, in good, safe, working and clean condition and repair in conformance with the Management Standard and in compliance with all Applicable Laws, including without limitation all laundry rooms, dining facilities, recreation facilities, sidewalks, signs, roofs, gutters and downspouts, mechanical, electrical and other systems, parking lots and landscaping; provided, however, that in no event shall Lessee be obligated to expend funds other than as provided in the Approved Budgets and provided further that no maintenance expenses, repairs or alterations which are not specifically identified in the Approved Budgets, other than items within the limits of the Approved Variances, shall be incurred or undertaken without the prior written consent of Owner. Lessee shall discharge such obligations using qualified persons and/or firms, or equipment manufacturers or authorized service representatives under any applicable warranties, and consistent with the Management Standard.

           (b)     In the event of an Emergency, Lessee shall take such actions as are reasonable and prudent under the circumstances and shall be reimbursed promptly for any reasonable and necessary expenses incurred in such action, even if not in an Approved Operating Budget or Approved Capital Budget, so long as Lessee attempts to obtain Owner's explicit advance written authorization for such expenditures and, in any event, informs Owner of any such expenditures and the reasons therefor immediately and in no event later than the end of the business day immediately following the Emergency.

      Section 2.3.7      Contracts. Lessee shall negotiate and, subject to the requirements of this Agreement, execute all necessary or desirable utility, supply, food service, vending and related contracts and equipment leases for the Property. Lessee shall not execute any contract or other agreement affecting the Property without Owner's prior written consent; provided, however, that Owner's consent shall not be required with respect to any utility or service contract which is in effect prior to the Recordation Date or is thereafter entered into in the ordinary course of business and (a) has a term of one (1) year or less, (b) does not require the Lessee to pay the service provider more than $10,000 in the aggregate, and (c) provides for services which are specifically provided for in and will not result in any material variance from the Approved Operating Budget. All such utility, supply, service, vending and related contracts and equipment leases shall be in the name of Lessee and executed by Lessee. In any instance where Owner's consent to any such agreement is required, Owner shall be deemed to have granted such consent if it fails to respond to Lessee's request for consent within ten (10) days after it is requested in writing by Lessee in accordance with the notice procedures set out in Section 11.1. At the option of Owner, and where permitted by the terms thereof, upon termination of this Agreement, Lessee shall, upon request by Owner, cooperate to assign to Owner or its designee all rights, and Owner or its designee shall assume all future obligations, under any or all of such contracts or other agreements, pursuant to assignment and assumption agreements in form and substance satisfactory to Owner; provided, however, Owner acknowledges some contracts may be negotiated by Lessee as part of its national purchasing or leasing programs and will not be assumable by Owner.

      Section 2.3.8      Purchases. Lessee shall supervise and purchase or arrange for the purchase of all reasonable inventories, provisions, supplies and operating equipment which are provided for in the Approved Operating Budget or otherwise specifically approved by Owner in writing.

      Section 2.3.9      Operating and Capital Expenses; Ownership of Personal Property.

           (a)      Lessee shall pay, in a commercially reasonable manner, all normal operating expenses of the Property and all expenses incurred in connection with the production or generation of Rental Income and Other Income, and all capital expenses of the Property consistent with the Approved Budgets, but subject to the Permitted Variances, either directly with funds transferred by Owner from the Rent Account or, if Lessee elects to pay such expenses with other funds, then Lessee shall reimburse itself with funds transferred by Owner from the Rent Account.

           (b)      Lessee shall recommend that Owner purchase major items of new or replacement equipment when Lessee believes such purchase to be necessary or desirable. If Owner so elects in its reasonable discretion, any capital improvement project costing more than $25,000.00 shall be planned and supervised by an architect, designer, inspector or engineer whose costs shall be borne by Owner.

           (c)      All furniture, fixtures and equipment, goods, supplies and other personal property purchased by Lessee for use at the Property shall at all times be the property of Owner and shall be deemed to be leased to Lessee on the terms and conditions set forth in this Agreement and, upon termination of this Agreement, Lessee shall have no further interest of any nature whatsoever therein and all such items shall be the sole property of Owner, except for any thereof sold or consumed in the ordinary course of business in the operation of the Property. Equipment and vehicles which are leased by Lessee from third parties pursuant to financing leases shall be excluded from the foregoing unless Owner elects to assume the relevant lease and such assumption is permitted by the lessor. The costs of any such assumption shall be borne by Owner.

      Section 2.3.10      [INTENTIONALLY OMITTED]

      Section 2.3.11      Security. Lessee shall determine the necessity for and extent of any security programs appropriate for the Property and, if so, establish and maintain such programs. Lessee shall promptly notify Owner of any incidents or conditions which reflect on or affect the adequacy of the security provisions for the Property and shall make recommendations to Owner in connection therewith.

      Section 2.3.12      Taxes. Lessee shall obtain and verify bills for real estate and personal property taxes, occupancy and other similar taxes, sales taxes, improvement assessments or bonds and other like charges which are or may become liens against all or any part of the Property (collectively, "Taxes"). Lessee shall remit all bills for Taxes to Owner not less than thirty (30) calendar days prior to the date such Taxes would become delinquent. Owner shall pay all bills for Taxes, and Taxes shall not be included in the Approved Operating Budget.

      Section 2.3.13      [INTENTIONALLY OMITTED]

      Section 2.3.14      Licenses and Permits. Lessee shall, with Owner's cooperation, obtain and maintain at all times during the Term of this Agreement all licenses, permits, certificates, consents, approvals or other entitlements, or, as applicable, the transfer of existing licenses, permits, certificates, consents, approvals or other entitlements (i) required for the operation of the Property by Lessee as an assisted living/Alzheimer's care facility with ___________ licensed beds, (ii) required for the operation of any food service facilities at the Property by Lessee, including, without limitation, food and beverage licenses and (iii) required for the operation of any amenities at the Property by Lessee (collectively, "Licenses"). The Licenses shall be obtained and held in Lessee's name. Upon termination of this Agreement, any Licenses obtained in the name of Lessee shall be transferred or assigned to Owner or to such person as Owner may direct, to the extent legally transferable or assignable; and Lessee shall relinquish and cooperate in the reissuance to Owner or to such persons as Owner may direct of any License that is not legally transferable or assignable. Lessee agrees to include all expenses incurred in connection with obtaining and maintaining the Licenses during the Term in the Approved Budgets and Owner agrees to pay all expenses incurred in connection with transferring the Licenses at the termination hereof. In the event that Lessee believes Lessee should consult with legal counsel in connection with matters regulated or governed by the Licenses or otherwise to ensure compliance with Applicable Laws beyond any amount included in the Approved Budgets, Lessee shall provide Owner with notice of the need to utilize legal counsel and an estimate of fees to be incurred in connection therewith, which notice shall require Owner's prior written approval. Lessee's failure to obtain Owner's prior written approval of legal counsel selected and the estimated fees to be incurred shall void Owner's obligation to pay such legal expenses.

      Section 2.3.15      Notice and Cooperation in Legal Proceedings. Owner and Lessee each shall give prompt notice to the other of the commencement of any action, suit or other legal proceeding against the Property, Owner or Lessee with respect to the operations of the Property or otherwise affecting the Property. Lessee shall fully cooperate, and shall cause all its employees to fully cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Property.

      Section 2.3.16      Maintenance of Files. Lessee shall retain the originals, if available, or photocopies of all material notices, requests or other communications or documents received by Lessee with respect to the Property, including those received from the holders of debt secured by mortgages, deeds to secure debt or deeds of trust on the Property or any portion thereof, the issuer of Owner's insurance policies or insurance policies under which Owner is a named insured, all service contracts and other contracts, invoices and reports, any governmental, regulatory or supervisory entity, any respective Resident at the Property, all third-party claimants and potential third-party claimants of which Lessee is aware, or from any other person having an interest in the Property, and all other records that would be maintained by an experienced and prudent operator of similar assisted living/Alzheimer's care facilities. Lessee shall maintain such records during the Term, shall make access thereof available to Owner on Owner's reasonable request and shall, subject to confidentiality requirements, leave the originals thereof at the Property upon the expiration of the Term or upon the earlier termination of this Agreement to the extent such originals were previously held at the Property and, in instances where originals were held at Lessee's corporate headquarters, shall make access thereto available to Owner as herein provided. Lessee shall be entitled to retain copies of such records, to the extent permitted by law or regulation, upon the expiration of the Term or upon the earlier termination of this Agreement and shall continue to have access to same upon reasonable request for a period equal to the statute of limitations period in the state in which the Property is located. Such records, including accounts and books as well as all vouchers, files and other material pertaining to the Property and this Agreement shall be maintained on a current basis and shall be available for examination by Owner's designated representative during normal business hours with reasonable prior notice. Lessee shall provide Owner with copies of (or otherwise relate to Owner) all notices and other communications received from or otherwise regarding all third-party claimants and potential third-party claimants with respect to the Property of which Lessee is aware.

      Section 2.3.17      General Management. Lessee shall use all commercially reasonable efforts and due diligence to do and perform any and all things in and about the Property pertaining to the management, maintenance and operation thereof, customarily performed by managing agents of assisted living/Alzheimer's care facilities similar to the Property, in accordance with the Management Standard, and as contemplated by the Approved Operating Budget and the Approved Capital Budget. Lessee shall operate, maintain and repair vehicles for the transportation of residents of the Property in a manner consistent with past practice and sound operation of the Property.

      Section 2.3.18      Compliance with Laws. Lessee shall act in accordance with the Management Standard to comply with Applicable Laws. Subject to reimbursement relating to the Approved Budgets, Lessee shall act in accordance with the Management Standard to promptly remedy within all applicable notice and cure periods any violation of any such Applicable Law which comes to its attention. Lessee shall give Owner prompt notice of: (a) any material violation of Applicable Laws of which Lessee is or becomes aware; and (b) Lessee's suggestion as to how to cure such violation or, if appropriate, to contest such violation. If Owner elects to contest such violation, Lessee shall cooperate with Owner in such cure or contest. Lessee shall not be obligated to pay any out-of-pocket costs to third parties in connection with such cure or contest unless the alleged violation results from Lessee's breach of the terms of this Agreement. Lessee shall promptly provide Owner with copies of all written documents in which any governmental agency notifies Lessee of any alleged violation of any Applicable Laws relating to the Property or the business operated thereon.

      Section 2.3.19      Notification. Lessee shall receive and respond to complaints and requests from any regulatory authority and Residents in connection with the Property and shall promptly furnish Owner with notices of all of the following, together with copies of supporting papers: (a) any summons, subpoena, lawsuit, action or proceeding instituted or threatened against Lessee or the Property, arising out of this Agreement, Lessee's duties hereunder or Owner's interest in the Property, of which Lessee receives notice or has knowledge; (b) any violation or alleged violation of a License or regulatory requirement relating to the Property of which Lessee has received notice, other than routine matters revealed by licensure inspections that are promptly addressed in appropriate plans of correction, copies of which plans are provided to Owner; (c) any casualty affecting all or any portion of the Property; and (d) any taking or proposed taking by eminent domain of all or any portion of the Property of which Lessee receives notice or has knowledge, and a recommendation as to whether to challenge or settle any such taking. With respect to violations described in the foregoing clause (b) for which Lessee is required to give notice to Owner, Lessee shall (i) supply Owner with sufficient information concerning such violation so as to allow Owner to make a reasonably informed decision regarding response to and cure of such violation, and (ii) take all action necessary to address and cure such violation or License requirement.

      Section 2.3.20      Notice of Casualty/Reports. Lessee shall promptly give notice to Owner of any fire or other damage to the Property and when appropriate give prompt notice thereof to the appropriate insurance carrier under any policy of insurance carried by Lessee. Lessee shall provide information to Owner and the appropriate insurance carrier as to all alleged accidents and/or alleged claims for damages relating to the ownership, operation and maintenance of the Property, including any damage or destruction to the Property. Lessee shall cooperate with and make, if requested to do so by Owner, all reports required by the insurance carriers and not knowingly do anything to jeopardize the rights of Owner and/or any other party insured under such policies. In instances where Lessee believes that Lessee's insurance company will be responsible for any claim, Lessee shall promptly give notice to Lessee's general liability insurance carrier of any insured personal injury or insured property damage that such injury or damage has occurred or is claimed to have occurred. Lessee shall forward to such carrier and to Owner and any other person or entity designated by Owner any notice of claim, summons, subpoena or other like legal document served upon Lessee alleging any actual or potential liability of Owner or Lessee with respect to the Property. Owner shall handle and submit notice of claim to any insurance carrier of Owner.

      Section 2.3.21      Nondiscrimination. Neither Lessee nor any Affiliate of Lessee shall discriminate against the Property with respect to the recruitment or retention of residents or employees, the provision of centralized services or the provision of other management services, compared to the terms on which such services are provided to any other senior living facility owned, leased to or managed by Lessee.

ARTICLE III
RENTAL AND COMPENSATION AND EXPENSES OF LESSEE

Section 3.1      Rental. In addition to the management and other obligations to be performed by Lessee under this Agreement, for each month during the Term hereof Lessee shall pay to Owner a monthly sum equal to (i) all Rent Income and Other Income which is collected and actually received from the Property for such month, less (ii) the Expense Reimbursement Amount (as defined in Section 7.2), which payment shall constitute the total amount of monthly rent ("Monthly Rent") due from Lessee to Owner under this Agreement. Monthly Rent, the Management Fee and the Expense Reimbursement Amount shall be paid in accordance with the provisions of Article VII governing the deposit of Rent Income and Other Income into the Rent Account and disbursements from the Rent Account and Lessee's general accounts. Any partial month's Monthly Rent shall be prorated.

Section 3.2      Management Fee. As full and complete compensation for all services to be provided by Lessee under this Agreement, Lessee shall be entitled each month to a management fee equal to five percent (5.0%) of all Rent Income and Other Income which is collected and actually received from the Property with respect to such month (the "Management Fee"). The Management Fee shall be paid in accordance with the provisions of Article VII. Rent Income and Other Income, and therefore the corresponding Management Fee, for any partial month during the Term shall be prorated, and the Management Fee shall be payable only upon that portion of the Rent Income and Other Income allocable to that part of the month during the Term. Owner and its Affiliates shall have the right to offset against the Management Fee for any month, and against any other amount at any time owing by Owner or its Affiliates to Lessee, any amounts owing to Owner from Lessee.

Section 3.3      Costs and Expenses to be Borne by Lessee. Except for the Management Fee, Lessee shall bear all costs and expenses incurred in performing the supervisory and administrative functions related to the Property provided herein, and no such costs or expenses shall be charged to Owner. Without limiting the generality of the foregoing, Owner shall not be responsible for any of the following costs and expenses, except to the extent (if any) properly charged to Residents under the Residency Agreements or specifically included in the Approved Operating Budget:

      Section 3.3.1     All costs of gross salary and wages, payroll taxes, insurance, worker's compensation and other costs of Lessee's office and executive personnel.

      Section 3.3.2      All costs of forms, accounting materials, administrative materials, papers, ledgers and other supplies and equipment used in the Records Office and any other Lessee's office, all costs of Lessee's data processing equipment located at the Records Office and any other Lessee's office and all costs of data processing provided by computer service companies to the Records Office and any other Lessee's office.

      Section 3.3.3      All costs of Lessee's bookkeeping and accounting relating to the Property.

      Section 3.3.4       All transportation costs other than the cost of acquiring, maintaining and operating any vehicle that is used by Lessee to transport Residents.

      Section 3.3.5      Political or charitable contributions.

      Section 3.3.6      Cost of advances and cost of travel by Lessee's corporate office employees.

      Section 3.3.7      Cost of advances made to employees and cost of travel by Lessee's on-site employees or agents on non-Property related business.

      Section 3.3.8      Costs attributable to losses arising from negligence, willful misconduct or fraud on the part of Lessee, or Lessee's Affiliates, agents or employees.

      Section 3.3.9      Cost of comprehensive crime insurance or fidelity bond purchased by Lessee for its own account.

      Section 3.3.10      Training expenses or dues or fees to industry organizations, unless specifically approved by Owner, other than training expenses for employees based full-time at the Property required under Applicable Laws.

Section 3.4      Additional Payments. Notwithstanding the provisions of Section 3.3, Owner shall be responsible for (a) all reasonable expenses incurred by Lessee's employees for travel in performing the services of Lessee as set forth in Section 3.3 in an amount not to exceed the amount as set forth in the Approved Operating Budget, and (b) administrative costs incurred by Lessee in performing the services of Lessee for the direct benefit of the Property, including, without limitation, postage and overnight delivery charges, and printed checks in an amount not to exceed the amount set forth in the Approved Operating Budget. All such charges shall be in addition to the Management Fee. All such charges shall be due and payable following Lessee's submission and Owner's approval of a request for payment identifying such charges with reasonable specificity, and then may be collected in the manner described in Section 3.2 hereof with respect to the Management Fee.

ARTICLE IV
PERSONNEL
 Section 4.1      Stability of Management Team. Owner and Lessee recognize the benefits inherent in promoting stability in the management team engaged in the operation of the Property.

      Section 4.1.1      Lessee shall be required to use reasonable care in selecting and supervising all employees in its general employ and shall employ a sufficient number of capable employees (including an experienced on-site building manager) to enable Lessee to properly, adequately, safely and economically manage, operate and maintain the Property in accordance with the Management Standard. At no time are the employees to be considered employees of Owner. The selection, terms of employment (including without limitation compensation and duration of employment), supervision, training and assignment of duties of all employees of Lessee providing Property-related services shall be the duty and responsibility of Lessee. All personnel providing the Property-related services described in this Agreement shall be the employees or contractors of Lessee or its Affiliates.

      Section 4.1.2      Lessee shall employ, and shall provide Owner with contact information (including name, title and phone number) for, at least the following personnel for the Property:

           (a)      An on-site manager who works only for the Property and whose salary and other employee costs are to be provided for in the Approved Operating Budget.

Section 4.2      Affiliates. Lessee shall not contract for goods or services, the cost of which is provided for in an Approved Operating Budget or is otherwise payable from the Rent Account or chargeable to Owner, with any Affiliate of Lessee unless: (a) the goods or services are reasonably necessary in connection with the operation of the Property and all of the material terms of the arrangement, including the rates, must be consistent with the terms that the Lessee would obtain in an arm's-length, third party arrangement with an unaffiliated entity; and (b) the details of the contract or other arrangement are disclosed to and approved by Owner in writing in advance.

ARTICLE V
[RESERVED)

ARTICLE VI
ACCOUNTING AND FINANCING MATTERS

Section 6.1      Books and Records. Lessee shall keep accounts, books and records of the Property, pursuant to methods and systems and in form and substance customarily utilized by Lessee and in conformity with prudent practices in the industry and with Lessee's past practice, showing all receipts and expenditures and all other matters necessary or appropriate for the recording of the results of the operation of the Property. Such accounts, books and records shall be kept in a secure location at the Records Office and shall be available for inspection and copying by Owner and its representatives as provided in Section 2.3.16.

Section 6.2      Reports and Reconciliation of Property Accounts.

      Section 6.2.1      Monthly Reports. On or before the twentieth day of each calendar month, Lessee shall provide Owner with a monthly report containing the following information for the preceding calendar month:

           (a)      An unaudited statement of income for the Property for such month and for the fiscal year to date, including a comparison of actual figures to budgeted figures;

           (b)      A monthly update of the revenue journal for the Property;

           (c)      Schedule of aged accounts receivable;

           (d)      Management Fee calculation;

           (e)      Schedule of capital expenditures and comparison with budgeted expenditures;

           (f)      Any "monthly cash flow summary" produced by Lessee or any affiliate of Lessee relating to the Property; and

           (g)      Any other financial or operating information which may be reasonably required from time to time by Owner.

      Section 6.2.2      Periodic Reports. Lessee shall furnish to Owner periodically or as requested by Owner:

           (a)      Quarterly reports reflecting actual expenditures compared to expenditures budgeted in the Approved Operating Budget and reflecting Lessee's compliance with Section 2.3.2(d); and

           (b)      Quarterly reports describing on-site physical inspections and operating reviews.

      Section 6.2.3      Other Reports and Statements. Lessee shall furnish to Owner, as promptly as practicable, such other reports, statements or other information with respect to the operation of the Property as Owner may reasonably request from time to time.

Section 6.3     Contracts and Other Agreements. Lessee shall maintain at the Records Office one original (or a copy, if no original is available) of all contracts, Residency Agreements, licenses, equipment leases, maintenance agreements and all other agreements relating to the Property.

Section 6.4      Final Accounting. In addition to the monthly report for such month required under Section 6.2.1, Lessee shall deliver a final accounting for the Property to Owner within 30 days after last day in any calendar month in which the effective date of any termination of this Agreement occurs. Such final accounting shall set forth all current income, all current expenses and all other expenses contracted for on Owner's behalf but not yet incurred in connection with the Property, together with such other information as may be reasonably requested by Owner.

Section 6.5      Tax Returns. Lessee shall file all tax returns for all sales taxes, personal property taxes, payroll taxes and other taxes directly related to the Property, excluding, however, all federal, state and local income taxes of Owner and the parties shall perform such post termination reconciliations as are appropriate.

Section 6.6      Inspections. Owner and its representatives (including Owner's Affiliates, consultants and independent contractors) reserve the right to visit the Property at any time and to inspect and copy Lessee's records from time to time as provided in Section 2.3.16. Lessee shall cooperate with Owner and its representatives in exercising such rights. Lessee acknowledges that Owner may be negotiating with potential purchasers of the Property and agrees to cooperate in such negotiations, including, without limitation, by providing reasonable access to the Property to any prospective purchaser.

ARTICLE VII
RENT ACCOUNT

Section 7.1      [INTENTIONALLY OMITTED]

Section 7.2      Rent Account.

      Section 7.2.1

           (a)      Owner shall establish an interest-bearing account at U.S. Bank National Association ("U.S. Bank") under the sole and exclusive control of Owner for deposit of all Rent Income and Other Income (the "Rent Account"). Lessee shall deposit or shall cause Residents to deposit all Rent Income in the Rent Account and Lessee shall cause all Other Income to be deposited into the Rent Account promptly after receipt.

           (b)      To effect the foregoing: (i) with respect to all billings for rent and other amounts owed by residents of the Property that are sent by Lessee on or after the date of this Agreement, (A) such billings will direct that payments be made to an address of U.S. Bank that is satisfactory to Owner, (B) will include remittance coupons which are to be returned with the payment on such billing and which contain a bar code indicating that the payment made with that coupon is to be deposited into the Rent Account. That billing procedure will not be changed by Lessee or anyone on its behalf without the prior written consent of Owner; and (ii) promptly, and in any event within two business days after receipt thereof on or after the date of this Agreement, deposit any Rent Income or Other Income received by Lessee or any of its affiliates into the Rent Account or deliver the same to Owner for deposit in the Rent Account.

           (c)      Lessee will not under any circumstances commingle any Rent Income or any Other Income with any other funds prior to depositing the same, or causing the same to be deposited, to the Rent Account. Lessee shall not deposit or cause or permit to be deposited into the Rent Account any funds other than Rent Income and Other Income from the Property and from other properties leased to or managed by Lessee and owned by Owner or by other subsidiaries of Owner's parent corporation.

           (d)      Owner shall retain, from the first funds deposited in the Rent Account each month, an amount determined by Owner, in its sole discretion, and shall thereafter cause funds deposited in the Rent Account to be transferred therefrom on a daily basis to a general account of Lessee specified by Lessee; provided, however, that Owner shall have the right to cause such daily transfers to terminate at any time.

           (e)      Lessee shall pay the Expense Reimbursement Amounts from Lessee's general accounts using the funds received from Owner, all in accordance with the Approved Operating Budget and the Approved Capital Budget and shall, on a monthly basis, provide Owner with a reconciliation detailing all Rent Income and Other Income received and all payments or reimbursements made, as described in Section 6.2.1. Lessee shall give Owner notice if the funds deposited in Lessee's general accounts for any month pursuant to the procedure described above will not be sufficient to pay the Expense Reimbursement Amounts for such month in accordance with the Approved Operating Budget and the Approved Capital Budget and Owner may cause to be deposited in Lessee's general accounts additional amounts to cover such shortfall; provided, however, that Lessee shall not be required to pay Expense Reimbursement Amounts from its own funds if the deposits by Owner pursuant to this Section 7.2.1 are not sufficient for such purpose.

           (f)      Lessee acknowledges and agrees (after consultation with its counsel) that, if Lessee becomes the debtor in a case under the Bankruptcy Code, (i) the funds to be transferred pursuant to Section 7.2.1(d) are not property of Lessee and will not at any time be property of its bankruptcy estate; and (ii) Owner's exercise of its right to change the amount of, or terminate, the transfers of funds provided for in Section 7.2.1(d) are not subject to the automatic stay of Bankruptcy Code Section 362 and Lessee forever waives any contention to the contrary.

      Section 7.2.2      The following costs (collectively, the "Expense Reimbursement Amounts") shall be paid directly by Lessee or reimbursed by Lessee to itself from the funds swept from the Rent Account:

           (a)      Any and all costs necessary for the management, operation and maintenance of the Property, so long as such costs are provided for and are within the limits of the Approved Operating Budget, including amounts within the Permitted Operating Variance, or such other costs as are otherwise specifically authorized in writing by Owner;

           (b)      Any and all capital expenditures, so long as such costs are provided for and are within the limits of the Approved Capital Budget, including amounts within the Permitted Capital Variance, or such other costs as are otherwise specifically authorized in writing by Owner in advance;

           (c)      The Management Fee payable under Section 3.2; provided, however, such payment does not constitute any waiver and Owner expressly retains the right to challenge the amount or calculation of the Management Fees disbursed to Lessee; and

           (d)      Subject to Sections 2.3.2(c) and 2.3.6(b), any and all costs necessary to avoid harm that would otherwise result from Emergencies.

      Section 7.2.3      On or before the twentieth day of each calendar month, Lessee shall pay to Owner, together with the delivery of the reports required under Section 6.2.1, the excess of (a) any funds distributed by Owner to Lessee during the prior month pursuant to Section 7.2.1 over (b) the actual Expense Reimbursement Amounts paid by Lessee for such month. Owner shall have the right to conduct an audit of all or any portion of the Property's operations at any time. Lessee shall promptly correct all accounting method deficiencies and errors disclosed by Owner's audits and shall timely inform Owner in writing of all corrective action taken. Owner's audit shall be at Owner's sole cost and expense, unless an error in favor of Lessee exceeding the lesser of $3,000 or three percent (3%) of the average monthly Rent Income during the preceding six months is discovered, in which case Lessee shall bear the full cost of the audit. Any adjustments in amounts due and owing from Owner or Lessee shall be paid within 15 calendar days following the determination of such amount by agreement or pursuant to litigation or arbitration and shall bear interest at the rate of 8% per annum from the date such amounts were due until the date such amounts are paid.

Section 7.2.4      [If Lessee has not filed for bankruptcy at the time a Lease and Management Agreement is signed, include the following language:] [Lessee hereby agrees that Lessee shall use its best efforts to obtain, within ten days after Lessee files a voluntary petition under the Bankruptcy Code (or within ten days after the entry of an order for relief in any involuntary case under the Bankruptcy Code in which Lessee is the debtor), an order of the bankruptcy court providing (as adequate protection to Owner within the meaning of Bankruptcy Code section 361) that: (a) any and all Rent Income, Other Income and other funds paid to Lessee by Owner for the payment of expenses of the Property pursuant to this Agreement shall be deemed to be held in trust by Lessee for the benefit of Owner (regardless of whether such funds are commingled with funds of Lessee or any other person or entity); (b) all amounts described in the foregoing clause (a) must be applied to appropriate expenses of the Property, or returned to Owner, strictly in compliance with this Agreement and within the time periods required by this Agreement;(c) the amounts described in clause (a) but relating to properties subject to other lease and management agreements between Lessee and Owner, or between Lessee and any other subsidiary of Owner's parent corporation, shall be deemed to be held in trust by Lessee for the benefit of Owner or such other subsidiary, as applicable (regardless of whether such funds are commingled with funds of Lessee or any other person or entity); (d) the amounts described in the foregoing clause (c) must be applied to appropriate expenses of the property subject to such other lease and management agreement, or returned to Owner or such other subsidiary, as applicable, strictly in compliance with such lease and management agreement and within the time periods required by such lease and management agreement; and (e) if Lessee fails to comply with the foregoing requirements of such order then Owner and all other subsidiaries of Owner's parent corporation that are parties to other lease and management agreements with Lessee shall automatically have relief from the automatic stay of Bankruptcy Code section 362 to enforce all rights and remedies available to them under this Agreement, such other lease and management agreements and applicable law. If Lessee fails to obtain the order required by the foregoing sentence within the period required thereby, or if such order is later vacated or modified so as not to comply with such sentence, then Owner shall be entitled (in addition to its right to cause the termination of daily transfers of funds pursuant to Section 7.2.1 hereof) to withhold further transfers of funds to Lessee for the payment of expenses of the Property except pursuant to an arrangement reasonably satisfactory to Owner providing for such funds not to be commingled with any other funds of Lessee or any other person or entity except as otherwise agreed by Owner in its sole discretion.] [If Lessee has filed for bankruptcy at the time a Lease and Management Agreement is signed, include the following language:] [Lessee represents and warrants that an order has been entered by the bankruptcy court in the bankruptcy case in which Lessee is the debtor providing (as adequate protection to Owner within the meaning of Bankruptcy Code section 361) that: (a) any and all Rent Income, Other Income and other funds paid to Lessee by Owner for the payment of expenses of the Property pursuant to this Agreement shall be deemed to be held in trust by Lessee for the benefit of Owner (regardless of whether such funds are commingled with funds of Lessee or any other person or entity); (b) all amounts described in the foregoing clause (a) must be applied to appropriate expenses of the Property, or returned to Owner, strictly in compliance with this Agreement and within the time periods required by this Agreement; (c) the amounts described in clause (a) but relating to properties subject to other lease and management agreements between Lessee and Owner, or between Lessee and any other subsidiary of Owner's parent corporation, shall be deemed to be held in trust by Lessee for the benefit of Owner or such other subsidiary, as applicable (regardless of whether such funds are commingled with funds of Lessee or any other person or entity); (d) the amounts described in the foregoing clause (c) must be applied to appropriate expenses of the property subject to such other lease and management agreement, or returned to Owner or such other subsidiary, as applicable, strictly in compliance with such lease and management agreement and within the time periods required by such lease and management agreement; and (e) if Lessee fails to comply with the foregoing requirements of such order then Owner and all other subsidiaries of Owner's parent corporation that are parties to other lease and management agreements with Lessee shall automatically have relief from the automatic stay of Bankruptcy Code section 362 to enforce all rights and remedies available to them under this Agreement, such other lease and management agreements and applicable law. If such order is vacated or modified so as not to comply with such sentence, then Owner shall be entitled (in addition to its right to cause the termination of daily transfers of funds pursuant to Section 7.2.1 hereof) to withhold further transfers of funds to Lessee for the payment of expenses of the Property except pursuant to an arrangement reasonably satisfactory to Owner providing for such funds not to be commingled with any other funds of Lessee or any other person or entity except as otherwise agreed by Owner in its sole discretion.]

ARTICLE VIII
INSURANCE AND INDEMNITY

Section 8.1     Indemnity.

      Section 8.1     Lessee shall indemnify, hold harmless and defend each of the Indemnified Parties from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, taxes, damages, injuries and expenses (including, without limitation, reasonable actual attorneys' fees) (collectively, "Damages") arising from:

           (a)      Any breach of this Agreement by Lessee or any failure of Lessee to perform its obligations under this Agreement;

           (b)      Any acts of Lessee beyond the scope of its authority under the Agreement;

           (c)      Any liability incurred by Owner under the Worker Adjustment and Retraining Notification Act in connection with the employment or termination of any persons employed at the Property; and

           (d)      Any negligence, willful misconduct or other wrongful acts or omissions of Lessee, its employees, contractors or agents during the Term.

      Section 8.1.2      Owner shall indemnify, hold harmless and defend Lessee, its directors, shareholders, officers, employees and agents from and against any Damages arising from any breach of this Agreement by Owner or any failure of Owner to perform its obligations under this Agreement.

Section 8.2     Lessee's Insurance Responsibility.

      Section 8.2.1      Lessee shall maintain the following insurance coverages (on policy forms, with endorsements, in amounts and with deductibles, if applicable, reasonably acceptable to Owner) at all times during the Term as an expense of the Property pursuant to the Approved Operating Budget unless otherwise noted herein:

           (a)      Worker's compensation insurance at no less than statutory requirements, and employer's liability insurance;

           (b)      Non-occupational disability insurance when required by law;

           (c)      Commercial general liability insurance including contractual liability coverage and personal injury coverage with a minimum combined bodily injury and property damage single limit of One Million Dollars ($1,000,000) per occurrence and a general aggregate limit of Two Million Dollars ($2,000,000), or an equal amount of claims made coverage;

           (d)      Employee Dishonesty Coverage in an amount of not less than One Hundred Thousand Dollars ($100,000) covering all employees of Lessee handling any money of Owner with respect to the Property with such coverage to be at Lessee's sole cost and expense;

           (e)      Automobile liability insurance with a minimum combined bodily injury and property damage single limit of One Million Dollars ($1,000,000) per occurrence and a general aggregate limit of Three Million Dollars ($3,000,000); and

           (f)      Upon the request of Owner, all risk property and builders' risk insurance, if applicable, covering fire, casualty and such other hazards as may be specified by Owner (including insurance against flood, if the Property is situated in a designated flood zone) in an amount equal to one hundred percent (100%) of the replacement cost of the Property and including a building upgrade and municipal ordinance endorsement; provided, that Owner shall be listed as the insured under any such policy. Such insurance policy or policies shall include rental or business interruption and extra expense coverage as specified by Owner and shall provide for such deductibles as approved by Owner but that are, in any event, not more than Ten Thousand Dollars ($10,000).

      Section 8.2.2     Lessee shall deliver to Owner, not less than three days prior to the Effective Date, certificates of insurance or other satisfactory evidence that all required insurance is in full force and effect. At the request of Owner, copies of all such policies shall be provided to Owner. All the policies required under Section 8.2.1 shall provide that Owner be given not less than 30 days advance notice of any proposed cancellation or material change. The policies required under Subsection 8.2.1 shall name Owner as an additional named insured. The insurance required to be maintained by Lessee hereunder shall be the primary insurance in force for the operation of the Property. Any other insurance that may be procured or maintained by Owner shall be for the sole benefit of Owner and shall not be accessible to Lessee.

Section 8.3      Approval of Insurance Companies. All insurance required to be carried by Lessee herein shall be written with companies having a policyholder and asset rate, as circulated by Best's Insurance Reports, of A-/X or better.

Section 8.4      Additional Insureds. All policies of liability insurance required to be maintained by Lessee shall include as additional insureds Owner, Washington Mutual Bank, FA and any and all subsidiaries of Washington Mutual Bank, FA directly or indirectly owning Owner.

Section 8.5      Lessee's Duties in Case of Loss.

      Section 8.5.1      Lessee shall notify Owner immediately of any fire or other damage to any part of the Property, other than minor damage due to ordinary wear and tear. In the event of any serious damage to any part of the Property, Lessee shall telephone Owner immediately, and shall arrange for an insurance adjuster to view the damage before repairs are started. Lessee shall telephone Owner immediately if any hazardous substances or other contaminants are released on, about, under or in the vicinity of the Property. Lessee shall not settle any losses, complete loss reports or adjust losses on behalf of Owner or meet with any federal, state or local regulatory agency (other than meetings required under Applicable Laws) without the prior written consent of Owner.

      Section 8.5.2      Lessee shall notify Owner promptly of any personal injury or property damage occurring to or claimed by any Resident or third party on or with respect to any part of the Property. Lessee shall forward to Owner immediately upon receipt copies of any summons, subpoena or other like legal document served upon Lessee relating to actual or alleged potential liability of Owner, Lessee or the Property.

Section 8.6      Waiver of Subrogation. Each insurance policy maintained by Owner or by Lessee with respect to the Property (including all insurance policies required to be maintained by Lessee under Section 8.2.1) shall contain a waiver of subrogation clause, or shall name both Owner and Lessee as insured parties thereunder, so that no insurer shall have any claim over or against Owner or Lessee, as the case may be, by way of subrogation or otherwise, with respect to any claims which are insured under any such policy.

ARTICLE IX
RELATIONSHIP OF PARTIES

Section 9.1      Representations and Warranties.

      Section 9.1.1      Lessee's Authority. Lessee represents and warrants that (a) Lessee has full power, authority and legal right to execute, deliver and perform this Agreement and (b) the execution, delivery and performance of all or any portion of this Agreement do not and will not (i) require any consent or approval from any governmental authority, (ii) violate any provisions of Applicable Law, or (iii) conflict with, result in a breach of, or constitute a default under the charter or bylaws of Lessee or any instrument to which Lessee is a party or by which it or any of its property is bound.

      Section 9.1.2     Qualifications of Lessee. Lessee hereby represents and warrants to Owner that:

           (a)      Lessee is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized and qualified to do business in the state where the Property is located, and possesses and will maintain during the Term at its sole cost and expense all Licenses and other qualifications required by all Applicable Laws for Lessee to fulfill its obligations under this Agreement.

           (b)      The execution, delivery and performance of this Agreement and all certificates, documents and other instruments executed and delivered by Lessee have been duly and validly authorized by all requisite action of Lessee, and constitute or will constitute the legal and valid obligations of Lessee, binding upon Lessee and enforceable in accordance with their respective terms.

           (c)      Neither the execution of this Agreement, nor the consummation of the transactions contemplated herein will (i) violate or conflict with any provision of the articles of incorporation or bylaws of Lessee, or (ii) violate or conflict with the decree of any court or governmental body of any jurisdiction applicable to Lessee, or its assets or business. Lessee is not a party to, subject to, or bound by any agreement or any arbitration award or judgment, order, writ, injunction, or decree of any court or governmental body that would prevent Lessee from making or consummating the transactions contemplated by this Agreement.

           (d)      Lessee is properly staffed to provide the services of Lessee under this Agreement in a timely and professional manner.

           (e)      Neither Lessee nor any director, officer or employee of Lessee is at the present time, or at any time during the five (5) years immediately preceding the Effective Date has been (i) convicted of, or plead guilty or nolo contendere in connection with, charges that such individual or entity has violated the federal Anti-Kickback Statute or any other federal or state healthcare fraud statute, (ii) been excluded from the Medicare, Medicaid, or any other federal healthcare program or had its right to participate in any such program terminated, suspended or revoked, (iii) been held civilly liable or settled civil claims brought by a federal or state governmental agency, office, department or division for alleged violations of the federal "Stark II" statute, the federal False Claims Act, or any similar federal or state law in connection with the provision of healthcare services, or (iv) been the target of an investigation, inquiry, review or enforcement action by any federal or state governmental agency, office, division or department in connection with an alleged violation of the federal Anti-Kickback Statute, Stark II statute, False Claims Act or any other federal or state healthcare law, statute, rule or regulation, other than routine licensure matters in the ordinary course of operating assisted living/Alzheimer's care facilities which have been corrected or resolved in the ordinary course of business, without the imposition of any material penalty on Lessee.

      Section 9.1.3     Owner's Authority. Owner represents and warrants that (a) Owner has full power, authority and legal right to execute, deliver and perform this Agreement, and (b) the execution, delivery and performance of all or any portion of this Agreement do not and will not (i) require any consent or approval from any governmental authority, (ii) violate any provisions of law or any governmental order, (iii) conflict with, result in a breach of, or constitute a default under, the charter or bylaws of Owner or any instrument to which Owner is a party or by which it or any of its property is bound.

      Section 9.1.4      Reliance. Lessee acknowledges and agrees that Owner is relying upon the representations and warranties set forth in Section 9.1 in entering into this Agreement.

Section 9.2      Nature of Relationship. In taking any action pursuant to this Agreement, Lessee shall be acting as a tenant and solely as an independent contractor, and nothing in this Agreement, express or implied, shall be construed as creating a partnership, joint venture, employer, employee or principal-agent relationship between Lessee (or any person employed by Lessee) and Owner, or any other relationship between the parties hereto, except that of property owner and tenant/independent contractor.

Section 9.3      Lessee Not to Pledge Owner's Credit. Lessee shall not pledge the credit of Owner without Owner's prior written consent. Lessee shall not, in the name or on behalf of Owner, borrow any money or execute any promissory note, installment purchase agreement, bill of exchange or other obligation.

Section 9.4      Estoppel Certificate. Lessee, at any time and from time to time, upon no less than ten (10) days' prior notice from Owner, will execute, acknowledge and deliver to Owner without charge a statement in writing certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Monthly Rent and Management Fee have been paid, and stating whether or not, to the best knowledge of Lessee, Owner and/or Lessee are in default in the performance of this Agreement and, if so, specifying each such default of which Lessee may have knowledge, and including such other information as Owner may reasonably request.

Section 9.5      Subordination. Provided Lessee received appropriate nondisturbance rights and assurances of continued reimbursement of the expenses incurred by Lessee hereunder, this Agreement shall be subordinate to any present and future mortgages, deeds of trust and deeds to secure debt affecting all or any portion of the Property, any present or future leases hereafter affecting all or substantially all of the Property, or any security interest in Owner, and all renewals, extensions, modifications, increases, consolidations or replacements thereof.

Section 9.6      Confidentiality. Owner and Lessee each agree to preserve the confidentiality of all "Confidential Information" received from the other. "Confidential Information" means (i) the existence and contents of this Agreement, and (ii) with respect to either party, any information of a proprietary or confidential nature relating to the business or the assets of such party or any of its Affiliates that is not public information known by the other party prior to the date of this Agreement. Neither party will disclose Confidential Information of the other party except as may be required by Applicable Laws or by court order, without the prior written consent of the other party, provided that either party may disclose such information to its consultants, accountants and attorneys on an as needed basis.

Section 9.7      Third-Party Reporting. Lessee shall act in accordance with the Management Standard to prepare and file, or cause to be prepared and filed, when due, all reports relating to the Property, or any portion thereof, required by Applicable Laws, other than federal, state and local income, franchise and similar tax returns required to be filed by or on behalf of Owner.

ARTICLE X
TERMINATION

Section 10.1      Default. Upon the occurrence of a default by Owner or Lessee of any of its obligations hereunder, the other party shall first notify such defaulting party in writing of the exact nature of the default and such defaulting party shall have ten (10) days after receipt of such notice to cure the default, or, with respect to a default that cannot be completely cured with the payment of money, such longer period, not to exceed twenty (20) additional days, as may be reasonably necessary to effect a cure. If such defaulting party fails to cure such default within such cure period, the other party shall be entitled to terminate the Agreement in accordance with the provisions of Section 10.2 below and pursue all remedies available at law or in equity.

Section 10.2      Termination.

      Section 10.2.1     This Agreement may be terminated by Owner:

           (a)      in the event of any default by Lessee which is not cured within the applicable cure period described in Section 10.1 above;

           (b)      in the event of any sale of the Property on or before the end of the Term, upon the consummation of such sale;

           (c)      without cause upon thirty (30) days' written notice to Lessee; or

           (d)      immediately in the event of Lessee's gross negligence, fraud or loss of a license necessary for operation of the Property.

      Section 10.2.2      This Agreement may be terminated by Lessee:

           (a)      in the event of any default by Owner, which is not cured within the applicable cure period described in Section 10.1 above; or

           (b)      without cause upon sixty (60) days' written notice to Owner.

      Section 10.2.3      To exercise its option to terminate this Agreement, the terminating party shall give written notice to the other party which sets forth the basis for the termination and the applicable cure period, if any.

Section 10.2      Orderly Transition. In the event of any termination of this Agreement pursuant to the terms hereof, Lessee shall (a) leave at the Property all files and documents in Lessee's possession relating to all existing and prospective Residents of the Property and such other files and documents as were customarily maintained at the Property, and provide copies of any other records relating to the Property upon Owner's request, (b) cooperate with Owner and any replacement lessee, manager or purchaser designated by Owner to effect an orderly transition of the management and operation of the Property (including but not limited to assisting Owner with retaining the telephone and fax numbers at the Property), and (c) vacate the Property promptly upon the written request of Owner once a replacement licensed operator is ready to assume operations or upon cessation of operations. Additionally, Lessee expressly grants to Owner and any of its designees or agents, upon any notice of termination or termination by Owner, the right of entry onto the Property and the right to negotiate with and hire any of Lessee's employees at the Property (including but not limited to the executive director) provided no such entry shall occur (absent a cessation of operations) until the actual termination date has been fixed, with due regard for the licensing timeframe for the new manager, and the application for such new license has been filed with the appropriate agencies. The obligations set forth in this Section 10.3 shall survive termination of this Agreement. During any such transition while Lessee is still managing the Property, the Management Fee shall be paid to Lessee and Lessee shall continue to pay directly or reimburse itself for the Expense Reimbursement Amounts. Owner shall not be required to remove any signage at the Property containing trademarks or trade names of Lessee until ninety (90) days after the effective date of the termination.

Section 10.4      Rights Which Survive Termination or Expiration. The termination of this Agreement shall in no event terminate or prejudice (a) any right arising out of or accruing in connection with the terms of this Agreement attributable to events and circumstances occurring prior to termination, or (b) any rights or obligations specified in this Agreement to survive termination.

ARTICLE XI
GENERAL

Section 11.1     Notices. Any notices relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes (a) when delivered, if (i) by receipt-confirmed facsimile transmission with the original subsequently delivered by first class United States Mail or other means described herein, (ii) in person or (iii) by generally recognized overnight courier service, or (b) five days after deposit in the United States Mail certified or registered mail receipt requested, postage prepaid, to the respective addresses set forth below, or to such other addresses as the parties may designate from time to time.

LESSEE:
Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53226
414-918-5403
414-918-5055
Attention: Mark W. Ohlendorf

With a copy to:
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303

Attention: Miriam J. Dent

 OWNER:
c/o Washington Mutual Bank, FA
3200 Southwest Freeway, Suite 2630
Houston, Texas 77027
Attention: Gordon Kovacs

With a copy to:
Heller Ehrman White & McAuliffe LLP
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
Attn: Brian D. Hulse

Section 11.2     Entire Agreement. This Agreement, together with all exhibits and schedules attached, is intended by the parties as the complete and final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement specifically supersedes any prior written or oral agreements between the parties with respect to the subject matter hereof. The language in all parts of this Agreement shall be construed as a whole in accordance with its fair meaning, and shall not be construed against any party solely by virtue of the fact that such party or its counsel was primarily responsible for its preparation.

Section 11.3      Amendments and Waivers. No modification of this Agreement shall be effective unless set forth in writing, signed by the party against whom the modification is sought to be enforced. The party benefited by any condition or obligation may waive it, but any such waiver shall not be enforceable by the other party unless made in writing and signed by the waiving party.

Section 11.4      Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by an arbitrator or court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the arbitrator or court, or the validity or enforceability of this Agreement as a whole.

Section 11.5      Governing Law. This Agreement shall be governed by the laws of the state of Washington without giving effect to the conflict of laws principles of such state.

Section 11.6      Time. Time is of the essence in the performance of the parties' respective obligations under this Agreement.

Section 11.7      Assignment. Lessee acknowledges that Lessee is uniquely qualified to perform its obligations under this Agreement and that Lessee's experience in managing the Property and other properties in the region in which the Property is located, and Lessee's experience, expertise and reputation in the management of senior living facilities generally, are material inducements to Owner to enter into this Agreement. Lessee shall not assign this Agreement without Owner's prior written consent, which consent may be arbitrarily withheld. Owner may assign this Agreement to any person to whom Owner conveys the Property and upon such assignment Owner shall be released from all obligations accruing under this Agreement after the date of such Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

Section 11.8      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 11.9     Exculpation. No person or entity other than Owner shall be liable for any of the obligations of Owner hereunder, and Lessee shall look solely to Owner's interest in the Property, as well as any rents, profits or proceeds thereof for the enforcement of any claims against Owner arising hereunder.

Section 11.10     Attorneys' Fees. In the event of any arbitration or other legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such proceeding, or the non-dismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including without limitation reasonable attorneys' fees and costs paid or incurred in good faith at the arbitration, pre-trial, trial and appellate levels, in any bankruptcy or other insolvency proceeding, and in enforcing any award or judgment granted pursuant thereto. The "prevailing party," for purposes of this Agreement, shall be deemed to be that party which obtains substantially the result sought, whether by dismissal, award or judgment.

Section 11.11     Further Assurances. Owner and Lessee shall execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

Section 11.12      No Waiver. The failure of either party to insist upon strict performance of any of the terms and provisions of this Agreement or to exercise any option, right or remedy herein contained shall not be construed as a waiver or as a relinquishment for the future of such terms, provisions, options, rights or remedies and the same shall continue and remain in full force and effect.

Section 11.13      References. The headings used in this Agreement are provided for convenience only, and this Agreement shall be interpreted without reference to any headings. The date of this Agreement is for reference purposes only.

Section 11.14      Consent. Unless otherwise expressly provided in this Agreement, when a provision of this Agreement requires the consent of any party, such consent shall not be unreasonably withheld, delayed or conditioned. If a party is determined to have unreasonably withheld, delayed or conditioned its consent in violation of this Agreement or any applicable law, the other party shall be entitled, as its sole and exclusive remedy, to recover only the amount of its actual direct damages, including reasonable attorneys' fees and costs, and shall not be entitled to recover any punitive or consequential damages, including, for example and not by way of limitation, any damages or losses arising from or related to the effect of such unreasonably withheld, delayed or conditioned consent on the overall operations of Owner or Lessee.

Section 11.15      Owner's Designated Representative. Owner shall have the right, from time to time, to designate to Lessee, in writing, a person or firm who shall have the right to grant consents and approvals, sign contracts, receive reports and notices, and otherwise act in the place and stead of Owner for all purposes under this Agreement. Lessee shall have the right to rely upon, and the duty to honor, such designation until the same is revoked in writing by Owner and delivered to Lessee. No such designation, however, shall constitute authority for such designated representative to modify Owner's Agreement.

Section 11.16     Waiver of Right to Jury Trial. The parties hereby agree, knowingly and freely, to waive any right and entitlement to have a dispute arising pursuant to this Agreement heard before a jury.

[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     Name:

     Title:

ALTERRA HEALTHCARE CORPORATION

By:

     Name:

     Title:

EXHIBIT A

Description of Property

EXHIBIT B

Approved Operating Budget for Year Ending December 31, 2002

EXHIBIT C

Approved Capital Budget for Year Ending December 31, 2002

ANNEX 6

Form of Interim Deficiency Waiver

INTERIM DEFICIENCY WAIVER

This Interim Deficiency Waiver (this "Agreement") is made and entered into this __ day of _______, 200_, by and among Washington Mutual Bank, FA, a federal association which is the successor by merger to Bank United ("Bank United"), U. S. Bank National Association f/k/a Firstar Bank Milwaukee, N.A. and AmSouth Bank (collectively, "Lenders") and Washington Mutual Bank, a federal association which is successor by merger to Bank United, in its capacity as agent for Lenders (in such capacity, "Agent") in favor of ALS Holdings, Inc., a Delaware corporation ("Holdings") and ALS Wisconsin Holdings, Inc., a Delaware corporation ("Wisconsin Holdings") (Holdings and Wisconsin Holdings collectively referred to as "Borrowers") and Alterra Healthcare Corporation, a Delaware corporation formerly known as Alternative Living Services, Inc. ("Guarantor").

RECITALS

A.      Borrowers, Agent and Lenders are parties to an Amended and Restated Financing and Security Agreement dated February 12, 1999 (as amended to the date hereof, the "Financing Agreement"), as amended by a First Amendment to Amended and Restated Financing and Security Agreement dated as of October 29, 1999, a Second Amendment to Amended and Restated Financing and Security Agreement dated as of May 10, 2000, and a Third Amendment to Amended and Restated Financing and Security Agreement dated as of May 31, 2000.

B.      Agent and Lenders are parties to an Agency Agreement dated as of February 12, 1999 (as amended to the date hereof, the "Agency Agreement"), as amended by a First Amendment to Agency Agreement dated as of October 29, 1999.

C.      The Credit Facility provided for in the Financing Agreement (the "Credit Facility") is evidenced by the following (collectively, as amended to the date hereof, the "Notes"): (i) a Promissory Note dated September 28, 1998 in the principal amount of $45,000,000 in favor of Bank United as a Lender, as amended by a First Amendment to Promissory Note dated as of November 18, 1998; (ii) a Promissory Note dated February 12, 1999 in the principal amount of $20,000,000 in favor of Firstar Bank Milwaukee, N.A. as a Lender; (iii) a Promissory Note dated February 12, 1999 in the principal amount of $15,000,000 in favor of AmSouth Bank as a Lender; and (iv) an Additional Borrower Joinder Supplement dated December 10, 1998 and executed by Borrowers, Guarantor and Agent.

D.      Borrowers' obligations under the Financing Agreement, the Notes and the documents and instruments related thereto are secured by certain mortgages and other Security Documents (as defined below) executed by Borrowers and Guarantor. Under the terms of the Security Documents, Borrowers and Guarantor granted to Agent for the benefit of Lenders liens on, and security interests in, certain collateral, including, without limitation, all right, title and interest of Borrowers and Guarantor in and to all of the Properties (as defined in the Collateral Disposition Agreement described below).

E.      Guarantor has guaranteed the Credit Facility provided for in the Financing Agreement pursuant to the terms of the following (collectively, the "Guaranty"): (i) the Guaranty of Payment Agreement dated September 28, 1998 executed by Guarantor in favor of Agent and Lenders, as amended by a First Amendment to Guaranty of Payment Agreement dated as of October 29, 1999, a Suspension, Waiver and Modification Agreement dated as of March 28, 2000, a Third Amendment to Guaranty of Payment Agreement dated as of May 10, 2000, and a Fourth Amendment to Guaranty of Payment Agreement dated as of May 31, 2000; and (ii) certain Guaranties of Performance executed by Guarantor on various dates in connection with individual Properties.

F.      The Financing Agreement, the Notes, the Guaranty, the Agency Agreement, the Security Documents, and all other documents, instruments and agreements evidencing, securing or otherwise relating to the Credit Facility are collectively referred to as the "Financing Documents."

G.      Borrowers, Guarantor, Lenders and Agent are parties to that certain Forbearance and Collateral Account Agreement dated as of November 1, 2001 (as amended to the date hereof, the "Forbearance Agreement") pursuant to which Agent and Lenders agreed to forbear for a limited time in the exercise of certain rights and remedies provided to Agent and Lenders under the Financing Documents on the terms and conditions set forth in the Forbearance Agreement.

H.     Borrowers and Guarantor are in default under the Financing Documents by virtue, without limitation, of the failure to make payments when due under the Financing Documents (the "Maturity Default").

I.     Pursuant to that certain Collateral Disposition Agreement dated October 8, 2002, (the "Collateral Disposition Agreement"), Borrowers, Guarantor, Lenders and Agent agreed that Borrowers and Guarantor would refinance certain of the Properties and that Borrowers and Guarantor would permit Agent, on behalf of Lenders, to foreclose Lenders' interests in the Properties and the other Collateral with the cooperation of Borrowers and Guarantor or, alternatively at the option of Agent, would provide Agent or any one or more nominees of Agent with deeds in lieu of foreclosure with respect to some or all of the Properties and the other Collateral, and Agent and Lenders would release Borrowers and Guarantor, prior to the Final Interim Deficiency Waiver Date, from recourse liability for the Allocated Deficiency Waiver Amount applicable to each Property, as and when each such refinancing or foreclosure occurs or such deed in lieu is recorded or, subject to the prior approval of Agent and Lenders pursuant to the Collateral Disposition Agreement, such Property is sold.

      NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten and No/100 Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1.     Defined Terms. All terms as defined herein shall have the same meanings as set forth in the Collateral Disposition Agreement.

      2.      Acknowledgement of Delivery. Simultaneously herewith, Borrowers and Guarantor have executed and delivered to Transferee a Transfer Deed for the __________ Property (the "__________ Property"), the receipt and sufficiency of which are hereby acknowledged by Agent and Lenders. [MODIFY FOR FORECLOSURE SITUATION, THIRD-PARTY SALE SITUATION, AND REFINANCING SITUATION]

      3.      Waiver and Release of Released Borrowing Parties. Subject to the exclusions expressly set forth below, Agent and Lenders hereby release Borrowers, Guarantor and their respective subsidiaries, Affiliates, agents, contractors, consultants, employees, servants, attorneys, representatives, officers, trustees, beneficiaries and directors, as well as the respective heirs, successors, legal representatives, executors, administrators, successors and assigns of any and all of them (herein collectively referred to as the "Released Borrowing Parties") as follows: (i) for Borrowers and Guarantor, from all recourse personal and corporate liability in the amount of the sum of (A) $_____________, which represents the Allocated Principal Release Amount applicable to the __________Property plus the Applicable Percentage for such Property of interest accrued to the date hereof under the Financing Documents, and (B) the Applicable Percentage for such Property of the aggregate Non-Principal Amounts, other than interest, outstanding as of the date hereof under the Financing Documents, which amount, collectively, equals the Allocated Deficiency Waiver Amount for such Property; and (ii) for all Released Borrowing Parties other than Borrowers and Guarantor, from all liability (including without limitation personal or corporate, recourse, nonrecourse or otherwise) in the amount of the Allocated Deficiency Waiver Amount for such Property. In each case such releases are releases to the extent described above under the Financing Documents in the amount of the Allocated Deficiency Waiver Amount applicable to the Property for which Borrowers and Guarantor [delivered the Transfer Deed referenced in Subsection 2, above] and Agent and Lenders hereby waive any and all rights to make demand for, or receive payment of, the amount so released, to the extent of such release. Such release is effective as of the Recordation Date for such Property. Agent and Lenders agree, upon the request of Borrowers and Guarantor, to provide a calculation of the amount the Non-Principal Amounts, other than interest, that have been released under this Agreement and under any other Interim Deficiency Waivers or the Final Interim Deficiency Waiver that may have been delivered prior to the date of such request pursuant to the Collateral Disposition Agreement.

      4.      Exclusions from Release. The foregoing releases and waivers shall only release Borrowers and Guarantor from recourse personal and corporate liability for the amounts so released but shall release the Released Borrowing Parties other than Borrowers and Guarantor completely for the amounts so released. The nonrecourse obligation of Borrowers and Guarantor for such amounts secured by the Security Documents shall remain in full force and effect on a nonrecourse basis except as the same may be reduced by application of the proceeds of foreclosure sales or other sales of Collateral actually received by Agent or Lenders. As used in this Agreement, "nonrecourse" means that Borrowers' and Guarantor's obligations and the claims against Borrowers and Guarantor are limited solely to Borrowers' and Guarantor's interest in the Collateral, and no in personam suit to enforce such obligations or in personam judgment may be sought or obtained against Borrowers or Guarantor for such obligations. Nothing contained in this Agreement will result in the release by Agent or Lenders of any Collateral for the Credit Facility.

      5.      Revival of Obligations. To the extent any payment made or property transferred to Agent, any Lender, any Transferee or any third party by a Borrower or Guarantor or pursuant to a judicial or nonjudicial foreclosure sale is invalidated, declared to be a preference or fraudulent transfer, set aside or required to be repaid under any bankruptcy law, other law or equitable principle, the obligations of Borrowers and Guarantor for repayment of such amounts (together with interest thereon as provided in the Financing Documents) will be revived and continue as if such payment or transfer had never been made by the applicable Borrower or Guarantor and notwithstanding any release of liability otherwise provided for in this Agreement.

      6.      Preservation of Liability for Certain Matters. Notwithstanding anything to the contrary in this Agreement, the foregoing releases and waivers shall not result in the release of any obligation or liability of Borrowers or Guarantor for (a) fraud; (b) liability under any Environmental Indemnity Agreement entered into by Borrowers and Guarantor in connection with any Property; (c) avoidance of any Transfer Deed as a fraudulent transfer, preference or otherwise; (d) recovery from Agent, any Lender or Transferee of payments made pursuant to any Medicare or Medicaid program with respect to any Property prior to the Recordation Date for such Property or otherwise as a result of actions of a Borrower or Guarantor; or (e) material losses resulting from the material untruth of any representation or warranty contained in the Collateral Disposition Agreement or from the failure of Borrowers or Guarantor to perform any covenant or agreement made by them in the Collateral Disposition Agreement, the Deed in Lieu of Foreclosure Agreement, or in any Deed in Lieu, which failure is not cured pursuant to Section 9.5 of the Collateral Disposition Agreement.

      7.      Miscellaneous.

           7.1     Notices.All notices, requests, demands and other communications with respect hereto shall be given as provided in the Collateral Disposition Agreement.

           7.2      Jury Trial Waiver.BY EXECUTING THIS AGREEMENT, AGENT, LENDERS, BORROWERS AND GUARANTOR EACH IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY FINANCING DOCUMENT, THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND/OR THE FINANCING DOCUMENTS, THE COLLATERAL DISPOSITION AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF AGENT, LENDERS, GUARANTOR OR BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWERS, GUARANTOR, LENDERS AND AGENT TO ENTER INTO THIS AGREEMENT.

           7.3     Full Force and Effect.The provisions of each Financing Document, as modified by this Agreement and the Collateral Disposition Agreement, and the Collateral Disposition Agreement shall remain in full force and effect, and Borrowers and Guarantor ratify and confirm their obligations under the Financing Documents as modified by this Agreement and the Collateral Disposition Agreement and the Collateral Disposition Agreement in all respects. No failure or delay by Agent, Lenders or Transferee in exercising any power or right under this Agreement or any Financing Document will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other or future exercise of such power or right, or the exercise of any other power or right. Borrowers and Guarantor acknowledge and agree that there are no defenses, counterclaims or setoffs against any of their obligations under the Financing Documents. In the event of any inconsistency between the terms of this Agreement and those of the Collateral Disposition Agreement, the terms of the Collateral Disposition Agreement will control.

           7.4      No Novation. This Agreement shall not constitute a novation of any Financing Document.

           7.5      Further Assurances. The parties hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, upon the reasonable request of any other party, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as reasonably may be required for the purpose of effecting the terms of this Agreement.

           7.6      Binding Effect.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           7.7      Counterparts.  This Agreement may be executed by the parties in one or more counterparts, all of which together shall constitute but one and the same instrument.

           7.8      Relationship Among Parties. Borrowers and Guarantor on the one hand and Agent, Lenders and Transferee on the other do not now have, nor have they ever had, any relationship other than that of borrower, guarantor and lender. They are not now and have not at any time in the past been partners, joint venturers or part of any other legal relationship except borrower, guarantor and lender and no other relationship is established by this Agreement or the agreements to be entered into pursuant to this Agreement. All parties have entered into this Agreement of their own free will after extensive negotiation and with the advice of counsel of their own choosing.

           7.9      No Assumption of Liabilities.  Neither this Agreement nor any provision hereof shall be deemed to be an assumption by Agent, Lenders, Transferee or their respective designees of any obligations or liability relating to or arising out of the Properties or the other Collateral.

           7.10      Legal Expenses.   In the event of any litigation, arbitration or other legal proceeding relating to the interpretation or enforcement of this Agreement, the prevailing party or parties shall be entitled to an award of reasonable attorneys' fees and costs from the other party or parties, including but not limited to all such fees and costs incurred in connection with trial court proceedings, appeals, arbitration proceedings, bankruptcy or other insolvency proceedings and post-judgment collection efforts; provided, however, that the payment of the costs of and attorneys' fees associated with any Arbitration initiated under Section 9.5 of the Collateral Disposition Agreement shall be governed by the provisions of such Section 9.5.

           7.11      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and any applicable laws of the United States of America in all respects, including construction, validity and performance.

           7.12      Notice and Agreement.  Borrowers, Guarantor, Agent and Lenders hereby take notice of and agree to the following:

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[SIGNATURES ON FOLLOWING PAGES]

WITNESS the following signatures.

BORROWERS:

ALS HOLDINGS, INC.

By:
Name:
Title:

ALS WISCONSIN HOLDINGS, INC.

By:            Name:
Title:

GUARANTOR:

ALTERRA HEALTHCARE CORPORATION

By:
Name:
Title:

AGENT AND LENDERS:

WASHINGTON MUTUAL BANK, FA, as Agent
and as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, f/k/a
FIRSTAR BANK MILWAUKEE, N.A., as a
Lender

By:
Name:
Title:

AMSOUTH BANK, as a Lender

By:

Name:
Title:

ANNEX 7

Form of Final Interim Deficiency Waiver

FINAL INTERIM DEFICIENCY WAIVER

          This Final Interim Deficiency Waiver (this "Agreement") is made and entered into this __ day of _______, 200_, by and among Washington Mutual Bank, FA, a federal association which is the successor by merger to Bank United ("Bank United"), U.S. Bank National Association f/k/a Firstar Bank Milwaukee, N.A. and AmSouth Bank (collectively "Lenders") and Washington Mutual Bank, a federal association which is successor by merger to Bank United, in its capacity as agent for Lenders (in such capacity, "Agent") in favor of ALS Holdings, Inc., a Delaware corporation ("Holdings") and ALS Wisconsin Holdings, Inc., a Delaware corporation ("Wisconsin Holdings") (Holdings and Wisconsin Holdings collectively referred to as "Borrowers") and Alterra Healthcare Corporation, a Delaware corporation formerly known as Alternative Living Services, Inc. ("Guarantor").

RECITALS

      A.     Borrowers, Agent and Lenders are parties to an Amended and Restated Financing and Security Agreement dated February 12, 1999 (as amended to the date hereof, the "Financing Agreement"), as amended by a First Amendment to Amended and Restated Financing and Security Agreement dated as of October 29, 1999, a Second Amendment to Amended and Restated Financing and Security Agreement dated as of May 10, 2000, and a Third Amendment to Amended and Restated Financing and Security Agreement dated as of May 31, 2000.

      B.     Agent and Lenders are parties to an Agency Agreement dated as of February 12, 1999 (as amended to the date hereof, the "Agency Agreement"), as amended by a First Amendment to Agency Agreement dated as of October 29, 1999.

      C.     The Credit Facility provided for in the Financing Agreement (the "Credit Facility") is evidenced by the following (collectively, as amended to the date hereof, the "Notes"): (i) a Promissory Note dated September 28, 1998 in the principal amount of $45,000,000 in favor of Bank United as a Lender, as amended by a First Amendment to Promissory Note dated as of November 18, 1998; (ii) a Promissory Note dated February 12, 1999 in the principal amount of $20,000,000 in favor of Firstar Bank Milwaukee, N.A. as a Lender; (iii) a Promissory Note dated February 12, 1999 in the principal amount of $15,000,000 in favor of AmSouth Bank as a Lender; and (iv) an Additional Borrower Joinder Supplement dated December 10, 1998 and executed by Borrowers, Guarantor and Agent.

      D.     Borrowers' obligations under the Financing Agreement, the Notes and the documents and instruments related thereto are secured by certain mortgages and other Security Documents (as defined below) executed by Borrowers and Guarantor. Under the terms of the Security Documents, Borrowers and Guarantor granted to Agent for the benefit of Lenders liens on, and security interests in, certain collateral, including, without limitation, all right, title and interest of Borrowers and Guarantor in and to all of the Properties (as defined in the Collateral Disposition Agreement described below).

      E.      Guarantor has guaranteed the Credit Facility provided for in the Financing Agreement pursuant to the terms of the following (collectively, the "Guaranty"): (i) the Guaranty of Payment Agreement dated September 28, 1998 executed by Guarantor in favor of Agent and Lenders, as amended by a First Amendment to Guaranty of Payment Agreement dated as of October 29, 1999, a Suspension, Waiver and Modification Agreement dated as of March 28, 2000, a Third Amendment to Guaranty of Payment Agreement dated as of May 10, 2000, and a Fourth Amendment to Guaranty of Payment Agreement dated as of May 31, 2000; and (ii) certain Guaranties of Performance executed by Guarantor on various dates in connection with individual Properties.

      F.      The Financing Agreement, the Notes, the Guaranty, the Agency Agreement, the Security Documents, and all other documents, instruments and agreements evidencing, securing or otherwise relating to the Credit Facility are collectively referred to as the "Financing Documents."

      G.      Borrowers, Guarantor, Lenders and Agent are parties to that certain Forbearance and Collateral Account Agreement dated as of November 1, 2001 (as amended to the date hereof, the "Forbearance Agreement") pursuant to which Agent and Lenders agreed to forbear for a limited time in the exercise of certain rights and remedies provided to Agent and Lenders under the Financing Documents on the terms and conditions set forth in the Forbearance Agreement.

      H.     Borrowers and Guarantor are in default under the Financing Documents by virtue, without limitation, of the failure to make payments when due under the Financing Documents (the "Maturity Default").

      I.     Pursuant to that certain Collateral Disposition Agreement dated October 8, 2002, (the "Collateral Disposition Agreement"), Borrowers, Guarantor, Lenders and Agent agreed that Borrowers and Guarantor would refinance certain of the Properties and that Borrowers and Guarantor would permit Agent, on behalf of Lenders, to foreclose Lenders' interests in the Properties and the other Collateral with the cooperation of Borrowers and Guarantor or, alternatively at the option of Agent, would provide Agent or any one or more nominees of Agent with deeds in lieu of foreclosure with respect to some or all of the Properties and the other Collateral, and Agent and Lenders would release Borrowers and Guarantor, prior to the Final Interim Deficiency Waiver Date, from recourse liability for the Allocated Deficiency Waiver Amount applicable to each Property, as and when each such refinancing or foreclosure occurs or such deed in lieu is recorded or, subject to the prior approval of Agent and Lenders pursuant to the Collateral Disposition Agreement, such Property is sold.

      J.     Pursuant to the Collateral Disposition Agreement, Borrowers, Guarantor, Lenders and Agent agreed that, subject to the terms and conditions set forth in the Collateral Disposition Agreement, on the Final Interim Deficiency Waiver Date, Agent and Lenders would deliver this Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten and No/100 Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1.      Defined Terms. All terms as defined herein shall have the same meanings as set forth in the Collateral Disposition Agreement.

      2.      Acknowledgement of Final Interim Deficiency Waiver Date. Agent, Lenders, Borrowers and Guarantor hereby acknowledge that the date of execution and delivery of this Agreement is the Final Interim Deficiency Waiver Date.

      3.     Waiver and Release of Released Borrowing Parties. Subject to the exclusions expressly set forth below, Agent and Lenders hereby release Borrowers, Guarantor and their respective subsidiaries, Affiliates, agents, contractors, consultants, employees, servants, attorneys, representatives, officers, trustees, beneficiaries and directors, as well as the respective heirs, successors, legal representatives, executors, administrators, successors and assigns of any and all of them (herein collectively referred to as the "Released Borrowing Parties") as follows: (i) for Borrowers and Guarantor, from all recourse personal and corporate liability for all amounts owing under the Financing Documents other than the sum of Two Million and No/100 Dollars ($2,000,000.00) (such amount, as defined herein and in the Collateral Disposition Agreement, the "Residual Deficiency Amount"); and (ii) for all Released Borrowing Parties other than Borrowers and Guarantor, from all liability (including without limitation personal or corporate, recourse, nonrecourse or otherwise) for all amounts owing under the Financing Documents other than the Residual Deficiency Amount. In each case such releases are releases to the extent described above under the Financing Documents for all amounts other than the Residual Deficiency Amount and Agent and Lenders hereby waive any and all rights to make demand for, or receive payment of, the amount so released, to the extent of such release. Such release is effective as of the Final Interim Deficiency Waiver Date.

      4.      Exclusions from Release. The foregoing releases and waivers shall only release Borrowers and Guarantor from recourse personal and corporate liability for the amounts so released but shall release the Released Borrowing Parties other than Borrowers and Guarantor completely for the amounts so released. The nonrecourse obligation of Borrowers and Guarantor for such amounts secured by the Security Documents shall remain in full force and effect on a nonrecourse basis except as the same may be reduced by application of the proceeds of foreclosure sales or other sales of Collateral actually received by Agent or Lenders. As used in this Agreement, "nonrecourse" means that Borrowers' and Guarantor's obligations and the claims against Borrowers and Guarantor are limited solely to Borrowers' and Guarantor's interest in the Collateral, and no in personam suit to enforce such obligations or in personam judgment may be sought or obtained against Borrowers or Guarantor for such obligations. Nothing contained in this Agreement will result in the release by Agent or Lenders of any Collateral for the Credit Facility.

      5.      Revival of Obligations. To the extent any payment made or property transferred to Agent, any Lender, any Transferee or any third party by a Borrower or Guarantor or pursuant to a judicial or nonjudicial foreclosure sale is invalidated, declared to be a preference or fraudulent transfer, set aside or required to be repaid under any bankruptcy law, other law or equitable principle, the obligations of Borrowers and Guarantor for repayment of such amounts (together with interest thereon as provided in the Financing Documents) will be revived and continue as if such payment or transfer had never been made by the applicable Borrower or Guarantor and notwithstanding any release of liability otherwise provided for in this Agreement.

      6.      Preservation of Liability for Certain Matters. Notwithstanding anything to the contrary in this Agreement, the foregoing releases and waivers shall not result in the release of any obligation or liability of Borrowers or Guarantor for (a) fraud; (b) liability under any Environmental Indemnity Agreement entered into by Borrowers and Guarantor in connection with any Property; (c) avoidance of any Transfer Deed as a fraudulent transfer, preference or otherwise; (d) recovery from Agent, any Lender or Transferee of payments made pursuant to any Medicare or Medicaid program with respect to any Property prior to the Recordation Date for such Property or otherwise as a result of actions of a Borrower or Guarantor; or (e) material losses resulting from the material untruth of any representation or warranty contained in the Collateral Disposition Agreement or from the failure of Borrowers or Guarantor to perform any covenant or agreement made by them in the Collateral Disposition Agreement, the Deed in Lieu of Foreclosure Agreement, or in any Deed in Lieu, which failure is not cured pursuant to Section 9.5 of the Collateral Disposition Agreement.

      7.      Miscellaneous.

           7.1     Notices. All notices, requests, demands and other communications with respect hereto shall be given as provided in the Collateral Disposition Agreement.

           7.2      Jury Trial Waiver. BY EXECUTING THIS AGREEMENT, AGENT, LENDERS, BORROWERS AND GUARANTOR EACH IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY FINANCING DOCUMENT, THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND/OR THE FINANCING DOCUMENTS, THE COLLATERAL DISPOSITION AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF AGENT, LENDERS, GUARANTOR OR BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWERS, GUARANTOR, LENDERS AND AGENT TO ENTER INTO THIS AGREEMENT.

           7.3      Full Force and Effect.The provisions of each Financing Document, as modified by this Agreement and the Collateral Disposition Agreement, and the Collateral Disposition Agreement shall remain in full force and effect, and Borrowers and Guarantor ratify and confirm their obligations under the Financing Documents as modified by this Agreement and the Collateral Disposition Agreement and the Collateral Disposition Agreement in all respects. No failure or delay by Agent, Lenders or Transferee in exercising any power or right under this Agreement or any Financing Document will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other or future exercise of such power or right, or the exercise of any other power or right. Borrowers and Guarantor acknowledge and agree that there are no defenses, counterclaims or setoffs against any of their obligations under the Financing Documents. In the event of any inconsistency between the terms of this Agreement and those of the Collateral Disposition Agreement, the terms of the Collateral Disposition Agreement will control.

      7.4      No Novation. This Agreement shall not constitute a novation of any Financing Document.

      7.5      Further Assurances. The parties hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, upon the reasonable request of any other party, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as reasonably may be required for the purpose of effecting the terms of this Agreement.

      7.6      Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      7.7      Counterparts.This Agreement may be executed by the parties in one or more counterparts, all of which together shall constitute but one and the same instrument.

      7.8      Relationship Among Parties. Borrowers and Guarantor on the one hand and Agent, Lenders and Transferee on the other do not now have, nor have they ever had, any relationship other than that of borrower, guarantor and lender. They are not now and have not at any time in the past been partners, joint venturers or part of any other legal relationship except borrower, guarantor and lender and no other relationship is established by this Agreement or the agreements to be entered into pursuant to this Agreement. All parties have entered into this Agreement of their own free will after extensive negotiation and with the advice of counsel of their own choosing.

      7.9      No Assumption of Liabilities.Neither this Agreement nor any provision hereof shall be deemed to be an assumption by Agent, Lenders, Transferee or their respective designees of any obligations or liability relating to or arising out of the Properties or the other Collateral.

      7.10.      Legal Expenses. In the event of any litigation, arbitration or other legal proceeding relating to the interpretation or enforcement of this Agreement, the prevailing party or parties shall be entitled to an award of reasonable attorneys' fees and costs from the other party or parties, including but not limited to all such fees and costs incurred in connection with trial court proceedings, appeals, arbitration proceedings, bankruptcy or other insolvency proceedings and post-judgment collection efforts; provided, however, that the payment of the costs of and attorneys' fees associated with any Arbitration initiated under Section 9.5 of the Collateral Disposition Agreement shall be governed by the provisions of such Section 9.5.

      7.11      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and any applicable laws of the United States of America in all respects, including construction, validity and performance.

      7.12      Notice and Agreement. Borrowers, Guarantor, Agent and Lenders hereby take notice of and agree to the following:

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[SIGNATURES ON FOLLOWING PAGES]

WITNESS the following signatures.

BORROWERS:

ALS HOLDINGS, INC.

By:

Name:
Title:

ALS WISCONSIN HOLDINGS, INC.

By:

Name:
Title:

GUARANTOR:

ALTERRA HEALTHCARE CORPORATION

By:

Name:
Title:

AGENT AND LENDERS:
WASHINGTON MUTUAL BANK, FA, as Agent
and as a Lender

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, f/k/a
FIRSTAR BANK MILWAUKEE, N.A., as
a Lender

By:

Name:
Title:

AMSOUTH BANK, as a Lender

By:

Name:
Title:

ANNEX 8

Form of Final Deficiency Waiver

Exhibit 10.8

SPACE ABOVE THIS LINE RESERVED FOR CLERK'S USE

Recording requested by and

when recorded return to:

Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, TX 75201
Attention: Christopher White

Assumption, Extension and Modification Agreement

NOTICES TO RECORDERS:

FLORIDA     This Assumption, Extension and Modification Agreement extends and modifies that certain Mortgage, Assignment of Leases and Rents and Security Agreement recorded in Official Records Book 4218, at Page 0842 of the Public Records of Escambia County, Florida. The Notes described in this Modification Agreement were executed and delivered outside of the State of Florida and are secured by property located both inside and outside of the State of Florida. The value of the real property located in Florida is $5,300,000 and the value of the real property located outside the State of Florida is $48,000,000. The percentage that the value of the Florida real property bears to the value of all mortgaged property located both inside and outside the State of Florida is 9.797%. However, the Mortgagee has agreed to limit its recovery from the Florida property to less than the total amount of the Notes and has chosen the amount to be secured by Florida property to be $3,043,500. Accordingly, upon recordation hereof documentary stamp taxes are being paid in the amount of $10,653 and intangibles taxes are being paid in the amount of $6,087.

Assumption, Extension and Modification Agreement

     This ASSUMPTION, EXTENSION AND MODIFICATION AGREEMENT dated as of the 26th day of July, 2002, by and among ALS WEST, INC., a Delaware corporation doing business in Arizona as AHC West, Inc. (hereinafter called "Borrower"), GUARANTY BANK (formerly known as Guaranty Federal Bank, F.S.B.), a federal savings bank (hereinafter called "Lender"), and ALTERRA HEALTHCARE CORPORATION (formerly known as Alternative Living Services, Inc.), a Delaware corporation (hereinafter called "Alterra");

W I T N E S S E T H:

     WHEREAS, Borrower, Lender, in its capacity as agent and as a lender, and Alterra entered into that certain Master Loan Agreement dated as of January 8 1999, as modified by Modification of Master Loan Agreement dated March 15, 2000 and Second Modification of Master Loan Agreement dated May 31, 2000 (hereinafter called the "Master Loan Agreement");

     WHEREAS, Alterra has executed and delivered to Lender one certain promissory note (hereinafter called the "Mesa Note") dated December 22, 1997, payable to the order of Lender in the original principal sum of $2,344,000, with interest and principal payable as therein provided, a Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as modified and amended by Extension and Modification Agreement dated as of January 4, 1999, letter agreement dated March 22, 1999, Modification Agreement dated March 15, 2000, Fourth Modification Agreement dated May 31, 2000, and Fifth Extension Agreement dated January 4, 2001, hereinafter called the "Mesa Mortgage") dated of even date with the Mesa Note, securing the payment of the Mesa Note, covering certain real and personal property described therein (hereinafter called the "Mesa Property", the real property forming a part of which is more particularly described in Exhibit A-1 attached hereto and incorporated herein) recorded under File No. 97-0902731, Official Records of Maricopa County, Arizona, and an Assignment of Leases and Rents ( hereinafter called the "Mesa Assignment") dated of even date with the Mesa Note, providing a source of future payment of the Mesa Note, recorded under File No. 97-0902730, Official Records of Maricopa County, Arizona, reference being here made to the Mesa Mortgage and the Mesa Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Alterra and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Mesa Note, being herein collectively called the "Mesa Loan Documents");

     WHEREAS, Alterra has executed and delivered to Lender one certain promissory note (hereinafter called the "Peoria Note") dated December 22, 1997, payable to the order of Lender in the original principal sum of $2,448,000, with interest and principal payable as therein provided, a Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as modified and amended by Extension and Modification Agreement dated as of January 4, 1999, letter agreement dated March 22, 1999, Modification Agreement dated March 15, 2000, Fourth Modification Agreement dated May 31, 2000, and Fifth Extension Agreement dated January 4, 2001, hereinafter called the "Peoria Mortgage") dated of even date with the Peoria Note, securing the payment of the Peoria Note, covering certain real and personal property described therein (hereinafter called the "Peoria Property", the real property forming a part of which is more particularly described in Exhibit A-2 attached hereto and incorporated herein) recorded under File No. 97-0902732, Official Records of Maricopa County, Arizona, and an Assignment of Leases and Rents (hereinafter called the "Peoria Assignment") dated of even date with the Peoria Note, providing a source of future payment of the Peoria Note, recorded under File No. 97-0902733, reference being here made to the Peoria Mortgage and the Peoria Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Alterra and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Peoria Note, being herein collectively called the "Peoria Loan Documents");

     WHEREAS, Alterra has executed and delivered to Lender one certain promissory note (hereinafter called the "Pensacola Note") dated January 22, 1998, payable to the order of Lender in the original principal sum of $2,644,000, with interest and principal payable as therein provided, a Mortgage, Assignment of Leases and Rents and Security Agreement (as modified and amended by Extension and Modification Agreement dated as of January 4, 1999, letter agreement dated March 22, 1999, Modification Agreement dated March 15, 2000, Fourth Modification Agreement dated May 31, 2000, and Fifth Extension Agreement dated January 4, 2001, hereinafter called the "Pensacola Mortgage") dated of even date with the Pensacola Note, securing the payment of the Pensacola Note, covering certain real and personal property described therein (hereinafter called the "Pensacola Property", the real property forming a part of which is more particularly described in Exhibit A-3 attached hereto and incorporated herein) recorded under Instrument 98-454064 in Official Records Book 4218, Page 0842, Public Records of Escambia County, Florida, and an Assignment of Leases and Rents ( hereinafter called the "Pensacola Assignment") dated of even date with the Pensacola Note, providing a source of future payment of the Pensacola Note, recorded under Instrument 98-454065 in Official Records Book 4218, Page 0843, Public Records of Escambia County, Florida, reference being here made to the Pensacola Mortgage and the Pensacola Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Alterra and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Pensacola Note, being herein collectively called the "Pensacola Loan Documents");

     WHEREAS, Alterra has executed and delivered to Lender one certain promissory note (hereinafter called the "Tucson Note") dated February 5, 1998, payable to the order of Lender in the original principal sum of $2,112,000, with interest and principal payable as therein provided, a Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as modified and amended by Extension and Modification Agreement dated as of February 5, 1999, letter agreement dated March 22, 1999, Modification Agreement dated March 15, 2000, Fourth Modification Agreement dated May 31, 2000, and Fifth Extension Agreement dated January 4, 2001, hereinafter called the "Tucson Mortgage") dated of even date with the Tucson Note, securing the payment of the Tucson Note, covering certain real and personal property described therein (hereinafter called the "Tucson Property", the real property forming a part of which is more particularly described in Exhibit A-4 attached hereto and incorporated herein) recorded in Pima County, Arizona by instrument in Docket 10729, Page 11, and an Assignment of Leases and Rents (hereinafter called the "Tucson Assignment") dated of even date with the Tucson Note, providing a source of future payment of the Tucson Note, recorded in Pima County, Arizona by instrument in Docket 10729, Page 64, reference being here made to the Tucson Mortgage and the Tucson Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Alterra and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Tucson Note, being herein collectively called the "Tucson Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Olympia Note") dated January 8, 1999, payable to the order of Lender in the original principal sum of $4,938,738, with interest and principal payable as therein provided, a Deed of Trust (with Security Agreement, Fixture Filing and Assignment of Leases and Rents) ( hereinafter called the "Olympia Mortgage") dated of even dated with the Olympia Note, covering certain real and personal property described therein (hereinafter called the "Olympia Property", the real property forming a part of which is more particularly described in Exhibit A-5 attached hereto and incorporated herein) recorded under File Nos. 3205188, 3205189, 3205190 and 3205191 in Thurston County, Washington, and an Assignment of Leases and Rents (hereinafter called the "Olympia Assignment") dated of even date with the Olympia Deed of Trust, providing a source of future payment of the Olympia Note, recorded under File No. 3205192 in Thurston County, Washington, reference being here made to the Olympia Mortgage and the Olympia Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Olympia Note being herein collectively called the "Olympia Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Spokane Note") dated January 8, 1999, payable to the order of Lender in the original principal sum of $4,542,758, with interest and principal payable as therein provided, a Deed of Trust (with Security Agreement, Fixture Filing and Assignment of Leases and Rents) (hereinafter called the "Spokane Mortgage") dated of even date with the Spokane Note, covering certain real and personal property described therein (hereinafter called the "Spokane Property", the real property forming a part of which is more particularly described in Exhibit A-6 attached hereto and incorporated herein) recorded under File Nos. 4319410, 4319411, 4319412 and 4319413 in Spokane County, Washington, and an Assignment of Leases and Rents (hereinafter called the "Spokane Assignment") dated of even date with the Spokane Mortgage, providing a source of future payment of the Spokane Note, recorded under File Nos. 4319414 and 4319415 in Spokane County, Washington, reference being here made to the Spokane Mortgage and the Spokane Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Spokane Note being herein collectively called the "Spokane Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Puyallup Note") dated January 8, 1999, payable to the order of Lender in the original principal sum of $4,633,862, with interest and principal payable as therein provided, a Deed of Trust (with Security Agreement, Fixture Filing and Assignment of Leases and Rents) (hereinafter called the "Puyallup Mortgage") dated of even date with the Puyallup Note, securing the payment of the Puyallup Note, covering certain real and personal property described therein (hereinafter called the "Puyallup Property", the real property forming a part of which is more particularly described in Exhibit A-7 attached hereto and incorporated herein) recorded under Recording Number 9901191056 in Pierce County, Washington, and an Assignment of Leases and Rents (hereinafter called the "Puyallup Assignment") dated of even date with the Puyallup Note, providing a source of future payment of the Puyallup Note, recorded under Recording Number 9901191057 in Pierce County, Washington, reference being here made to the Puyallup Mortgage and the Puyallup Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Puyallup Note being herein collectively called the "Puyallup Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Plymouth Note") dated January 8, 1999, payable to the order of Lender in the original principal sum of $4,880,809, with interest and principal payable as therein provided, a Mortgage and Security Agreement (and Fixture Financing Statement) (hereinafter called the "Plymouth Mortgage") dated of even date with the Plymouth Note, securing the payment of the Plymouth Note, covering certain real and personal property described therein (hereinafter called the "Plymouth Property", the real property forming a part of which is more particularly described in Exhibit A-8 attached hereto and incorporated herein) recorded under Document No. 1017926, Office of the Registrar of Titles, Hennepin County, Minnesota, and an Assignment of Leases and Rents (hereinafter called the "Plymouth Assignment") dated of even date with the Plymouth Note, providing a source of future payment of the Plymouth Note, recorded under Document No. 1017926, Office of Registrar of Titles, Hennepin County, Minnesota, reference being here made to the Plymouth Mortgage and the Plymouth Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Plymouth Note being herein collectively called the "Plymouth Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "North Oaks Note") dated January 8, 1999, payable to the order of Lender in the original principal sum of $4,795,657, with interest and principal payable as therein provided, a Mortgage and Security Agreement (and Fixture Financing Statement) (hereinafter called the "North Oaks Mortgage") dated of even date with the North Oaks Note, securing the payment of the North Oaks Note, covering certain real and personal property described therein (hereinafter called the "North Oaks Property", the real property forming a part of which is more particularly described in Exhibit A-9 attached hereto and incorporated herein) recorded under Document No. 1528770 in the Registrar of Titles, Ramsey County, Minnesota, and an Assignment of Leases and Rents (hereinafter called the "North Oaks Assignment") dated of even date with the North Oaks Note, providing a source of future payment of the North Oaks Note, recorded under Document No. 1528770 in the Registrar of Titles, Ramsey County, Minnesota, reference being here made to the North Oaks Mortgage and the North Oaks Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the North Oaks Note being herein collectively called the "North Oaks Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Eden Prairie Note") dated January 8, 1999, payable to the order of Lender in the original principal sum of $5,074,914, with interest and principal payable as therein provided, a Mortgage and Security Agreement (and Fixture Financing Statement) (hereinafter called the "Eden Prairie Mortgage") dated of even date with the Eden Prairie Note, securing the payment of the Eden Prairie Note, covering certain real and personal property described therein (hereinafter called the "Eden Prairie Property", the real property forming a part of which is more particularly described in Exhibit A-10 attached hereto and incorporated herein) recorded under Document No. 7037784, Hennepin County, Minnesota, and an Assignment of Leases and Rents (hereinafter called the "Eden Prairie Assignment") dated of even date with the Eden Prairie Mortgage, providing a source of future payment of the Eden Prairie Note, recorded under Document No. 7037785, Hennepin County, Minnesota, reference being here made to the Eden Prairie Mortgage and the Eden Prairie Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Eden Prairie Note being herein collectively called the "Eden Prairie Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Salem Note") dated February 23, 1999, payable to the order of Lender in the original principal sum of $2,084,073, with interest and principal payable as therein provided, an Open-End Mortgage, Assignment of Rents and Security Agreement (hereinafter called the "Salem Mortgage") dated of even date with the Salem Note, securing the payment of the Salem Note, covering certain real and personal property described therein (hereinafter called the "Salem Property", the real property forming a part of which is more particularly described in Exhibit A-11 attached hereto and incorporated herein) recorded in Volume 720, Page 790, Columbiana County, Ohio, and an Assignment of Leases and Rents (hereinafter called the "Salem Assignment") dated of even date with the Salem Note, providing a source of future payment of the Salem Note, in Volume 720, Page 830, Columbiana County, Ohio, reference being here made to the Salem Mortgage and the Salem Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Salem Note being herein collectively called the "Salem Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Portage Note") dated February 19, 1999, payable to the order of Lender in the original principal sum of $2,966,706, with interest and principal payable as therein provided, a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement (hereinafter called the "Portage Mortgage") dated of even date with the Portage Note, securing the payment of the Portage Note, covering certain real and personal property described therein (hereinafter called the "Portage Property", the real property forming a part of which is more particularly described in Exhibit A-12 attached hereto and incorporated herein) recorded under File No. 1999-007160, Porter County, Indiana, and an Assignment of Leases and Rents (hereinafter called the "Portage Assignment") dated of even date with the Portage Note, providing a source of future payment of the Portage Note, under File No. 1999-007161, Porter County, Indiana, reference being here made to the Portage Mortgage and the Portage Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Portage Note being herein collectively called the "Portage Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Merrillville Note") dated February 19, 1999, payable to the order of Lender in the original principal sum of $3,126,422, with interest and principal payable as therein provided, a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement (hereinafter called the "Merrillville Mortgage") dated of even date with the Merrillville Note, securing the payment of the Merrillville Note, covering certain real and personal property described therein (hereinafter called the "Merrillville Property", the real property forming a part of which is more particularly described in Exhibit A-13 attached hereto and incorporated herein) recorded under File No. 99020714, Lake County, Indiana, and an Assignment of Leases and Rents (hereinafter called the "Merrillville Assignment") dated of even date with the Merrillville Note, providing a source of future payment of the Merrillville Note, under File No. 99020715, Lake County, Indiana, reference being here made to the Merrillville Mortgage and the Merrillville Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Merrillville Note being herein collectively called the "Merrillville Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Richmond Note") dated February 19, 1999, payable to the order of Lender in the original principal sum of $3,002,792, with interest and principal payable as therein provided, a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement (hereinafter called the "Richmond Mortgage") dated of even date with the Richmond Note, securing the payment of the Richmond Note, covering certain real and personal property described therein (hereinafter called the "Richmond Property", the real property forming a part of which is more particularly described in Exhibit A-14 attached hereto and incorporated herein) recorded under Instrument 1999002717, Wayne County, Indiana, and an Assignment of Leases and Rents (hereinafter called the "Richmond Assignment") dated of even date with the Richmond Note, providing a source of future payment of the Richmond Note, under Instrument 1999002718, Wayne County, Indiana, reference being here made to the Richmond Mortgage and the Richmond Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Richmond Note being herein collectively called the "Richmond Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Austintown Note") dated March 26, 1999, payable to the order of Lender in the original principal sum of $2,555,726, with interest and principal payable as therein provided, an Open-End Mortgage, Assignment of Rents and Security Agreement (hereinafter called the "Austintown Mortgage") dated of even date with the Austintown Note, securing the payment of the Austintown Note, covering certain real and personal property described therein (hereinafter called the "Austintown Property", the real property forming a part of which is more particularly described in Exhibit A-15 attached hereto and incorporated herein) recorded in Volume 4111, Page 76, under File No. 9900013032, Mahoning County, Ohio, and an Assignment of Leases and Rents (hereinafter called the "Austintown Assignment") dated of even date with the Austintown Note, providing a source of future payment of the Austintown Note, in Volume 4111, Page 116, under File No. 9900013033, Mahoning County, Ohio, reference being here made to the Austintown Mortgage and the Austintown Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Austintown Note being herein collectively called the "Austintown Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Columbus Note") dated March 26, 1999, payable to the order of Lender in the original principal sum of $2,729,703, with interest and principal payable as therein provided, an Open-End Mortgage, Assignment of Rents and Security Agreement (hereinafter called the "Columbus Mortgage") dated of even date with the Columbus Note, securing the payment of the Columbus Note, covering certain real and personal property described therein (hereinafter called the "Columbus Property", the real property forming a part of which is more particularly described in Exhibit A-16 attached hereto and incorporated herein) recorded under Instrument 199904020082584, Franklin County, Ohio, and an Assignment of Leases and Rents (hereinafter called the "Columbus Assignment") dated of even date with the Columbus Note, providing a source of future payment of the Columbus Note, under Instrument 199904020082588, Franklin County, Ohio, reference being here made to the Columbus Mortgage and the Columbus Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Columbus Note being herein collectively called the "Columbus Loan Documents");

     WHEREAS, pursuant to the terms of the Master Loan Agreement, Borrower has executed and delivered to Lender one certain promissory note (hereinafter called the "Middletown Note") dated March 26, 1999, payable to the order of Lender in the original principal sum of $2,314,985, with interest and principal payable as therein provided, a Open-End Mortgage, Assignment of Rents and Security Agreement (hereinafter called the "Middletown Mortgage") dated of even date with the Middletown Note, securing the payment of the Middletown Note, covering certain real and personal property described therein (hereinafter called the "Middletown Property", the real property forming a part of which is more particularly described in Exhibit A-17 attached hereto and incorporated herein) recorded in OR Book 6346, Page 1754, Butler County, Ohio, under File No. 990002704, and an Assignment of Leases and Rents (hereinafter called the "Middletown Assignment") dated of even date with the Middletown Note, providing a source of future payment of the Middletown Note, in OR Book 6346, Page 1794, Butler County, Ohio, under File No. 9900026705, reference being here made to the Middletown Mortgage and the Middletown Assignment and the record thereof for all purposes (the foregoing documents and all other documents executed by Borrower and/or any other party or parties evidencing or securing or otherwise in connection with the loan evidenced by the Middletown Note being herein collectively called the "Middletown Loan Documents");

     WHEREAS, the Sterling House Mortgages provide that the indebtedness secured thereby may, at the option of the holder thereof, be accelerated if Alterra sells or conveys any or all of the Sterling House Mortgaged Properties without the consent of Lender;

     WHEREAS, Lender has been requested to consent to the conveyance of the Sterling House Mortgaged Properties to Borrower and Lender is willing so to consent upon compliance with the terms and provisions of this Agreement;

WHEREAS, one or more of the Notes is currently due and payable;

     WHEREAS, Borrower has requested that Lender extend the term of the Notes to June 30, 2004, and otherwise modify certain terms of the Loan Documents, and Lender is willing to do so on the terms and conditions herein set forth;

     WHEREAS, Alterra has executed and delivered to Lender a Guaranty (herein collectively called the "Guaranties") with respect to each Project Loan;

     WHEREAS, Lender is the owner and holder of the Notes and the Borrower is the owner of the legal and equitable title to the Mortgaged Properties;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions. As used herein, the following terms shall have the meanings assigned to them below:

      "Alterra Leases": The lease agreements between ALS West and Alterra of even date herewith with respect to the Sterling House Mortgaged Properties.

      "Assignment" or "Assignments": Individually or collectively (as applicable), the Mesa Assignment, Peoria Assignment, Pensacola Assignment, Tucson Assignment, Olympia Assignment, Spokane Assignment, Puyallup Assignment, Plymouth Assignment, North Oaks Assignment, Eden Prairie Assignment, Salem Assignment, Portage Assignment, Merrillville Assignment, Richmond Assignment, Austintown Assignment, Columbus Assignment and Middletown Assignment.

      "Benefits": All existing 401(k) employee benefits, dental health insurance benefits, general health insurance benefits and other similar benefits paid by the Borrower with respect to employees of the Projects.

      "Collateral Assignment": A Collateral Assignment of even date herewith made by Borrower and Alterra in favor of Lender in connection with the Sterling House Mortgaged Properties.

      "Confirmation Date": The date of confirmation of a bankruptcy plan of reorganization with respect to Alterra.

      "Corporate Allocations": Expenses, if any, related to the Projects which are incurred on a corporate wide basis by Alterra and allocated to the Borrower (including, without limitation malpractice insurance, liability insurance, property insurance and advertising costs and expenses), which expenses are, in any case, allocable to the Projects, directly or on a per bed basis, and which expenses and allocations are otherwise acceptable to the Lender.

      "Credit Card Expenses": With respect to any Project, expenses relating to the day to day operation of the Project, which expenses are charged by the local on-site administrator or staff of the Project on the credit card provided to it by Borrower.

      "Depository": Wells Fargo Bank, Wisconsin, N.A.

      "Eligible Account": A separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with an Eligible Institution.

      "Eligible Institution". A depository institution or trust company, insured by the Federal Deposit Insurance Corporation, having a combined capital and surplus of at least $50,000,000.00.

      "Leased Mortgaged Property" or "Leased Mortgaged Properties": Individually or collectively (as applicable), the Austintown Mortgaged Property, Portage Mortgaged Property and Richmond Mortgaged Property.

      "Loan Agreement" or "Loan Agreements": Individually or collectively (as applicable), the Mesa Loan Agreement, Peoria Loan Agreement, Pensacola Loan Agreement, Tucson Loan Agreement, Olympia Loan Agreement, Spokane Loan Agreement, Puyallup Loan Agreement, Plymouth Loan Agreement, North Oaks Loan Agreement, Eden Prairie Loan Agreement, Salem Loan Agreement, Portage Loan Agreement, Merrillville Loan Agreement, Richmond Loan Agreement, Austintown Loan Agreement, Columbus Loan Agreement and Middletown Loan Agreement.

      "Loan Documents": Individually or collectively (as applicable), the Master Loan Agreement, Mesa Loan Documents, Peoria Loan Documents, Pensacola Loan Documents, Tucson Loan Documents, Olympia Loan Documents, Spokane Loan Documents, Puyallup Loan Documents, Plymouth Loan Documents, North Oaks Loan Documents, Eden Prairie Loan Documents, Salem Loan Documents, Portage Loan Documents, Merrillville Loan Documents, Richmond Loan Documents, Austintown Loan Documents, Columbus Loan Documents and Middletown Loan Documents.

      "Lock-Box": The post office lockbox of Borrower at Regulus.

      "Lock-Box Agreement": A Lock-Box Agreement between Borrower, Lender, Depository and Regulus.

      "Monthly Reserve Deposit": An amount equal to the following:

      Number of units in the Projects x $300

      12

      "Mortgage" or "Mortgages": Individually or collectively (as applicable), the

      Mesa Mortgage, Peoria Mortgage, Pensacola Mortgage, Tucson Mortgage, Olympia Mortgage, Spokane Mortgage, Puyallup Mortgage, Plymouth Mortgage, North Oaks Mortgage, Eden Prairie Mortgage, Salem Mortgage, Portage Mortgage, Merrillville Mortgage, Richmond Mortgage, Austintown Mortgage, Columbus Mortgage and Middletown Mortgage.

      "Mortgaged Property" or "Mortgaged Properties": Individually or collectively (as applicable), the Mesa Property, Peoria Property, Pensacola Property, Tucson Property, Olympia Property, Spokane Property, Puyallup Property, Plymouth Property, North Oaks Property, Eden Prairie Property, Salem Property, Portage Property, Merrillville Property, Richmond Property, Austintown Property, Columbus Property and Middletown Property.

      "Note" or "Notes": Individually or collectively (as applicable), the Mesa Note, Peoria Note, Pensacola Note, Tucson Note, Olympia Note, Spokane Note, Puyallup Note, Plymouth Note, North Oaks Note, Eden Prairie Note, Salem Note, Portage Note, Merrillville Note, Richmond Note, Austintown Note, Columbus Note and Middletown Note.

      "Operating Expenses": With respect to any period, all reasonably incurred and documented operating expenses incurred by the Borrower in connection with the operation of the Projects, determined on a cash basis, including but not limited to the following expenses:

      (i)     salaries, wages, benefits and payroll taxes;

      (ii)     insurance premiums (unless paid in escrow to Lender);

      (iii)     fees and expenses of lawyers and accountants and other unaffiliated professional fees incurred in the ordinary course of business in connection with the normal day to day operation of the Projects;

      (iv)     fees, costs and expenses in connection with the day to day repair and maintenance of the Projects (excluding any capital expenditures (as defined by GAAP)); and

      (vi)     all Credit Card Expenses, if any, related to the Projects, and all Corporate Allocations related to the day to day operation of the Projects, in each case, which have already been incurred, advanced and/or paid by the Borrower.

      The term "Operating Expenses" specifically excludes management fees.

      "Payment Event of Default": An Event of Default which arises as a result of the failure to pay a sum of money.

      "Pledge Agreement": A Pledge Agreement of even date herewith made by Borrower in favor of Lender.

      "Project Loan" or "Project Loans": Individually or collectively (as applicable), the loans evidenced by the Notes.

      "Regulus": Regulus West LLC.

      "Remittances": All funds, items, instruments, investments, securities and other things of value at any time, paid, deposited, credited or held in, or in transit to, the Lock-Box.

      "Rents": All rents, revenues, income and proceeds due from residents of the Projects for using, occupying or otherwise enjoying the Projects.

      "Replacements": The costs of any repairs, improvements, equipment, alterations, additions, changes, replacements and other items which, under GAAP, are properly classified as capital expenditures or capital improvements by the Borrower's auditors, but excluding (i) costs of routine maintenance to a Project; (ii) the costs of salaries, benefits and administrative expenses related to the employment of (A) officers and executives of Borrower, and of employees of Borrower above the level of building manager, and (B) employees of Borrower at or below the level of building manager, except in the case of those costs which Borrower can demonstrate to Lender's satisfaction to be properly allocable to the work performed by such employees in connection with Replacements; (iii) the cost of any items for which Borrower is reimbursed by insurance or otherwise; and (iv) the cost of any landscaping work to a Project.

      "Restricted Account": An Eligible Account to be established and maintained with Depository.

      "Restructure Documents": This Agreement, the Lock-Box Agreement, Pledge Agreement, Stock Pledge Agreement, Sterling House Guaranty, Security Agreement, Collateral Assignment, Subordination of Management Agreement and Subordination and Attornment Agreement.

      "Security Agreement": A Security Agreement of even date herewith made by Borrower and Alterra in favor of Lender in connection with the Sterling House Mortgaged Properties.

      "Sterling House Assignment" or "Sterling House Assignments": Individually or collectively (as applicable), the Mesa Assignment, Peoria Assignment, Pensacola Assignment and Tucson Assignment.

      "Sterling House Guaranty": A Guaranty of even date herewith made by Alterra with respect to the Sterling House Notes.

      "Sterling House Loan Documents": Individually or collectively (as applicable), the Mesa Loan Documents, Peoria Loan Documents, Pensacola Loan Documents and Tucson Loan Documents.

      "Sterling House Mortgage" or "Sterling House Mortgages": Individually or collectively (as applicable), the Mesa Mortgage,, Peoria Mortgage, Pensacola Mortgage and Tucson Mortgage.

      "Sterling House Mortgaged Property" or "Sterling House Mortgaged Properties": Individually or collectively (as applicable), the Mesa Mortgaged Property, Peoria Mortgaged Property, Pensacola Mortgaged Property and Tucson Mortgaged Property.

      "Sterling House Note" or "Sterling House Notes": Individually or collectively (as applicable), the Mesa Note, Peoria Note, Pensacola Note and Tucson Note.

      "Stock Pledge Agreement": A Stock Pledge Agreement of even date herewith made by Alterra in favor of Lender.

      "Straight-Line Payment": An amount equal to the following:

      Total outstanding principal balances of the Notes divided by 20
      12

      "Subordination and Attornment Agreement": A Subordination and Attornment Agreement of even date herewith made by Alterra in favor of Lender with respect to the Sterling House Mortgaged Properties.

      "Subordination of Management Agreement": A Subordination of Management Agreement of even date herewith made by Alterra in favor of Lender.

      "Third Party Leases": The lease agreements between Borrower and Sterling Cottage of Austintown LLC, Sterling House of Portage LLC and Sterling House of Richmond LLC with respect to the Austintown Mortgaged Property, Portage Mortgaged Property and Richmond Mortgaged Property, respectively.

    Capitalized terms not otherwise defined herein have the meaning assigned such terms in the Master Loan Agreement, as modified by this Agreement.

    Consent to Conveyance. Lender hereby consents to the above described conveyance of the Sterling House Mortgaged Properties and waives its option to accelerate as provided in the Sterling House Mortgages, without prejudice to its rights with respect to any future conveyance of said property or any interest therein.

    Assumption. Borrower hereby assumes and promises to pay according to the terms thereof all principal and interest now remaining unpaid on the Sterling House Notes and also assumes and promises to keep and perform all other covenants and obligations in the Sterling House Notes to be performed by the maker thereof, in the Sterling House Mortgages to be performed by the grantor thereof and in the Sterling House Assignments to be performed by the assignor thereof and all other obligations of the maker of the Sterling House Notes under any and all other Sterling House Loan Documents as any of the foregoing may be modified as provided herein.

    Extension Fee; Exit Fee. In consideration for the agreements made herein, Borrower will pay to Lender an extension fee in the amount of $822,864, payable as follows: (i) one-half ($411,432) contemporaneously with the execution of this Agreement, and (ii) one-half ($411,432) on the earlier to occur of (x) June 30, 2003 or (y) the date the Project Loans are paid in full. At the time of payment in full of each Project Loan and prior to release of the Mortgage related to the Project Loan, Borrower shall pay Lender an exit fee in the amount set forth on Schedule I attached hereto and made a part hereof.

    Maturity Date Extension. The maturity date of each of the Notes is hereby extended to June 30, 2004. The liens, security interests, assignments and other rights evidenced by the Loan Documents are hereby renewed and extended to secure payment of the Notes as extended hereby.

    Modifications of Notes.

    (a)     Interest. Notwithstanding anything to the contrary contained in the Notes or any of the other Loan Documents, interest shall accrue on each of the Notes, prior to default, at the Commercial Based Rate. Interest may no longer accrue on the Notes at the LIBOR Adjusted Rate.

    (b)     Principal Amortization. Notwithstanding anything to the contrary contained in the Notes or any of the other Loan Documents, commencing on the first day of each month after the execution of this Agreement and on the first day of each month thereafter, Borrower will make a payment to Lender equal to the greater of (i) $50,000 or (ii) 100% of Cash Flow up to $100,000 plus 50% of Cash Flow above $100,000; provided, however, the monthly principal payment shall not exceed $183,000. Each such payment shall be applied as follows:

    (1)     50% to reduce the outstanding principal balance of the Eden Prairie Note, 30% to reduce the outstanding principal balance of the Merrillville Note and 20% to reduce the outstanding principal balance of the Middletown Note, or in such other order as shall be mutually agreed upon in writing by Borrower and Lender; and

    (2)     upon payment in full of the Eden Prairie Note, Merrillville Note and Middletown Note, to reduce the principal balances of the other Notes in such order as Lender shall determine at its sole discretion.

    Each such principal payment shall be in addition to interest due on each such dates. The Cash Flow used to make the above payment calculation shall be the Cash Flow for the month which is two (2) months prior to the payment date. By example, the amount of Cash Flow used to calculate the payment due on October 1, 2002, will be that for the month of August 2002, with respect to which operating statements are to have been submitted to Lender by September 15, 2002, it being agreed that operating statements for each month will be submitted to Lender by the 15th day of the next month.

    (c)     Principal Amortization During Extension Period. Notwithstanding anything to the contrary contained in the Notes or any of the other Loan Documents, on the first day of each month during the Extension Period, Borrower will make a payment to Lender equal to the greater of (i) the Straight-Line Payment or (ii) Cash Flow (for the month which is two (2) months prior to the payment date). The payment shall be applied to reduce the principal balances of the Notes in such order as Lender shall determine in its sole discretion. Each such principal payment shall be in addition to interest due on each such dates.

    Master Loan Agreement. The Master Loan Agreement is modified as follows:

    (a)     The defined term "Loan Documents" includes, without limitation, the Sterling House Loan Documents.

    (b)     The defined term "Mortgage" includes, without limitation, the Sterling House Mortgages.

    (c)     The defined term "Notes" includes, without limitation, the Sterling House Notes.

    (d)     The defined term "Project" and "Projects" includes, without limitation, each assisted living facility, individually and collectively, located on the Sterling House Mortgaged Properties.

    (e)     The defined term "Project Loan" includes, without limitation, each of the loans evidenced by the Sterling House Notes.

    (f)     The defined term "Project Loan Documents" includes, without limitation, the Loan Documents executed in connection with a particular Project Loan related to the Sterling House Notes.

    (g)     The defined term "Security Documents" includes, without limitation, the Sterling House Loan Documents.

    (h)     The following definitions replace in their entirety the corresponding definitions in Section 1.1 or are added to Section 1.1, as the case may be:

    "Cash Flow" means the gross income received from the operation of all of the Projects (whether received by Borrower or a Lessee) for the period in question, less expenses [including, without limitation, interest, but not principal, on the Project Loans and any deposits to the Insurance Account or other escrow account to the extent such deposits exceed the expense account for such period (it being Borrower's obligation to advise Agent of any such excess)] incurred and/or paid in connection with the operation and maintenance of the Projects that are allocable to such period based upon an assumed management fee of six percent (6%) and annual capital expenditures of $300 per unit.

         "Commercial Based Rate" means (i) prior to the Extension Period, two percent (2%) per annum in excess of the Base Rate, and (ii) during the Extension Period, two and one-half percent (2.5%) per annum in excess of the Base Rate, it being agreed that the Commercial Based Rate may increase or decrease, as the case may be, from time to time as of the effective date of each change in the Base Rate. In no event shall the Commercial Based Rate be less than seven percent (7%) prior to the Extension Period or seven and one-half (7.5%) during the Extension Period.

         "Extension Debt Coverage Ratio" means a ratio, the first number of which is the Net Operating Income from the Projects for the applicable three (3) calendar months and the second number of which is three (3) times the constant monthly payment sufficient to fully amortize the outstanding principal balances of the Project Loans at the time of determination in equal installments over a 20-year period using a rate of interest equal to the Treasury Note Rate (10-year) plus two and one-half percent (2.5%).

         "Extension Period" means the twelve (12) month period commencing on July 1, 2004 and ending on June 30, 2005.

         "Late Payment Rate" means, at the time in question, four percent per annum (4%) in excess of the Commercial Based Rate then in effect. The Late Payment Rate shall never exceed the Highest Lawful Rate. Any reference in the Loan Documents to the "Default Rate" is a reference to the Late Payment Rate.

         "Modification Agreement" means the Assumption, Extension and Modification Agreement dated July 26, 2002 by and among Borrower, Company and Agent.

         "Net Operating Income" means the gross income received by Borrower from the operation of a Project for the period in question, less expenses incurred and/or paid in connection with the operation and maintenance of the Project that are allocable to such period (based upon an assumed management fee of six percent (6%) and annual capital expenditures equal to $300 per unit), computed without regard to and before reduction of depreciation, amortization or debt service, but otherwise in accordance with GAAP.

         "Net Proceeds" means the gross proceeds received by Borrower upon a sale or refinance of a Project less payment of the related Project Loan and reasonable and customary closing costs.

         "Portfolio Debt Coverage Ratio" means a ratio, the first number of which is the Net Operating Income from the Projects for the applicable three (3) calendar months and the second number of which is three (3) times the constant monthly payment sufficient to fully amortize the outstanding principal balances of the Project Loans at the time of determination in equal installments over a 25-year period using a rate of interest equal to the Treasury Note Rate (10-year) plus two and one-half percent (2.5%).

         "Project Loan Maturity Date" means June 30, 2004.

         "Release Debt Coverage Ratio" means a ratio, the first number of which is the Net Operating Income from the Projects for the applicable three (3) calendar months and the second number of which is three (3) times the constant monthly payment sufficient to fully amortize the outstanding principal balances of the Project Loans at the time of determination in equal installments over (i) prior to the Extension Period, a 25-year period, or (ii) during the Extension Period, a 20 year period, using a rate of interest equal to the Treasury Note Rate (10-year) plus two and one-half percent (2.5%).

    (i)     Section 2.1 is deleted in its entirety and the following is substituted in lieu thereof:

    Section 2.1     Commitments to Lend. Subject to the terms and conditions hereof, the Lenders have made loans to Borrower in the current principal amount of $54,857,594.00 in the aggregate (the "Loan") to fund the costs of financing assisted living facilities (each such facility being referred to herein as a "Project" and collectively as the "Projects"). The Loan funds allocated to finance a particular Project and the loan of such allocated funds by Lenders with respect to that Project are referred to herein as a "Project Loan". Amounts borrowed and repaid hereunder may not be reborrowed hereunder. Borrower may not request and Lenders have no obligation to make further Advances of the Loan.

    (j)     Section 2.7 is deleted in its entirety and the following is substituted in lieu thereof:

    Section 2.7     Extension of Project Loan Maturity Date. With respect to a Project Loan, Borrower shall have the right and option to extend the Project Loan Maturity Date for such Project Loan to a date ending upon the expiration of the Extension Period, such extension being subject to the conditions that:

    (a)     Borrower shall have notified Agent in writing of its exercise of such extension at least thirty (30) days prior to the Project Loan Maturity Date;

    (b)     on the date of such written notice and on the date of commencement of the Extension Period, there shall exist no Default or Event of Default;

    (c)     such written notice given pursuant to clause (a) above shall be accompanied by a fee in the amount of one percent (1.0%) of the stated principal amount of the Project Loan;

    (d)     at or before the commencement of the Extension Period, Borrower shall deliver to Lender evidence satisfactory to Lender that the operation of the Projects has achieved an Extension Debt Coverage Ratio of at least 1.20 to 1 for the three month period ending May 31, 2004;

    (e)     on the date of such written notice, the fair market value of each Project shall be in an amount such that the outstanding balance of the related Project Loan is less than 75% of the appraised value of the Project and Lender, at its option, may obtain a FIRREA appraisal at Borrower's expense in order to confirm such ratio;

    (f)     upon such extension, Borrower and Company shall have executed such documents as Lender deems reasonably appropriate to evidence such extensions and shall have delivered to Lender an endorsement to the mortgagee policy of title insurance insuring the lien of the related Mortgage, stating that the coverage of such policy has not been reduced or terminated by virtue of such extension; and

    (g)     each of the Third Party Leases shall have been terminated and evidence of such termination delivered to Lender.

    (k)     Section 4.4 is deleted and the following is substituted in lieu thereof:

         Section 4.4     Partial Release. Notwithstanding anything to the contrary contained in the Mortgages or any of the other Loan Documents, Agent will release the Mortgage against a Project only under the following circumstances:

    (a)     There shall exist no Default or Event of Default.

    (b)     Borrower shall have paid the Note related to the Project in full together with all other obligations related thereto including accrued interest and the exit fee described in Section 4 of the Modification Agreement.

    (c)     The Release Debt Coverage Ratio, after release of the subject Project, is equal to or greater than 1.20 to 1 (if the release is prior to the Extension Period) or 1.30 to 1 (if the release is during the Extension Period) for the three (3) month period prior to the date of release.

    (d)     Any Net Proceeds after sale or refinance shall be applied to reduce the outstanding balance of the Project Loans in such order as Agent in its sole discretion shall determine.

    (l)     Sections 6.16 - 6.19, 6.22 and 6.23 are deleted in their entirety and the following is substituted in lieu thereof:

    6.16.     Intentionally Omitted.

    6.17.     Intentionally Omitted.

    6.18.     Intentionally Omitted.

    6.19.     Portfolio Debt Coverage Ratio. Commencing with the 3 month period ending on December 31, 2002, the Projects shall maintain a Portfolio Debt Coverage Ratio, measured quarterly for the prior three month period, as follows:

Required Ratio	Test Date
.85 to 1 1.00 to 1 1.10 to 1 1.15 to 1 1.20 to 1	December 31, 2002 June 30, 2003 December 31, 2003 March 31, 2004 June 30, 2004 and the end of each calendar quarter thereafter

    If the Projects fail to maintain the required Portfolio Debt Coverage Ratio during any Fiscal Quarter, then upon the earlier to occur of (i) five (5) business days of reporting noncompliance, or (ii) five (5) business days written notice to Borrower, Borrower will pay Agent cash in an amount (the "Required Payment Amount") equal, in the case of the first failure, to the lesser of (i) $200,000 or (ii) an amount which, when added to the first number of the debt coverage calculation, would have resulted in the noncomplying debt coverage requirement having been satisfied, and, in the case of the second such failure, to the greater of (x) $200,000 or (y) an amount which, when added to the first number of the debt coverage calculation, would have resulted in the noncomplying debt coverage requirement having been satisfied. The Required Payment Amount shall be applied to reduce the outstanding principal balances of the Project Loans in the order determined by Agent in its sole discretion. If the Projects fail to maintain the required Portfolio Debt Coverage Ratio for more than two (2) Fiscal Quarters, the Required Payment Amount shall equal the Required Principal. The "Required Principal" is the amount which, when subtracted from the outstanding balance of the Project Loans, would cause the debt service for the Project Loans for the most recent Fiscal Quarter to be reduced to an amount (assuming the Project Loans were reamortized after giving effect to an allocation of the Required Principal to the Project Loans) which would result in the debt coverage requirement for such Fiscal Quarter having been satisfied. The failure of the Projects to meet the required Portfolio Debt Coverage Ratio, without subsequent and timely payment of the cash necessary to cure the default, shall constitute an immediate Event of Default.

    Example of Required Principal: If the outstanding principal balance of the Project Loans is $40,000,000 and the balance needs to be $38,000,000 in order to cause the debt coverage ratio requirement to be satisfied for a particular quarter, then the Required Principal amount is $2,000,000.

    6.22.     Intentionally Omitted.
    6.23.     Intentionally Omitted.

    (m)     Section 8.1(r) is deleted in its entirety and the following is substituted in lieu thereof:

          (r) The failure of any Project Related Person to correct, within the time deadlines set by any applicable licensing agency, any deficiency which would result in a termination by such agency of any License with respect to a Project; or

          (s) The imposition by any applicable licensing agency of a ban on new admissions generally to a Project, which ban is not lifted by such agency within ninety (90) days after the imposition thereof.

    (n)     Exhibit D is deleted and Schedule III attached to the Modification Agreement is substituted in lieu thereof.

    Replacement Reserves.

    (a)     On the first day of each month, Borrower shall deposit the Monthly Reserve Deposit with Lender. All such funds so deposited (the "Replacements Reserve Fund") shall be placed by Lender in an interest bearing money market account, shall be subject to the terms of the Pledge Agreement and shall be applied toward the payment of Replacements in the manner described below.

    (b)     Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 8, disburse to Borrower amounts from the Replacements Reserve Fund necessary to reimburse Borrower for the actual costs of any work relating to Replacements (the "Work"). Each request for disbursements from the Replacements Reserve Fund shall be accompanied by evidence of the satisfactory completion of the Work, and such bills, invoices and other evidence of the incurrence of the related costs and expenses as Lender may reasonably request.

    (c)     Borrower shall not make a request for disbursement from the Replacements Reserve Fund (1) more frequently than once in any month, and (2) in an amount less than the lesser of (i) $5,000, and (ii) the total cost of the Replacement for which the disbursement is requested. Borrower may only request monies from the Replacements Reserve Fund for a particular Project to the extent of monies deposited for that Project. Each request for disbursement shall be accompanied by a certification from Borrower that the Work for which monies are sought qualifies as a capital expense under GAAP.

    (d)     Lender may inspect a Project in connection with any Work prior to disbursing funds from the Replacements Reserve Fund with respect thereto.

    (e)     If accountants performing Borrower's annual audit determine that Work for which monies were disbursed from the Replacements Reserve Fund does not constitute a capital expense under GAAP, Borrower will promptly deposit with Lender funds in an amount equal to such previously disbursed funds.

    (f)     If Borrower fails to adequately maintain a Project in good condition, Lender may, but shall not be obligated to, make capital expenditures and may apply monies in the Replacements Reserve Fund for that purpose.

    Management Fees. Notwithstanding anything to the contrary contained in any management agreement between Borrower and Manager or any Subordination of Management Agreement or any similar agreement, the monthly management fee payable to Manager on all Projects shall be limited to six percent (6%) of gross revenues. No "incentive fee" may be paid to Manager.

    Tax Escrow. Borrower shall commence the escrow of taxes with Lender in accordance with the terms of Section 2.2(n) of each Mortgage. Commencing on July 1, 2002 and on the first day of each month through and including December 1, 2002, Borrower shall make a monthly escrow deposit for such purpose of $80,000. Commencing January 1, 2003 and on the first day of each month through and including June 1, 2003, Borrower shall make a monthly escrow deposit for such purpose of $57,516. Thereafter, the monthly escrow deposit shall be an amount estimated by Lender to be sufficient to pay the next maturing taxes when due, all as more particularly described in Section 2.2(n) of each Mortgage. In furtherance, but not in limitation, of the requirements of each Mortgage, Borrower shall provide Lender copies of any notices setting forth and/or changing the taxes payable with respect to a Mortgaged Property. In addition, Borrower shall promptly provide Lender copies of all tax bills when received and make written request to Lender thirty (30) days prior to the due date for payment of such bills, to the extent of monies escrowed for that purpose. In the event, escrowed funds are insufficient for that purpose, Lender will so notify Borrower and Borrower will pay the deficiency before Lender releases any escrowed funds.

    Pledge Agreement. Upon execution of this Agreement, Borrower shall execute and deliver to Lender the Pledge Agreement with respect to, inter alia, tax escrows, CAPEX escrows and insurance indemnity payments deposited with Lender.

    Stock Pledge Agreement. Upon execution of this Agreement, Alterra shall execute and deliver to Lender the Stock Pledge Agreement with respect to the stock in Borrower, together with originals of all ALS West, Inc. stock certificates, a stock power and a UCC financing statement.

    Sterling House Guaranty. Upon execution of this Agreement, Alterra shall execute and deliver to Lender the Sterling House Guaranty.

    Lock-Box Agreement.

    (a)     Borrower shall execute and deliver and cause Depository and Regulus to execute and deliver to Lender the Lock-Box Agreement on or before August 21, 2002 and the failure to do so shall constitute an immediate Event of Default. Borrower shall diligently pursue commencement of the Lockbox Service (as such term is defined in the Lock-Box Agreement).

    (b)     Borrower hereby acknowledges and confirms that (a) Borrower has established the Restricted Account, (b) the Lock-Box and Restricted Account are subject to the sole dominion, control and discretion of Lender, subject, upon execution and delivery of the Lock-Box Agreement, to the terms, covenants and conditions of the Lock-Box Agreement, (c) either (i) each resident under a Resident Agreement is currently depositing all Rents for which the resident is liable into the Lock-Box, or (ii) Borrower has delivered to the residents under the Resident Agreements at the Projects (and will deliver to any future residents under the Resident Agreements at the Projects) an instruction letter (a "Payment Direction Letter") or a properly coded invoice pursuant to which such residents have been and will be instructed to deposit into the Lock-Box all Rents due under their respective Resident Agreements, (d) in the event the Lock-Box is changed or if otherwise required by Lender, Borrower will execute a new Payment Direction Letter with respect to such new Lock-Box and deliver such new Payment Direction Letter to the residents under Resident Agreements at the Projects or will change the applicable coding on invoices to cause all Rents to be deposited in the new Lock-Box, (e) Lender shall have the sole right to make and to direct withdrawals from the Lock-Box and Restricted Account in accordance with the terms and conditions of this Agreement and the Lock-Box Agreement, and (f) neither Borrower nor any other person claiming on behalf of or through Borrower shall have any right or authority, whether express or implied, to make use of or withdraw any amounts on deposit in the Lock-Box or Restricted Account. Borrower agrees that throughout the term of the Project Loans all residents of the Projects will be instructed to deposit into the Lock-Box all Rents due under their respective Resident Agreements.

    (c)     Borrower shall establish and maintain the Lock-Box and Restricted Account. Borrower shall notify Lender in the event that the Restricted Account no longer qualifies as an Eligible Account.

    (d)     Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender, as additional security for the payment and performance of the Obligations, a continuing perfected security interest in and to, and a general first lien upon, (a) the Restricted Account and all of Borrower's right, title and interest in and to all cash, premises or rights transferred to or deposited in the Restricted Account from time to time by or on behalf of Borrower, including the Account Funds (as such term is defined in the Lock-Box Agreement), (b) all earnings, investments and securities held in the Restricted Account, (c) the Remittances, and (d) any and all proceeds of the foregoing. The pledge, assignment and grant of security interest made hereby shall secure payment and performance of the Obligations. Borrower acknowledges that Depository and Regulus are acting as the agents of, and at the direction of, Lender in connection with the subject matter of the Lock-Box Agreement. Borrower further agrees to execute, acknowledge, deliver, file or do at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender any of the rights granted hereby.

    (e)     The Lock-Box Agreement shall provide and Borrower agrees that Depository shall pay over to Lender the Remittances and all amounts deposited in the Restricted Account, without notice to Borrower, immediately upon demand by Lender, provided, that such demand shall be accompanied by a written certification of Lender stating that a Payment Event of Default has occurred and is continuing. All funds on deposit in the Restricted Account during the continuance of a Payment Event of Default and paid to Lender shall be applied by Lender to the following in the order and for the purpose listed:

         (1)     To reimburse Borrower for all reasonable and necessary monthly operating expenses of the Projects, excluding management fees, in the manner set forth in Schedule IV attached hereto and made a part hereof. Based on financial information to be provided quarterly to Lender setting forth the Projects' expenses for such quarter, Lender will compare actual expenses to budgeted expenses (based on budgets submitted to and approved by Lender). In the event of a variance between actual and budgeted expenses which exceeds ten percent (10%) Borrower shall pay to Lender within five (5) business days of written notice any over-payment. In the event the expense variance is greater than ten percent (10%), Lender has the right to limit future reimbursements for operating expenses to the amount of budgeted expenses.

         (2)     To pay monthly interest and principal amortization due and payable on the Notes (and if acceleration of the Notes has occurred, payments will be made under this Section 14 as if no such acceleration had occurred).

         (3)     To pay monthly tax escrows, insurance indemnity escrows and CAPEX/replacement escrows owed to Lender.

         (4)     To pay the Lock-Box Indemnity Costs (as defined below).

         (5)     To pay to Alterra the lesser of (i) funds remaining to be distributed or (ii) Alterra's six percent (6%) management fee.

         (6)     To reduce the outstanding principal balances of the Notes in the order determined by Lender in its sole discretion.

         (f)     Borrower acknowledges that the Rents in the Lock-Box and Restricted Account are cash collateral of Lender. In the event of the filing of a bankruptcy proceeding by Borrower, Lender shall not be bound by the foregoing application of payments.

         (g)     Borrower and Alterra agree to indemnify and hold harmless Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (the "Lock-Box Indemnity Costs") which to any extent (in whole or in part) may be imposed on, incurred by or asserted against Lender as a result of (i) any obligation of Lender under the Lock-Box Agreement to indemnify Depository and/or Regulus, and/or (ii) Borrower's failure to perform its obligations under the Lock-Box Agreement, including, without limitation, those obligations which become the obligation of Lender if not performed by Borrower. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER.

         (h)     Borrower represents and warrants that it has taken all steps necessary to cause the Depository to accept Transfer Requests (as such term is defined in the Lock-Box Agreement) from Lender.

         (i)     In the event Lender receives any monies from the Restricted Account to which the lessees under the Third Party Leases are entitled and neither Alterra nor Borrower is entitled, Lender, provided Borrower has provided Lender a satisfactory accounting with respect thereto, shall remit such funds to the lessees under the Third Party Leases.

    Modification of Mesa Mortgage. Paragraphs 1.1 and 1.2 on page 4 of the Mesa Mortgage are hereby deleted in their entirety and there is inserted in lieu thereof the following:

    1.1     Secured Indebtedness. This Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (hereinafter called this "Deed of Trust") is made to secure and enforce the payment of the following notes, obligations, indebtedness and liabilities:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Guaranty Bank, a federal savings bank (formerly known as Guaranty Federal Bank, F.S.B.), as agent (in such capacity, "Agent") for the Lenders (as defined therein), and the Lenders, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          (b)      Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated December 22, 1997 in the original principal amount of Two Million Three Hundred Forty-Four Thousand and No/100 Dollars ($2,344,000.00), made by Sterling House Corporation (and later assumed by ALS West) and payable to the order of GUARANTY BANK, a federal savings bank, with interest at the rate or rates therein provided and all amounts remaining unpaid thereon being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), and containing a provision for the payment of a reasonable additional amount as attorney's fees, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

          (c)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated December 22, 1997 between Sterling House Corporation (and later assumed by ALS West) and Lender and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

          (d)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part;

          (e)      All indebtedness now or hereafter incurred or arising pursuant to the provisions of this Deed of Trust or any loan agreement relating to the above described indebtedness, or any other instrument now or hereafter evidencing, governing, or securing the above described indebtedness or any part thereof; and

          (f)      Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this section, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

    The indebtedness referred to in subparagraphs (a) - (f) above, together with all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, is hereinafter sometimes called the "secured indebtedness" or the "indebtedness secured hereby." Notwithstanding anything to the contrary contained herein, if a Mortgage (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that the indebtedness secured by such Mortgage is secured by the Project Loan Documents (as such term is defined in the Master Loan Agreement) related to such Project Loan and only such Project Loan Documents, then such Project Loan and the indebtedness secured by such Mortgage shall not be secured by this Deed of Trust and shall not constitute any part of the indebtedness secured hereby.

    1.2     Certain Terms. Terms used, but not defined, herein which are defined in the Master Loan Agreement or Loan Agreement shall have the meaning given such terms in the Master Loan Agreement or Loan Agreement, as applicable.

    Modification of Peoria Mortgage. Paragraphs 1.1 and 1.2 on page 4 of the Peoria Mortgage are hereby deleted in their entirety and there is inserted in lieu thereof the following:

    1.1      Secured Indebtedness. This Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (hereinafter called this "Deed of Trust") is made to secure and enforce the payment of the following notes, obligations, indebtedness and liabilities:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Guaranty Bank, a federal savings bank (formerly known as Guaranty Federal Bank, F.S.B.), as agent (in such capacity, "Agent") for the Lenders (as defined therein), and the Lenders, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          (b)     Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated December 22, 1997 in the original principal amount of Two Million Four Hundred Forty-Eight Thousand and No/100 Dollars ($2,448,000.00), made by Sterling House Corporation (and later assumed by ALS West), and payable to the order of GUARANTY BANK, a federal savings bank, with interest at the rate or rates therein provided and all amounts remaining unpaid thereon being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), and containing a provision for the payment of a reasonable additional amount as attorney's fees, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

          (c)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated December 24, 1997 between Sterling House Corporation (and later assumed by ALS West) and Lender and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

          (d)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part;

          (e)     All indebtedness now or hereafter incurred or arising pursuant to the provisions of this Deed of Trust or any loan agreement relating to the above described indebtedness, or any other instrument now or hereafter evidencing, governing, or securing the above described indebtedness or any part thereof; and

          (f)     Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this section, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

    The indebtedness referred to in subparagraphs (a) - (f) above, together with all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, is hereinafter sometimes called the "secured indebtedness" or the "indebtedness secured hereby." Notwithstanding anything to the contrary contained herein, if a Mortgage (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that the indebtedness secured by such Mortgage is secured by the Project Loan Documents (as such term is defined in the Master Loan Agreement) related to such Project Loan and only such Project Loan Documents, then such Project Loan and the indebtedness secured by such Mortgage shall not be secured by this Deed of Trust and shall not constitute any part of the indebtedness secured hereby.

    1.2     Certain Terms. Terms used, but not defined, herein which are defined in the Master Loan Agreement or Loan Agreement shall have the meaning given such terms in the Master Loan Agreement or Loan Agreement, as applicable.

    Modification of Pensacola Mortgage. Paragraphs 1.1 and 1.2 on pages 3 and 4 of the Pensacola Mortgage are hereby deleted in their entirety and there is inserted in lieu thereof the following:

    1.1      Secured Indebtedness. This Mortgage, Assignment of Leases and Rents and Security Agreement (hereinafter called this "Mortgage") is made to secure and enforce the payment of the following notes, obligations, indebtedness and liabilities:

    (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Guaranty Bank, a federal savings bank (formerly known as Guaranty Federal Bank, F.S.B.), as agent (in such capacity, "Agent") for the Lenders (as defined therein), and the Lenders, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    (b)      Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated January 22, 1998 in the original principal amount of Two Million Six Hundred Forty-Four Thousand and No/100 Dollars ($2,644,000.00), made by Sterling House Corporation (and later assumed by ALS West), and payable to the order of GUARANTY BANK, a federal savings bank, with interest at the rate or rates therein provided and all amounts remaining unpaid thereon being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), and containing a provision for the payment of a reasonable additional amount as attorney's fees, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

    (c)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated January 22, 1998 between Sterling House Corporation (and later assumed by ALS West) and Lender and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

    (d)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part;

    (e)     All indebtedness now or hereafter incurred or arising pursuant to the provisions of this Mortgage or any loan agreement relating to the above described indebtedness, or any other instrument now or hereafter evidencing, governing, or securing the above described indebtedness or any part thereof, including, without limitation, all loans and future advances made by Mortgagee to Mortgagor within twenty (20) years from the date hereof; and

    (f)      Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this section, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

    The indebtedness referred to in subparagraphs (a) - (f) above, together with all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, is hereinafter sometimes called the "secured indebtedness" or the "indebtedness secured hereby." Notwithstanding anything to the contrary contained herein, if a Mortgage (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that the indebtedness secured by such Mortgage is secured by the Project Loan Documents (as such term is defined in the Master Loan Agreement) related to such Project Loan and only such Project Loan Documents, then such Project Loan and the indebtedness secured by such Mortgage shall not be secured by this Mortgage and shall not constitute any part of the indebtedness secured hereby.

          1.2     Certain Terms. Terms used, but not defined, herein which are defined in the Master Loan Agreement or Loan Agreement shall have the meaning given such terms in the Master Loan Agreement or Loan Agreement, as applicable.

    Modification of Tucson Mortgage. Paragraphs 1.1 and 1.2 on page 4 of the Tucson Mortgage are hereby deleted in their entirety and there is inserted in lieu thereof the following:

          1.1      Secured Indebtedness. This Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (hereinafter called this "Deed of Trust") is made to secure and enforce the payment of the following notes, obligations, indebtedness and liabilities:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Guaranty Bank, a federal savings bank (formerly known as Guaranty Federal Bank, F.S.B.), as agent (in such capacity, "Agent") for the Lenders (as defined therein), and the Lenders, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          (b)      Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated February 5, 1998 in the original principal amount of Two Million One Hundred Twelve Thousand and No/100 Dollars ($2,112,000.00), made by Sterling House Corporation (and later assumed by ALS West), and payable to the order of GUARANTY BANK, a federal savings bank, with interest at the rate or rates therein provided and all amounts remaining unpaid thereon being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), and containing a provision for the payment of a reasonable additional amount as attorney's fees, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

          (c)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated February 5, 1998 between Sterling House Corporation (and later assumed by ALS West) and Lender and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

          (d)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part;

          (e)      All indebtedness now or hereafter incurred or arising pursuant to the provisions of this Deed of Trust or any loan agreement relating to the above described indebtedness, or any other instrument now or hereafter evidencing, governing, or securing the above described indebtedness or any part thereof; and

          (f)      Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this section, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

    The indebtedness referred to in subparagraphs (a) - (f) above, together with all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, is hereinafter sometimes called the "secured indebtedness" or the "indebtedness secured hereby." Notwithstanding anything to the contrary contained herein, if a Mortgage (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that the indebtedness secured by such Mortgage is secured by the Project Loan Documents (as such term is defined in the Master Loan Agreement) related to such Project Loan and only such Project Loan Documents, then such Project Loan and the indebtedness secured by such Mortgage shall not be secured by this Deed of Trust and shall not constitute any part of the indebtedness secured hereby.

          1.2     Certain Terms. Terms used, but not defined, herein which are defined in the Master Loan Agreement or Loan Agreement shall have the meaning given such terms in the Master Loan Agreement or Loan Agreement, as applicable.

    Modification of Salem Mortgage. Subparagraph 1.1(a) beginning on page 3 of the Salem Mortgage is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Master Loan Agreement, which Master Loan Agreement provides for a loan from the Lenders to Mortgagor in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Portage Mortgage. Subparagraph 1.1(a) on page 4 of the Portage Mortgage is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Master Loan Agreement, which Master Loan Agreement provides for a loan from the Lenders to Mortgagor in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Merrillville Mortgage. Subparagraph 1.1(a) on page 4 of the Merrillville Mortgage is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Master Loan Agreement, which Master Loan Agreement provides for a loan from the Lenders to Mortgagor in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Richmond Mortgage. Subparagraph 1.1(a) on page 4 of the Richmond Mortgage is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Master Loan Agreement, which Master Loan Agreement provides for a loan from the Lenders to Mortgagor in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          Modification of Austintown Mortgage. Subparagraph 1.1(a) beginning on page 3 of the Austintown Mortgage is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Master Loan Agreement, which Master Loan Agreement provides for a loan from the Lenders to Mortgagor in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Columbus Mortgage. Subparagraph 1.1(a) on page 3 of the Columbus Mortgage is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Master Loan Agreement, which Master Loan Agreement provides for a loan from the Lenders to Mortgagor in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Middletown Mortgage. Subparagraph 1.1(a) beginning on page 3 of the Middletown Mortgage is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)      All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Master Loan Agreement, which Master Loan Agreement provides for a loan from the Lenders to Mortgagor in the aggregate amount of up to Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Mesa Assignment. The first paragraph at the top of page 2 of the Mesa Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

    This Assignment is made by Assignor to provide a source of future payment of the following notes, obligations, indebtedness and liabilities:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          (b)     Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated December 22, 1997 in the original principal amount of Two Million Three Hundred Forty-Four Thousand and No/100 Dollars ($2,344,000.00), made by Sterling House Corporation (and later assumed by ALS West), and payable to the order of Assignee, with interest payable at the rate or rates therein provided, and all amounts remaining unpaid therein being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), together with all amendments, modifications, renewals and extensions thereof, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

          (c)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated December 22, 1997 between Sterling House Corporation (and later assumed by ALS West) and Assignee and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

          (d)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part; and

          (e)     All indebtedness now or hereafter incurred or arising pursuant to the provisions of, or secured by, the Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as modified, amended, renewed or extended from time to time, hereinafter called the "Deed of Trust") dated December 22, 1997 made by Sterling House Corporation (and later assumed by ALS West) to secure the payment of the Note and covering the Subject Property and certain other property described therein (which secured indebtedness includes all indebtedness incurred or arising pursuant to the provisions of this Assignment);

    SUBJECT, HOWEVER, to the terms, provisions and conditions herein set forth.

          Notwithstanding anything to the contrary contained herein, if an Assignment of Leases and Rents (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that no other Assignment of Leases and Rents shall serve as a source of future payment of such Project Loan, then this Assignment of Leases and Rents shall not serve as a source of future payment of such Project Loan.

    Modification of Peoria Assignment. The first paragraph at the top of page 2 of the Peoria Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          This Assignment is made by Assignor to provide a source of future payment of the following notes, obligations, indebtedness and liabilities:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          (b)     Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated December 22, 1997 in the original principal amount of Two Million Four Hundred Forty-Eight Thousand and No/100 Dollars ($2,448,000.00), made by Sterling House Corporation (and later assumed by ALS West), and payable to the order of Assignee, with interest payable at the rate or rates therein provided, and all amounts remaining unpaid therein being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), together with all amendments, modifications, renewals and extensions thereof, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

          (c)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated December 22, 1997 between Sterling House Corporation (and later assumed by LAS West) and Assignee and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

          (d)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part; and

          (e)     All indebtedness now or hereafter incurred or arising pursuant to the provisions of, or secured by, the Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as modified, amended, renewed or extended from time to time, hereinafter called the "Deed of Trust") dated December 22, 1997 made by Sterling House Corporation (and assumed by ALS West) to secure the payment of the Note and covering the Subject Property and certain other property described therein (which secured indebtedness includes all indebtedness incurred or arising pursuant to the provisions of this Assignment);

    SUBJECT, HOWEVER, to the terms, provisions and conditions herein set forth.

          Notwithstanding anything to the contrary contained herein, if an Assignment of Leases and Rents (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that no other Assignment of Leases and Rents shall serve as a source of future payment of such Project Loan, then this Assignment of Leases and Rents shall not serve as a source of future payment of such Project Loan.

    Modification of Pensacola Assignment. The first paragraph at the top of page 2 of the Pensacola Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

              This Assignment is made by Assignor to provide a source of future payment of the following notes, obligations, indebtedness and liabilities:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          (b)     Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated January 22, 1998 in the original principal amount of Two Million Six Hundred Forty-Four Thousand and No/100 Dollars ($2,644,000.00), made by Sterling House Corporation (and later assumed by ALS West), and payable to the order of Assignee, with interest payable at the rate or rates therein provided, and all amounts remaining unpaid therein being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), together with all amendments, modifications, renewals and extensions thereof, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

          (c)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated January 22, 1998 between Sterling House Corporation (and later assumed by ALS West) and Assignee and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

          (d)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part; and

          (e)     All indebtedness now or hereafter incurred or arising pursuant to the provisions of, or secured by, the Mortgage, Assignment of Leases and Rents and Security Agreement (as modified, amended, renewed or extended from time to time, hereinafter called the "Mortgage") dated January 22, 1998 made by Sterling House Corporation (and later assumed by ALS West) to secure the payment of the Note and covering the Subject Property and certain other property described therein (which secured indebtedness includes all indebtedness incurred or arising pursuant to the provisions of this Assignment);

    SUBJECT, HOWEVER, to the terms, provisions and conditions herein set forth.

          Notwithstanding anything to the contrary contained herein, if an Assignment of Leases and Rents (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that no other Assignment of Leases and Rents shall serve as a source of future payment of such Project Loan, then this Assignment of Leases and Rents shall not serve as a source of future payment of such Project Loan.

    Modification of Tucson Assignment. The first paragraph at the top of page 2 of the Tucson Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

    This Assignment is made by Assignor to provide a source of future payment of the following notes, obligations, indebtedness and liabilities:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among ALS West Inc., a Delaware corporation (hereinafter called "ALS West"), Alterra Healthcare Corporation, a Delaware corporation (formerly known as Alternative Living Services, Inc.), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to ALS West in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

          (b)     Each Note (as such term is defined in the Master Loan Agreement), including, without limitation, that certain promissory note dated February 5, 1998 in the original principal amount of Two Million One Hundred Twelve Thousand and No/100 Dollars ($2,112,000.00), made by Sterling House Corporation (and later assumed by ALS West), and payable to the order of Assignee, with interest payable at the rate or rates therein provided, and all amounts remaining unpaid therein being finally due and payable on June 30, 2004 (unless extended as provided in the Master Loan Agreement), together with all amendments, modifications, renewals and extensions thereof, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such notes and all amendments, modifications, renewals and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note";

          (c)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Construction Loan Agreement dated February 5, 1998 between Sterling House Corporation (and later assumed by ALS West) and Assignee and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Loan Agreement");

          (d)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the other Loan Documents (as such term is defined in the Master Loan Agreement) and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part; and

          (e)     All indebtedness now or hereafter incurred or arising pursuant to the provisions of, or secured by, the Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as modified, amended, renewed or extended from time to time, hereinafter called the "Deed of Trust") dated February 5, 1998 made by Sterling House Corporation (and later assumed by ALS West) to secure the payment of the Note and covering the Subject Property and certain other property described therein (which secured indebtedness includes all indebtedness incurred or arising pursuant to the provisions of this Assignment);

    SUBJECT, HOWEVER, to the terms, provisions and conditions herein set forth.

         Notwithstanding anything to the contrary contained herein, if an Assignment of Leases and Rents (as such term is defined in the Master Loan Agreement) delivered in connection with a Project Loan (as such term is defined in the Master Loan Agreement) specifically provides that no other Assignment of Leases and Rents shall serve as a source of future payment of such Project Loan, then this Assignment of Leases and Rents shall not serve as a source of future payment of such Project Loan.

    Modification of Salem Assignment. Subparagraph (a) on page 2 of the Salem Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among Assignor, Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. (the "Company"), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to Assignor in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Portage Assignment. Subparagraph (a) on page 2 of the Portage Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among Assignor, Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. (the "Company"), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to Assignor in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Merrillville Assignment. Subparagraph (a) on page 2 of the Merrillville Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among Assignor, Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. (the "Company"), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to Assignor in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Richmond Assignment. Subparagraph (a) on page 2 of the Richmond Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among Assignor, Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. (the "Company"), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to Assignor in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Austintown Assignment. Subparagraph (a) on page 2 of the Austintown Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among Assignor, Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. (the "Company"), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to Assignor in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Columbus Assignment. Subparagraph (a) on page 2 of the Columbus Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among Assignor, Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. (the "Company"), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to Assignor in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Modification of Middletown Assignment. Subparagraph (a) on page 2 of the Middletown Assignment is hereby deleted in its entirety and there is inserted in lieu thereof the following:

          (a)     All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Master Loan Agreement dated January 8, 1999 by and among Assignor, Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. (the "Company"), Assignee and the Lenders (as defined therein), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (all of the foregoing being hereinafter collectively called the "Master Loan Agreement"), which Master Loan Agreement provides for a loan from the Lenders to Assignor in the amount of Fifty-Four Million Eight Hundred Fifty-Seven Thousand Five Hundred Ninety-Four and No/100 Dollars ($54,857,594.00), subject to the terms and conditions set forth therein;

    Insurance.

          (a)     Borrower shall continue to carry general and professional liability insurance for the benefit of Borrower and Lender in accordance with the terms of the Loan Documents; provided, however, umbrella coverage shall be reduced from $10,000,000 to $3,000,000. Alternatively, Borrower will be permitted to self-insure. However, recognizing Lender's concerns about Borrower's ability to self-insure and to administer claims, Borrower shall maintain adequate reserves for the payment of claims and provide a risk management program, which program shall address loss prevention, deductibles/retention and the manner in which claims will be administered, all to the satisfaction of Lender.

          (b)     Reference is made to the Pledge Agreement for additional agreements made this date between the parties regarding insurance matters.

    Intentionally Omitted.

    Third Party Leases. The following agreements are made with respect to the Third Party Leases:

          (a)     Borrower will cause the Third Party Leases to be terminated and deliver Lender evidence of such termination on or before December 31, 2002, failing which, until the earlier to occur of (i) July 1, 2004 or (ii) the date evidence of such termination is delivered to Lender, the defined term "Commercial Based Rate" as used in the Master Loan Agreement shall have the following meaning:

               "Commercial Based Rate" means two and one-quarter percent (2.25%) per annum in excess of the Base Rate, it being agreed that the Commercial Based Rate may increase or decrease, as the case may be, from time to time as of the effective date of each change in the Base Rate. In no event shall the Commercial Based Rate be less than seven and one-quarter percent (7.25%).

    The failure of Borrower to deliver such evidence on or before July 1, 2004 shall constitute an immediate Event of Default. Any monies paid to the Lessees under the Third Party Leases to terminate the Third Party Leases shall not be included as expenses when calculating Cash Flow or Net Operating Income.

          (b)     Upon termination of the Third Party Leases, Borrower shall enter into a Management Agreement with Alterra with respect to each Leased Mortgaged Property in the form of the Management Agreements executed by Borrower and Alterra on the date of this Agreement.

          (c)     Notwithstanding anything to the contrary contained in Section 14 of this Agreement, prior to the date the Third Party Leases are terminated, Lender shall only have a security interest in those monies in the Restricted Account pertaining to the Leased Mortgaged Properties to which either Borrower or Alterra is entitled. Any monies in the Restricted Account pertaining to the Leased Mortgaged Properties to which neither Borrower nor Alterra is entitled shall nevertheless be included as income of the Leased Mortgaged Properties for purposes of calculating Cash Flow.

    Management Agreements. Borrower and Alterra acknowledge and agree that the Management Agreements between the two parties of even date herewith with respect to each of the Mortgaged Properties (other than Austintown Mortgaged Property, Richmond Mortgaged Property and Portage Mortgaged Property) constitute Operating Agreements and Management Contracts.

    Financing Statements. Borrower and Alterra hereby authorize Lender to file any financing statement or financing statement amendment covering the Collateral or relating to the security interest created therein.

    Medicare/Medicaid. Borrower agrees that it shall not enter into, nor will it permit any other party to enter into, a Medicare, Medicaid or similar contract with respect to a Project.

    Loan Document. This Agreement and each of the Restructure Documents constitutes a Loan Document. In the event of a conflict between the terms of this Agreement and the terms of any Loan Document, the terms of this Agreement shall control. References herein and in the Loan Documents to Loan Documents are references to such agreements as modified from time to time.

    Agent/Lender. Guaranty Bank is the sole Lender (as such term is used in the Master Loan Agreement) under the Master Loan Agreement. Accordingly, the terms Lender and Agent as used therein and herein may be used interchangeably.

    Notice of Change. Borrower and Alterra agree to give prompt written notice to the Lender of: (a) any Event of Default under the Loan Documents; (b) any occurrence which might mature into an Event of Default (whether by the passage of time, giving of notice or otherwise); (c) any default under any material agreement to which the Borrower or Alterra is a party or by which any of the Mortgaged Properties are bound or the acceleration of the maturity of any indebtedness owing by the Borrower or Alterra, provided that such notice shall be required with respect to Alterra only after the Confirmation Date; (d) all litigation or claims affecting the Borrower, Alterra, or any of the Mortgaged Properties which if adversely determined could reasonably be expected to result in a material adverse change in the financial condition of Borrower or Alterra or a material adverse change in the value of any of the Mortgaged Properties; and (e) any other matter the occurrence of which could reasonably be expected to result in a material adverse change in the financial condition of the Borrower or Alterra or a material adverse change in the value of any of the Mortgaged Properties. Such notice will describe the foregoing matters with particularity and the actions which the Borrower and Alterra are taking or propose to take with respect thereto.

    Borrower's Existence and Authority. Borrower hereby represents and warrants that (a) it is the sole legal and beneficial owner of the Mortgaged Properties; (b) it is a corporation and is duly organized and legally existing under the laws of the state of its corporation and is duly qualified to do business in the state where the Mortgaged Properties are located; (c) the execution and delivery of, and performance under this Agreement are within its power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of Borrower's organizational documents; (d) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (e) the execution and delivery of this Agreement by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which it is a party or by which it or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and, to the best of its knowledge, do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject; and (f) other than the Alterra Leases and Third-Party Leases, there are no Lease Agreements or Sublease Agreements affecting the Mortgaged Properties. Borrower agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation attorneys' fees) incurred as a result of any representation or warranty made by it herein proving to be untrue in any respect.

    Alterra Existence and Authority. Alterra hereby represents and warrants that (a) Alterra is duly organized and legally existing under the laws of the state of its incorporation; (b) the execution and delivery of, and performance under this Agreement are within Alterra's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of Alterra's charter, by-laws or other corporate papers; (c) this Agreement constitutes the legal, valid and binding obligations of Alterra enforceable in accordance with its terms; and (d) the execution and delivery of this Agreement by Alterra do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which Alterra is a party or by which Alterra or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which Alterra is subject. Alterra agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation attorneys' fees) incurred as a result of any representation or warranty made by it herein proving to be untrue in any respect.

    Other Documents. Alterra and Borrower agree to execute, upon request from Lender, such other and further documents as may be necessary (in Lender's reasonable judgment) to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Project Loans. The foregoing shall include, without limitation, the execution of additional copies of this Agreement in order to satisfy local filing requirements.

    Default. If Alterra or Borrower shall fail to keep or perform any of the covenants or agreements contained herein or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, after the expiration of any grace or cure period provided by the applicable Loan Documents, such party shall be deemed to be in default hereunder and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Loan Documents, or to which Lender may otherwise be entitled, whether at law or in equity.

    Events of Default. Borrower hereby represents and warrants that, to the best of Borrower's knowledge, after giving effect hereto, there exists no uncured default under the Notes, Mortgages, Assignments, or any other Loan Documents, except as disclosed on Schedule II attached hereto and made a part hereof. Lender represents and warrants that it has no knowledge that any Event of Default exists under the Loan Documents except those described on Schedule II. No representation or waiver is made with respect to any Event of Default with respect to which Lender has no knowledge. Without waiving its ability to declare Events of Default with respect to acts or omissions of Borrower or other parties to the Loan Documents which occur after the date hereof, Lender hereby waives each Event of Default listed on Schedule II. Prior to the Confirmation Date, Lender will not declare an Event of Default as the result, after the date hereof, of Alterra's failure generally to pay (or admission in writing of its inability to pay) its debts as such debts become due.

    Title Endorsements. Contemporaneously with the execution and delivery hereof, Borrower shall, at its sole cost and expense, obtain and deliver to Lender an endorsement of the Mortgagee Title Policy insuring the lien of each Mortgage, under the applicable title insurance rules and regulations, in form and content reasonably acceptable to Lender, stating that the company issuing said Mortgagee Title Policy will not claim that policy coverage has terminated, or that policy coverage has been reduced, solely by reason of the execution of this Agreement and maintaining the liability thereunder for the period of limitation applicable to the indebtedness secured by the lien of such Mortgage calculated from the renewed and extended maturity date as provided herein.

    Ratification. Except as provided herein, the terms and provisions of the Master Loan Agreement, Notes, the Mortgages, the Assignments, and the other Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Master Loan Agreement, the Notes, the Mortgages, the Assignments, and the other Loan Documents shall in no way affect the security of the Mortgages, the Assignments, and the other Loan Documents for the payment of the Notes. The promissory note(s) described in each Mortgage, Assignment, and other Loan Documents as the note(s) secured thereby shall hereafter mean such note(s) as modified by this Agreement. The Master Loan Agreement, the Notes, the Mortgages, the Assignments, the Guaranties and the other Loan Documents, as modified and amended hereby, are hereby ratified and confirmed in all respects. All liens, security interests, mortgages and assignments granted or created by or existing under the Mortgages, the Assignments, and the other Loan Documents remain unchanged and continue, unabated, in full force and effect, to secure the obligations described therein.

    Validity. Borrower hereby acknowledges that the liens, security interests, and assignments created and evidenced by the Mortgages and the assignments created by the Assignments are valid and subsisting and further acknowledges and agrees that there are no offsets, claims, or defenses to the Notes, Mortgages or Assignments or any other Loan Documents.

    Entire Agreement. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements with respect to its subject matter. No modification of this Agreement or any document referenced herein, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by Lender and the affected party or parties. The parties hereto further agree that this Agreement may not in any way be explained or supplemented by a prior, existing, or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

    Notice. Any notice or communication required or permitted hereunder or, after the date hereof, under any Loan Document shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, addressed as follows:

    To Borrower:
    10000 Innovation Drive
    Milwaukee, Wisconsin 53226

    To Lender:
    8333 Douglas Avenue
    Dallas, Texas 75225
    Attention: Senior Housing Lending Division

    To Alterra:
    10000 Innovation Drive
    Milwaukee, Wisconsin 53226

    or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

    Opinions. Upon execution of this Agreement, Borrower and Alterra shall each deliver to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender, stating that the Borrower and Alterra are duly organized and validly existing under the laws of the state of their organization, Borrower is qualified to do business in each state in which a Mortgaged Property is located, the execution of each of the Restructure Documents by Alterra and Borrower has been duly authorized and each of the Restructure Documents has been properly executed and delivered by Alterra and Borrower.

    Costs. Contemporaneous with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation title insurance policy and/or endorsement charges, recording fees, and reasonable fees and expenses of legal counsel to Lender.

    Release. Alterra and Borrower hereby release, remise, acquit and forever discharge Lender, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, participants, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Master Loan Agreement, the Notes, the Mortgages, the Assignments, or any other Loan Document, or any of the transactions associated therewith, or the Mortgaged Properties, including specifically but not limited to claims of usury, REGARDLESS OF WHETHER THE MATTER RELEASED IS THE RESULT OF THE NEGLIGENCE OF ONE OR MORE OF THE RELEASED PARTIES.

    Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart, provided that the counterpart produced must be the counterpart executed by the party against whom enforcement is sought.

    Severance. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

    Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

    Construction. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other.

    Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

    Successors. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors, and assigns.

    Notice and Agreement. Alterra, Borrower and Lender hereby take notice of and agree to the following:

    A.     PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE.

    B.     PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

    C.     THE NOTES, THE MORTGAGES, THE ASSIGNMENTS, THE OTHER LOAN DOCUMENTS AND THIS AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    Bankruptcy Matters.

          (a)     Borrower and Alterra hereby acknowledge, represent, warrant, and agree that (i) in exchange for the covenants and agreements hereunder, each has received valuable consideration, (ii) this Agreement and the transactions contemplated hereunder are not made or incurred by it (x) with intent to hinder, delay or defraud future creditors of Borrower or Alterra, (y) in contemplation of insolvency of Borrower, or (z) after the commission of an act of insolvency of Borrower; and (iii) Borrower is not insolvent at the time of, and will not be rendered insolvent by virtue of the transactions contemplated by this Agreement.

         . (b)     IN CONSIDERATION FOR THE FORBEARANCE OF LENDER IN EXERCISING ITS REMEDIES UNDER THE LOAN DOCUMENTS AND IN CONSIDERATION FOR THE MODIFICATION OF THE LOAN DOCUMENTS AS PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES THAT, IN THE EVENT BORROWER FILES A PETITION FOR RELIEF UNDER THE FEDERAL BANKRUPTCY CODE OR ANY OTHER PRESENT OR FUTURE FEDERAL OR STATE INSOLVENCY, BANKRUPTCY OR SIMILAR LAW (ALL OF THE FOREGOING HEREINAFTER COLLECTIVELY CALLED "APPLICABLE BANKRUPTCY LAW") OR AN INVOLUNTARY PETITION FOR RELIEF IS FILED AGAINST BORROWER UNDER ANY APPLICABLE BANKRUPTCY LAW, OR AN ORDER FOR RELIEF NAMING BORROWER IS ENTERED UNDER ANY APPLICABLE BANKRUPTCY LAW, OR ANY COMPOSITION, REARRANGEMENT, EXTENSION, REORGANIZATION OR OTHER RELIEF OF DEBTORS NOW OR HEREAFTER EXISTING IS REQUESTED OR CONSENTED TO BY BORROWER, THEN LENDER SHALL THEREUPON BE ENTITLED TO IMMEDIATE AND ABSOLUTE RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE FEDERAL BANKRUPTCY CODE, OR ANY OTHER APPLICABLE BANKRUPTCY LAW, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER UNDER THE LOAN DOCUMENTS (INCLUDING BUT NOT LIMITED TO FORECLOSURE) AND/OR AT LAW OR EQUITY, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHT TO OBJECT TO SUCH RELIEF FROM AUTOMATIC STAY AND AGREES NOT TO OPPOSE LENDER'S MOTION TO OBTAIN SUCH RELIEF, AND FURTHER AGREES THAT THE ABOVE AGREEMENT CONSTITUTES "CAUSE" TO LIFT THE AUTOMATIC STAY PURSUANT TO SECTION 362(D) OF THE FEDERAL BANKRUPTCY CODE. THE PROVISIONS OF THIS PARAGRAPH ARE ESSENTIAL ELEMENTS OF LENDER'S CONSIDERATION FOR ENTERING INTO THIS AGREEMENT.

          (c)     Notwithstanding anything to the contrary contained in the Master Loan Agreement or any of the other Loan Documents, the filing of a voluntary Chapter 11 bankruptcy proceeding by Alterra (the "Alterra Bankruptcy") shall not constitute an Event of Default, except in the event of a Bankruptcy Default. As used herein, the term "Bankruptcy Default" means the occurrence of one or more of the following:

    1)     If any plan of reorganization is filed by any party in the Alterra Bankruptcy which is not in violation of Alterra's right to exclusivity under Bankruptcy Code§1121 and applicable rules and which proposes to (i) treat Lender in a manner different than that set forth in this Agreement and the other Loan Documents, or (ii) change in any respect the collateral for the Project Loans or any of Lender's rights with respect to the Collateral (regardless of whether such proposed plan, motion or other court action is successful). For purposes of this paragraph, different treatment includes, without limitation, changing the term, the interest rate or the amortization of the Notes, regardless of whether the proposed different treatment is economically material to Lender.

          2)     If any lawsuit, proceeding, cause of action, or adversary proceeding is filed by any party in interest in the Alterra Bankruptcy against Lender under any legal theory, including without limitation, any causes of action under Chapter 5 of the United States Bankruptcy Code and not dismissed within 45 days after the filing thereof.

          3)     If Alterra's exclusive right in which to file and seek confirmation of a plan of reorganization under Section 1121 of the Bankruptcy Code is terminated.

    Notwithstanding the above, Lender may file a claim against Alterra (in its capacity as guarantor of the Project Loans) in the Alterra Bankruptcy. Nothing herein prevents Lender from pursuing its claim against Alterra in the Alterra Bankruptcy.

    No Waiver. Lender in the past may have accepted, without exercising the remedies to which Lender was entitled, payments and performance by Borrower that constituted defaults under the Loan Documents. Alterra and Borrower acknowledge that no such acceptance or grace granted by Lender in the past, or Lender's agreement to the modifications evidenced hereby, has in any manner diminished Lender's right in the future to insist that Alterra and Borrower strictly comply with the terms of the Loan Documents, as modified by the terms hereof. Furthermore, Alterra and Borrower specifically acknowledge that any future grace or forgiveness of default by Lender shall not constitute a waiver or diminishment of any right of Lender with respect to any future default of Alterra or Borrower, whether or not similar to any default with respect to which Lender has in the past chosen, or may in the future choose, not to exercise all of the rights and remedies granted to it under the Loan Documents.

    Recording. For ease of recording, certain signature pages, exhibits and schedules to this Agreement may not be recorded in all of the jurisdictions in which this Agreement is recorded. Nevertheless, the parties are bound by all terms and provisions hereof.

  IN WITNESS WHEREOF, this Agreement is executed on the respective dates of acknowledgment, to be effective as of the date first written above.

  [Remainder of page intentionally left blank; signatures follow]

  Borrower's Signature Page to Assumption, Extension and Modification

Signed, sealed and delivered in the presence of: Printed Name: Benjamin C. Korb	ALS WEST, INC., a Delaware corporation doing business in Arizona as AHC West, Inc. By: Kristin A. Ferge Name: Kristin Ferge Title: Vice President
Printed Name: Stephanie L. Rick	BORROWER

STATE OF	Wisconsin)

COUNTY OF	Milwaukee)

       The foregoing instrument was acknowledged before me on this 26 day of July, 2002 by Kristin Ferge, Vice President of ALS West,Inc., a Delaware corporation, on behalf of the corporation.

Eric W. Hoaglund Notary Public, State of Wisconsin
My Commission Expires: is permanent
Eric W. Hoaglund, Esq. Printed or Typed Name

  Lender's Signature Page to Assumption, Extension and Modification Agreement

Signed, sealed and delivered in the presence of: Printed Name: Misty Devaney	GUARANTY BANK, a federal savings bank By: /s/ Deborah Laycock Name: Deborah Laycock Title: Senior Vice President
Printed Name: Cindy Hall	LENDER

STATE OF	TEXAS)

COUNTY OF	DALLAS)

       This instrument was acknowledged before me on July 25, 2002 by Deborah Laycock, Senior Vice President of Guaranty Bank, a federal savings bank, on behalf of said bank.

Denise Rodriguez Notary Public, State of Texas
My Commission Expires: 4-3-04
Denise Rodriguez Printed or Typed Name

  Alterra's Signature Page to Assumption, Extension and Modification

Signed, sealed and delivered in the presence of: Printed Name: Benjamin C. Korb	ALTERRA HEALTHCARE CORPORATION, a Delaware Corporation By: Kristin A. Ferge Name: Kristin Ferge Title: Vice President
Printed Name: Stephanie L. Rick	BORROWER

STATE OF	Wisconsin)

COUNTY OF	Milwaukee)

       The foregoing instrument was acknowledged before me on this 26 day of July, 2002 by Kristin Ferge, Vice President of Alterra Healthcare Corporation, a Delaware corporation, on behalf of the corporation.

Eric W. Hoaglund Notary Public, State of Wisconsin
My Commission Expires: is permanent
Eric W. Hoaglund, Esq. Printed or Typed Name

  CONSENT OF LESSEE

       The undersigned, being a party to one or more of the Loan Documents, hereby consents to the Assumption, Extension and Modification Agreement (the "Agreement") to which this Consent is attached and agrees with Lender that each Loan Document to which the undersigned is a party is ratified and confirmed in all respects.

       Executed on the date of acknowledgment, to be effective as of the date of the Agreement.

  STERLING COTTAGE OF AUSTINTOWN LLC,
  a Delaware limited liability company

  By     Alterra Healthcare Corporation, a Delaware
  corporation, its manager

  By:  /s/ Kristin Ferge
  Name: Kristin Ferge
  Title: Vice President

  THE STATE OF WISCONSIN)

  COUNTY OF MILWAUKEE)

       This instrument was acknowledged before me this 26 day of July, 2002 by Kristin Ferge, Vice President of Alterra Healthcare Corporation, a Delaware corporation, on behalf of said corporation, in its capacity as manager of Sterling Cottage of Austintown LLC, a Delaware limited liability company, on behalf of said limited liability company.

  Notary Public, State of WISCONSIN

  Eric W. Hoaglund, Esq.
  (printed name)

  My Commission Expires:
  is permanent

  CONSENT OF LESSEE

       The undersigned, being a party to one or more of the Loan Documents, hereby consents to the Assumption, Extension and Modification Agreement (the "Agreement") to which this Consent is attached and agrees with Lender that each Loan Document to which the undersigned is a party is ratified and confirmed in all respects.

       Executed on the date of acknowledgment, to be effective as of the date of the Agreement.

  STERLING HOUSE OF RICHMOND LLC,
  a Delaware limited liability company

  By     Alterra Healthcare Corporation, a Delaware
  corporation, its manager

  By:  /s/ Kristin Ferge
  Name: Kristin Ferge
  Title: Vice President

  THE STATE OF WISCONSIN)

  COUNTY OF MILWAUKEE)

       This instrument was acknowledged before me this 26 day of July, 2002 by Kristin Ferge, Vice President of Alterra Healthcare Corporation, a Delaware corporation, on behalf of said corporation, in its capacity as manager of Sterling House of Richmond LLC, a Delaware limited liability company, on behalf of said limited liability company.

  Notary Public, State of WISCONSIN

  Eric W. Hoaglund, Esq.

  (printed name)

  My Commission Expires:
  is permanent

  CONSENT OF LESSEE

       The undersigned, being a party to one or more of the Loan Documents, hereby consents to the Assumption, Extension and Modification Agreement (the "Agreement") to which this Consent is attached and agrees with Lender that each Loan Document to which the undersigned is a party is ratified and confirmed in all respects.

       Executed on the date of acknowledgment, to be effective as of the date of the Agreement.

  STERLING COTTAGE OF PORTAGE LLC,
  a Delaware limited liability company

  By     Alterra Healthcare Corporation, a Delaware
  corporation, its manager

  By:  /s/ Kristin Ferge
  Name: Kristin Ferge
  Title: Vice President

  THE STATE OF WISCONSIN)

  COUNTY OF MILWAUKEE)

       This instrument was acknowledged before me this 26 day of July, 2002 by Kristin Ferge, Vice President of Alterra Healthcare Corporation, a Delaware corporation, on behalf of said corporation, in its capacity as manager of Sterling House of Portage LLC, a Delaware limited liability company, on behalf of said limited liability company.

  Notary Public, State of WISCONSIN

  Eric W. Hoaglund, Esq.

  (printed name)

  My Commission Expires:
  is Permanent

  SCHEDULE I

  Exit Fees

Project Loan	Exit Fee
Olympia Project Loan	$49,387
Puyallup Project Loan	$46,339
Spokane Project Loan	$45,428
North Oaks Project Loan	$47,957
Plymouth Project Loan	$48,808
Eden Prairie Project Loan	$50,709
Austintown Project Loan	$25,557
Columbus Project Loan	$27,297
Portage Project Loan	$29,667
Richmond Project Loan	$30,028
Salem Project Loan	$20,841
Middletown Project Loan	$18,585
Merrillville Project Loan	$31,264
Mesa Project Loan	$19,202
Peoria Project Loan	$20,097
Tucson Project Loan	$17,563
Pensacola Project Loan	$19,847

  SCHEDULE II

  Disclosure of Defaults

  Defaults or Events of Default occurring prior to July 26, 2002 as a result of:

      any failure to make payments to Lender when due;

      any failure to comply with the financial covenants of Sections 6.16-6.19, 6.22 or 6.23;

      any failure to maintain general liability or professional liability insurance as required by the Mortgages;

      any failure to deliver certificates evidencing renewal of insurance policies at least 15 days before the insurance expired;

      any failure to notify Lender, prior to the occurrence thereof, of the name change from Alternative Living Services, Inc. to Alterra Healthcare Corporation, the address change from 450 Sunnyslope Drive to 10000 Innovation Drive or the merger of Sterling House Corporation with Alterra Healthcare Corporation;

      any failure of Alterra or Borrower generally to pay (or any admission in writing of inability to pay) its debts as such debts become due;

      any failure to deliver rent rolls for the Projects;

      any failure to deliver an Officer's Certificate identifying, or to notify Lender in the format or within the time frame required by the Loan Documents of, or to remedy (a) any Default described in paragraphs (i) through (vii) above, (b) any Material Adverse Change in the financial condition of Borrower or Alterra, (c) the filing of any suit or proceeding against Alterra which was disclosed in Alterra's filings on Form 10K or 10Q with the Securities and Exchange Commission, or (d) the following proceedings against Borrower:

        Ramsey v. Amoco Oil, et al., "In the Matter of the Condemnation of Certain Lands for Highway Purposes," Case 62C201011916 filed in the Second Judicial District Court, Ramsey County, MN;

        Tim Foley Plumbing Service, inc. et al. v. Eby Development and Management Co., L.L.C., et al., Cause No. 89C01-9904-CP-061 filed in the Wayne Circuit Court, Wayne County, IN; and

        Claim for slip and fall incident in October, 2001 at the Alterra Clare Bridge of Olympia residence. Liability estimated at $5,000.

    the imposition of, and any failure to deliver an Officer's Certificate identifying, or to notify Lender in the format or within the time frame required by the Loan Documents of, the following bans on admissions at the Alterra Clare Bridge of Olympia residence:

        The Department of Social and Health Services ("Department") conducted a survey on various dates from March 24, 2000, through June 6, 2000. The Department alleged that the residence failed to ensure appropriate care for residents with a significant change of condition, failed to properly evaluate its ability to provide medication management at night and failed to notify a resident's family of injury of unknown source. Based upon these findings, on June 16, 2000, the Department issued a ban on admissions and a fine of $700.00. The ban on admissions was lifted on August 15, 2000 and the fine was paid.

        The Department conducted an investigation on July 23, 2001. The Department alleged that the residence failed to discharge a resident in a timely fashion. The Department issued a stop placement and assessed a forfeiture in the amount of $7,500. The ban on admissions was lifted on August 9, 2001.

    the issuance of, and any failure to deliver an Officer's Certificate identifying, or to notify Lender in the format or within the time frame required by the Loan Documents of, a notice issued by the Ohio Department of Health on May 2, 2002 proposing to revoke the license for the Alterra Clare Bridge of Austintown based on a violation related to exceeding the 120-day limit on providing intermittent skilled nursing care. The proposed revocation is being appealed.

  SCHEDULE III

  Compliance Certificate

  Guaranty Bank
  8333 Douglas
  Dallas, Texas 75225
  Attn: Senior Housing Lending Division

  RE     Master Loan Agreement dated January 8, 1999, as modified from time to time (the "Agreement"), by and among ALS West, Inc. (the "Borrower"), Alterra Healthcare Corporation ("Alterra") and Guaranty Bank ("Lender")

  The undersigned officer of Alterra does hereby certify that for the quarterly financial period ending                      :

  1.     No Default or Event of Default has occurred or exists except

  .

  2.     The Portfolio Debt Coverage Ratio was:

  Required:

Required Ratio	Test Date
.85 to 1 1.00 to 1 1.10 to 1 1.15 to 1 1.20 to 1	December 31, 2002 June 30, 2003 December 31, 2003 March 31, 2004 June 30, 2004 and the end of each calendar quarter thereafter

  Actual     ___ to 1

  3.     The total claims which have been paid on the current Liability Policy (as defined in the Pledge Agreement made by Borrower for the benefit of Lender) is $_________________.

  4.     The Third-Party Leases have/have not been terminated.

  5.     The Lock-Box Agreement has/has not been executed and delivered to Lender.

  The Lockbox Service has/has not begun.

  6.     Capitalized terms not defined herein shall have the meanings given to such terms in the Agreement.

  7.     The manner of calculation of each of the above is attached.

  ALTERRA HEALTHCARE CORPORATION,
  a Delaware corporation

  By:

  Name:

  Title:

  SCHEDULE IV

  Payment of Expenses

  (1)     Not less than three (3) Business Days prior to the date payroll at any of the Projects is due and payable, Borrower shall notify the Lender, in writing, of the amount of payroll payable to the employees of such Projects and the payroll taxes payable with respect to such payroll, and at least one (1) Business Day prior to the date such payroll is so payable, Lender shall deposit into Borrower's payroll account, the salary and wages payable to such employees.

  (2)     Up to one time per week, but in any event, no more than four times per month, the Lender shall pre-fund and advance to the Borrower the sum of $50,000 initially, with such amount to be updated quarterly to amounts mutually agreed by the Lender and Borrower.

  (3)     During the first week of each calendar month, Borrower shall submit to Lender a written report setting forth the applicable amounts relating to the Corporate Allocations from the immediately preceding calendar month, and subject to approval by Lender, Lender shall disburse to Borrower, no later than the fifth (5th) day after receipt of such written report, an amount sufficient to reimburse Borrower for such preceding month's Corporate Allocations.

  (4)     During the first week of each calendar month, Borrower shall submit to the Lender a written report (together with applicable invoices and other supporting documentation) setting forth the Credit Card Expenses and Benefits from the immediately preceding calendar month, and subject to approval by Lender, Lender shall disburse to Borrower, no later than the fifth (5th) day after receipt of such written report, an amount sufficient to reimburse Borrower, for such preceding month's Credit Card Expenses and Benefits.

  (5)     Upon the written request of Borrower, which request sets forth a summary of all other Operating Expenses incurred in the immediately preceding month, at least once per month, but in any case not more than three (3) times per month, subject to approval by Lender, Lender shall disburse funds in an amount sufficient to cover all other remaining Operating Expenses set forth in such written request.

  (6)     From time to time as required by the Lock-Box Agreement, Lender shall pay such fees and expenses as are required to be paid to the Depository in connection with the Restricted Account.

  During the first week of each calendar month, Borrower shall submit to Lender a written report which shows the actual accounts payable of Borrower which were paid during the preceding month in connection with the Projects and a reconciliation between the amount disbursed to Borrower pursuant to (2) above and such actual accounts payable. To the extent that the actual accounts payable amount is less than the amount disbursed pursuant to (2) above, the next distribution to Borrower pursuant to (2) above shall be decreased to reflect such difference. Subject to Section 14(e)(1) of the Agreement, to the extent that the actual accounts payable amount is greater than the amount disbursed pursuant to (2) above, the next distribution to Borrower pursuant to (2) above shall be increased to reflect such difference.